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                           SECOND AMENDED AND RESTATED
                                CREDIT AGREEMENT


                          Dated as of December 29, 1997

                                      AMONG

                    FRANCHISE FINANCE CORPORATION OF AMERICA,

                                 CERTAIN LENDERS

                                       and

                           NATIONSBANK OF TEXAS, N.A.
                             as Administrative Agent

                                       and

                        BANK OF MONTREAL, Chicago Branch
               COMMERZBANK AKTIENGESELLSCHAFT, Los Angeles Branch
                    THE LONG-TERM CREDIT BANK OF JAPAN, LTD.
                   UNION BANK OF SWITZERLAND (New York Branch)
                                  as Co-Agents


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
                                TABLE OF CONTENTS

                             ARTICLE I. DEFINITIONS

     1.1.     Definitions..................................................... 1
              -----------
     1.2.     Accounting and Other Terms......................................23
              --------------------------

                    ARTICLE II. AMOUNTS AND TERMS OF ADVANCES

     2.1.     (a)      Advances Under the Revolving Loan......................23
                       ---------------------------------
              (b)      Bid Rate Loans.........................................24
                       --------------
     2.2.     Making Advances.................................................24
              ---------------
     2.3.     Evidence of Indebtedness........................................28
              ------------------------
     2.4.     Reduction of Commitment.........................................28
              -----------------------
     2.5.     Prepayments.....................................................29
              -----------
     2.6.     Repayment.......................................................30
              ---------
     2.7.     Interest........................................................30
              --------
     2.8.     Default Interest................................................31
              ----------------
     2.9.     Continuation and Conversion Elections...........................31
              -------------------------------------
     2.10.    Fees ...........................................................32
              ----
     2.11.    Funding Losses .................................................33
              --------------
     2.12.    Computations and Manner of Payments ............................33
              -----------------------------------
     2.13.    Yield Protection ...............................................34
              ----------------
     2.14.    Use of Proceeds ................................................37
              ---------------
     2.15.    Extension of Maturity Date......................................37
              --------------------------

                        ARTICLE III. CONDITIONS PRECEDENT

     3.1.     Conditions Precedent to the Initial Advance.....................38
              -------------------------------------------
     3.2.     Conditions Precedent to All Advances............................39
              ------------------------------------

                   ARTICLE IV. REPRESENTATIONS AND WARRANTIES

     4.1.     Organization and Qualification..................................40
              ------------------------------
     4.2.     Due Authorization; Validity.....................................41
              ---------------------------
     4.3.     Conflicting Agreements and Other Matters........................41
              ----------------------------------------
     4.4.     Financial Statements............................................41
              --------------------
     4.5.     Litigation......................................................41
              ----------
     4.6.     Compliance With Laws Regulating the Incurrence of Indebtedness..42
              --------------------------------------------------------------
     4.7.     Authorizations, Title to Properties, and Related Matters........42
              --------------------------------------------------------
     4.8.     Outstanding Debt and Liens......................................42
              --------------------------

     4.9.     Taxes...........................................................43
              -----
     4.10.    ERISA ..........................................................43
              -----
     4.11.    Environmental Laws .............................................43
              ------------------
     4.12.    Disclosure .....................................................44
              ----------
     4.13.    Investments; Subsidiaries ......................................44
              -------------------------
     4.14.    Certain Fees ...................................................44
              ------------
     4.15.    Intellectual Property ..........................................44
              ---------------------
     4.16.    Investment Company Act .........................................44
              ----------------------
     4.17.    Restricted Payments ............................................45
              -------------------
     4.18.    Status as a Real Estate Investment Trust .......................45
              ----------------------------------------
     4.19.    Common Enterprise ..............................................45
              -----------------
     4.20.    Survival of Representations and Warranties, etc. ...............45
              ------------------------------------------------

                        ARTICLE V. AFFIRMATIVE COVENANTS

     5.1.     Compliance with Laws and Payment of Debt........................46
              ----------------------------------------
     5.2.     Insurance.......................................................46
              ---------
     5.3.     Inspection Rights...............................................46
              -----------------
     5.4.     Records and Books of Account; Changes in GAAP...................46
              ---------------------------------------------
     5.5.     Reporting Requirements..........................................46
              ----------------------
     5.6.     Use of Proceeds.................................................49
              ---------------
     5.7.     Maintenance of Existence and Assets.............................49
              -----------------------------------
     5.8.     Payment of Taxes................................................49
              ----------------
     5.9.     Indemnity.......................................................49
              ---------
     5.10.    Authorizations and Material Agreements .........................50
              --------------------------------------
     5.11.    Intercompany Notes .............................................50
              ------------------
     5.12.    Further Assurances .............................................50
              ------------------
     5.13.    Subsidiaries and Other Obligors ................................51
              -------------------------------
     5.14.    Interest Hedge Agreements ......................................51
              -------------------------

                         ARTICLE VI. NEGATIVE COVENANTS

     6.1.     Financial Covenants.............................................51
              -------------------
     6.2.     Indebtedness....................................................51
              ------------
     6.3.     Contingent Liabilities..........................................52
              ----------------------
     6.4.     Liens...........................................................52
              -----
     6.5.     Prohibition of Fundamental Changes..............................52
              ----------------------------------
     6.6.     Dispositions of Assets..........................................52
              ----------------------
     6.7.     Distributions and Restricted Payments...........................53
              -------------------------------------
     6.8.     Business........................................................53
              --------
     6.9.     Transactions with Affiliates....................................53
              ----------------------------

     6.10.    Loans and Investments ..........................................53
              ---------------------
     6.11.    Fiscal Year and Accounting Method ..............................54
              ---------------------------------
     6.12.    Amendment of Corporate Documents ...............................54
              --------------------------------
     6.13.    Compliance with ERISA ..........................................54
              ---------------------
     6.14.    Subsidiaries and Other Obligors ................................54
              -------------------------------
     6.15.    Amendments to Material Agreements ..............................54
              ---------------------------------
     6.16.    Prohibited Transactions ........................................55
              -----------------------
     6.17.    No New Subsidiaries ............................................55
              -------------------
     6.18.    Asset Securitization Affiliates ................................55
              -------------------------------

                         ARTICLE VII. EVENTS OF DEFAULT

     7.1.     Events of Default...............................................55
              -----------------
     7.2.     Remedies Upon Default...........................................57
              ---------------------
     7.3.     Cumulative Rights...............................................58
              -----------------
     7.4.     Waivers.........................................................58
              -------
     7.5.     Performance by Administrative Agent or any Lender...............58
              -------------------------------------------------
     7.6.     Expenditures....................................................59
              ------------
     7.7.     Control.........................................................59
              -------

                       ARTICLE VIII. Administrative Agent

     8.1.     Authorization and Action........................................59
              ------------------------
     8.2.     Administrative Agent's Reliance, Etc............................59
              ------------------------------------
     8.3.     NationsBank of Texas, N.A. and Affiliates.......................60
              -----------------------------------------
     8.4.     Lender Credit Decision..........................................60
              ----------------------
     8.5.     Indemnification by Lenders......................................60
              --------------------------
     8.6.     Successor Administrative Agent..................................61
              ------------------------------

                            ARTICLE IX. MISCELLANEOUS

     9.1.     Amendments and Waivers..........................................61
              ----------------------
     9.2.     Notices.........................................................62
              -------
     9.3.     Parties in Interest.............................................64
              -------------------
     9.4.     Assignments and Participations..................................64
              ------------------------------
     9.5.     Sharing of Payments.............................................65
              -------------------
     9.6.     Right of Set-off................................................65
              ----------------
     9.7.     Costs, Expenses, and Taxes......................................65
              --------------------------
     9.8.     Rate Provision..................................................68
              --------------
     9.9.     Confidentiality.................................................68
              ---------------
     9.10.    Severability ...................................................69
              ------------

     9.11.    Exceptions to Covenants ........................................70
              -----------------------
     9.12.    Counterparts ...................................................70
              ------------
     9.13.    GOVERNING LAW; WAIVER OF JURY TRIAL ............................70
              -----------------------------------
     9.14.    ENTIRE AGREEMENT ...............................................71
              ----------------

                         TABLE OF SCHEDULES AND EXHIBITS



                                    SCHEDULES

Schedule 4.1      Organization and Qualification
Schedule 4.5      Litigation
Schedule 4.8 Debt, Contingent Liabilities and Liens of Company and each Subsidiary Entity in Existence on the Closing Date
Schedule 4.11 Environmental Liabilities of Company and each Subsidiary on the Closing Date
Schedule 4.13     Investments



                                    EXHIBITS


Exhibit A         - Note (Evidencing Revolving Loan)
Exhibit B         - Guaranty Agreement
Exhibit C         - Compliance Certificate
Exhibit D         - Conversion/Continuation Notice
Exhibit E         - Borrowing Notice
Exhibit F         - Assignment and Acceptance
Exhibit G         - Subordination Agreement
Exhibit H         - Confidentiality Agreement
Exhibit I         - Bid Rate Note

                    FRANCHISE FINANCE CORPORATION OF AMERICA

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT


         THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this "Agreement") is dated as of December 29, 1997, among FRANCHISE FINANCE CORPORATION OF AMERICA, a Delaware corporation ("Company"), Lenders from time to time party hereto or to an Assignment and Acceptance, and NATIONSBANK OF TEXAS, N.A., a national banking association, as Administrative Agent (in such capacity, "Administrative Agent"), and BANK OF MONTREAL, Chicago Branch, COMMERZBANK AKTIENGESELLSCHAFT, Los Angeles Branch, THE LONG-TERM CREDIT BANK OF JAPAN, LTD., and UNION BANK OF
SWITZERLAND (New York Branch), as Co-Agents (in such capacity, collectively, "Co-Agents").


                                   BACKGROUND

         Company, Lenders and Administrative Agent are parties to that certain Amended and Restated Credit Agreement, dated as of April 15, 1997 (as heretofore amended and in effect on the date of this Agreement, the "Existing Credit Agreement") providing for loans to be made to Company in the aggregate principal amount not exceeding $350,000,000 at any one time outstanding. The parties hereto desire to amend and restate the Existing Credit Agreement as hereinafter set forth.


                                    AGREEMENT

         NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties hereto agree that the Existing Credit Agreement is amended and restated in its entirety as follows:


                             ARTICLE I. DEFINITIONS

         1.1. Definitions. As used in this Agreement, the following terms have the respective meanings indicated below (such meanings to be applicable equally to both the singular and plural forms of such terms):

         "Absolute Bid Rate" means an absolute fixed rate of interest per annum.

         "Absolute Bid Rate Loan" means a Bid Rate Loan which bears interest at an Absolute Bid Rate.

         "Accumulated Depreciation" means, as of any date of determination, the accumulated depreciation and amortization of prepaid expenses of Company and its Consolidated Subsidiaries determined in accordance with GAAP as of such date of determination.

         "Adjusted Net Worth" means, as of any date of determination, for Company and its Consolidated Subsidiaries determined in accordance with GAAP, the sum of (a) Net Worth, plus (b) Accumulated Depreciation.

         "Adjustment Date" means, for purposes of the determination of the Applicable Margin and the Commitment Fee, the effective date of any issuance of, or change in, the Index Debt Rating which results in a change in the Applicable Margin and the Commitment Fee.

         "Administrative Agent" means NationsBank of Texas, N.A., in its capacity as Administrative Agent hereunder, or any successor Administrative Agent appointed pursuant to Section 8.6 hereof.

         "Advance"  means an  advance  made by a Lender to Company  pursuant  to
Section 2.1 hereof.

         "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled By or is Under Common Control with another Person.

         "Agreement" means this Second Amended and Restated Credit Agreement, as hereafter amended, modified, or supplemented from time to time.

         "Applicable Law" means (a) in respect of any Person, all provisions of Laws applicable to such Person, and all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party and (b) in respect of contracts made or performed in the State of Texas, "Applicable Law" shall also mean the laws of the United States of America, including, without limiting the foregoing, 12 USC Sections 85 and 86(a), as amended to the date hereof and as the same may be amended at any time and from time to time hereafter, and any other statute of the United States of America now or at any time hereafter prescribing the maximum rates of interest on loans and extensions of credit, and the laws of the State of Texas, including, without limitations, Art. 1H, if applicable, and if Art. 1H is not applicable, Art. 1D, and any other statute of the State of Texas now or at any time hereafter prescribing maximum rates of interest on loans and extensions of credit, provided however, that pursuant to Article 5069-15.10(b), Title 79, Revised Civil Statutes of Texas, 1925, as amended, Company agrees that the provisions of Chapter 15, Title 79, Revised Civil Statutes of Texas, 1925, as amended, shall not apply to the Advances hereunder.

         "Applicable   Margin"  means  the  following  per  annum   percentages,
applicable in the
following situations:


                      Applicability                         Base Rate      LIBOR
                      -------------                         ---------      -----

         Category 1 - There is no Index  Debt  Rating          0.25        1.50
         or the Index Debt  Rating is the  following:
         below BBB- by S&P or below Baa3 by Moody's

         Category  2 - The Index  Debt  Rating is the          0.00        1.00
         following: BBB- by S&P or Baa3 by Moody's

         Category  3 - The Index  Debt  Rating is the          0.00        0.95
         following: BBB by S&P or Baa2 by Moody's

         Category  4 - The Index  Debt  Rating is the          0.00        0.90
         following: BBB+ by S&P or Baa1 by Moody's

         Category  5 - The Index  Debt  Rating is the          0.00        0.80
         following: A- or better by S&P or A3 or better by Moody's

The Applicable Margin payable by Company on the Advances outstanding hereunder shall be adjusted on each Adjustment Date according to the most recent determination of the Index Debt Rating; provided, that if (i) there exists a Default or (ii) Company does not have an Index Debt Rating, the Applicable Margin shall be (A) 0.25% per annum with respect to Base Rate Advances and (B) 1.50% per annum with respect to LIBOR Advances. For purposes of the foregoing, if the Index Debt Rating established by S&P or Moody's shall fall within a different category, the Applicable Margin shall be determined by reference to whichever Index Debt Rating shall fall within the inferior (or numerically lower) category. If the rating system of Moody's or S&P shall change prior to the Maturity Date, Company and Lenders shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system.

         "Art. 1D" means Article 5069-1D, Title 79, Revised Civil Statutes of Texas, 1925, as amended.

         "Art. 1H" means Article 5069-1H, Title 79, Revised Civil Statutes of Texas, as amended.

         "Asset Sale" means any sale or other disposition, or series of sales or other dispositions (including, without limitation, by merger or consolidation, and whether by operation of law or otherwise), made on or after the Closing Date by Company or any of its Subsidiaries to any Person (other than Company or any of its Subsidiaries) of (a) all or substantially all of the outstanding Capital Stock of any of its Subsidiaries, (b) all or substantially all of its assets or the assets of any division of Company or any of its Subsidiaries or (c) any other asset or assets of Company or any of its Subsidiaries, including the sale of notes in connection with an Asset Securitization (but excluding any Retained Securities in connection with such Asset Securitization); provided, however, that the following shall not be considered an Asset Sale hereunder: (i) the sale or other disposition by Company or any of its Subsidiaries of worn out or obsolete tools, property or equipment; (ii) the sale of debt or equity investment securities in the ordinary course of business; and (iii) sales resulting from the exercise by Tenants under Leases with respect to Property owned by Company and its Subsidiaries as of the Closing Date of purchase options granted by Company and its Subsidiaries to such Tenants.

         "Asset Sale Proceeds" means cash payments received by Company or any of its Subsidiaries (including, without limitation, any cash payments received by way of deferred payment of principal pursuant to a note or receivable or otherwise, but only as and when received) from any Asset Sale (after repayment of any Indebtedness due by reason of such Asset Sale or to effect the release of any Lien on the property or assets being sold), in each case net of the amount of (a) reasonable brokers', underwriters' and advisors' fees and commissions payable in connection with such Asset Sale, (b) all Taxes reasonably estimated to be payable as a direct consequence of such Asset Sale, (c) the reasonable fees and expenses (including, without limitation, severance payments) attributable to such Asset Sale, and (d) to the extent not included in clauses
(a) through (c), any amount required to be paid to any Person (other than Company and any of its Subsidiaries) owning a beneficial interest in the property or assets sold. For purposes of this definition, Asset Sale Proceeds shall be deemed to include, without limitation, any award of compensation for any asset or property or group thereof taken by condemnation or eminent domain and insurance proceeds for the loss of or damage to any asset or property if such award or proceeds equals or exceeds $50,000 (per occurrence) and within 90 days after the receipt thereof replacement or repair of such asset or property has not commenced, except that in the event that at any time such replacement or repair is abandoned or is otherwise discontinued or is not diligently pursued, the remaining award or proceeds, as the case may be, shall constitute Asset Sale Proceeds at such time.

         "Asset Securitization" means the sale, disposition, transfer or assignment by Company or any of its Subsidiaries to a special purpose corporation, trust or other entity, of notes evidencing obligations to repay secured or unsecured loans owned by Company or any such Subsidiary, which notes are subsequently sold, transferred or assigned to one or more Asset Securitization Affiliates, and, as a result of such sale, transfer or assignment, bonds, certificates or other evidences of ownership representing interests in pools of such loans are issued, either simultaneously or subsequently.

         "Asset Securitization Affiliate" means an Affiliate of Company or any of its Subsidiaries which owns no assets (other than initial capitalization of each Affiliate not to exceed $100,000) and transacts no business other than as a depositor, conduit or grantor in an Asset Securitization, including, without limitation, any real estate mortgage investment conduit or special purpose corporation, trust or other entity whose sole purpose is to effect an Asset
Securitization   or  a
warehousing of loans in anticipation of an Asset Securitization.

         "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by Administrative Agent, in the form of Exhibit F hereto, as each such agreement may be amended, modified, extended, restated, renewed, substituted or replaced from time to time.

         "Auditor" means Arthur Andersen LLP, or other independent certified public accountants selected by Company and acceptable to Administrative Agent.

         "Authorizations" means all filings, recordings and registrations with, and all validations or exemptions, consents and Licenses from, any Tribunal.

         "Authorized Officer" means the chief executive officer, an executive vice president or senior vice president of Company or any other executive officer of Company authorized by Company from time to time of which Administrative Agent has been notified in writing.

         "Bank Affiliate" means the holding company of any Lender, or any wholly-owned direct or indirect subsidiary of such holding company or of such Lender.

         "Base Rate Advance" means an Advance bearing interest at the Base Rate.

         "Base Rate" means a fluctuating rate per annum as shall be in effect from time to time equal to the lesser of (a) the higher of (i) the sum of the Applicable Margin plus the rate of interest as then in effect announced publicly by NationsBank of Texas, N.A. in Dallas, Texas from time to time as its U.S. dollar prime commercial lending rate (such rate may or may not be the lowest rate of interest charged by NationsBank from time to time) or (ii) the sum of the Applicable Margin, plus 0.50%, plus the Federal Funds Rate, and (b) the Highest Lawful Rate. The Base Rate shall be adjusted automatically without notice as of the opening of business on the effective date of each change in the prime rate or Federal Funds Rate, as applicable, to account for such change.

         "Bid Rate Loan" means an Advance the interest rate on which is determined by agreement between Company and Lender making such Advance pursuant to Section 2.1(b).

         "Bid Rate Note" means each promissory note of Company evidencing Bid Rate Loans, in substantially the form of Exhibit I hereto, as each such note may be amended, extended, restated, renewed, substituted or replaced from time to time.

         "Borrowing" means a borrowing under the Facility of the same Type made on the same day.

         "Borrowing Notice" has the meaning set forth in Section 2.2(a) hereof.

         "Business Day" means a day on which commercial banks are open (a) for the transaction of commercial banking business in Dallas, Texas and Phoenix, Arizona and (b) with respect to any LIBOR Advance for the transaction of international business (including dealings in Dollar deposits) in London, England.

         "Capital Leases" means capital leases and subleases, as defined in accordance with GAAP.

         "Capital Stock" means, as to any Person, the equity interests in such Person, including, without limitation, the shares of each class of capital stock of any Person that is a corporation and each class of partnership interests (including, without limitation, general, limited and preference units) in any Person that is a partnership.

         "Cash Equivalents" means investments (directly or through a money market fund) in (a) certificates of deposit and other interest bearing deposits or accounts with United States commercial banks having a combined capital and surplus of at least $300,000,000, which certificates, deposits, and accounts mature within one year from the date of investment and are fully insured as to principal by the Federal Deposit Insurance Corporation or any successor agency,
(b) obligations issued or unconditionally guaranteed by the United States government, or issued by an agency thereof and backed by the full faith and credit of the United States government, which obligations mature within one year from the date of investment, (c) direct obligations issued by any state or political subdivision of the United States, which mature within one year from the date of investment and have the highest rating obtainable from S&P or Moody's on the date of investment, and (d) commercial paper which has one of the three highest ratings obtainable from S&P or Moody's.

         "Cash Flow From Operations" means, for any period of determination, for Company and its Consolidated Subsidiaries on a consolidated basis, net income plus depreciation and amortization, all as determined in accordance with GAAP; provided that there shall not be included in such calculation (a) any proceeds of any insurance policy other than rental guaranty insurance or business interruption insurance received by such Person, (b) any gain or loss which is classified as "extraordinary" in accordance with GAAP, (c) any capital gains and taxes on capital gains or (d) any gains or losses from sales of Properties.

         "Change of Control" means (a) a transaction or series of transactions whereby any Person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "1934 Act")) shall acquire beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act), directly or indirectly, of securities of Company (or other securities convertible into such securities) representing 35% of the combined voting power of all securities of Company entitled to vote in the election of directors (for purposes of this definition, a "Controlling Person") or (b) at any time a majority of Company's directors are persons who were not (i) in office on the Closing Date or (ii) initially nominated by directors who were in office on the Closing Date or by successor directors elected or appointed upon the initial nomination of such directors or successors directors. In connection with clause (a) above, a Person or group shall not be a "Controlling Person" if such Person or group holds voting power in good faith and not for the purpose of circumventing the effect of the occurrence of a Change of Control as an agent, bank, broker, nominee, trustee or holder of revocable proxies given in response to a solicitation pursuant to the 1934 Act, for one or more beneficial owners who do not individually, or, if they are a group acting in concert, as a group, have the voting power specified in the previous sentence.

         "Closing Date" means the date of this Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations issued thereunder, as from time to time in effect.

         "Commitment Fee" means the fee described in Section 2.10(a) hereof.

         "Commitment" means, with respect to the Revolving Loan, $350,000,000, as such amount may be reduced from time to time in accordance with the terms of
Section 2.4 hereof.

         "Company" means Franchise Finance Corporation of America, a Delaware corporation.

         "Compliance Certificate" means a certificate of an Authorized Officer of Company acceptable to Administrative Agent, in the form of Exhibit C hereto,
(a) certifying that such individual has no knowledge that a Default or Event of Default has occurred and is continuing, or if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action being taken or proposed to be taken with respect thereto, and (b) setting forth detailed calculations with respect to each of the covenants described in Section
6.1 hereof.

         "Confidential Information" has the meaning specified in Section 9.9 hereof.

         "Confidentiality   Agreement"  means  a  Confidentiality  Agreement  in
substantially the form of Exhibit H hereto, as such agreement may be amended, modified or supplemented from time to time.

         "Consensual Lien" means any Lien of the type described in clauses (g) and (h) of the definition of Permitted Liens.

         "Consequential Loss," with respect to (a) Company's payment of all or any portion of the then-outstanding principal amount of a LIBOR Advance on a day other than the last day of the related Interest Period, including, without limitation, payments made as a result of the acceleration of the maturity of a Note, (b) (subject to Administrative Agent's prior consent), a LIBOR Advance made on a date other than the date on which the Advance is to be made according to Section 2.2(a) hereof or Section 2.9 hereof, or (c) any of the circumstances specified in Section 2.4 hereof and Section 2.5 hereof on which a Consequential Loss may be incurred, means any loss, cost or expense incurred by any Lender as a result of the timing of the payment or Advance or in liquidating, redepositing, redeploying or reinvesting the principal amount so paid or affected by the timing of the Advance or the circumstances described in Section 2.4 hereof and Section 2.5 hereof, which amount shall be the sum of (i) the interest that, but for the payment or timing of Advance, such Lender would have earned in respect of that principal amount, reduced, if such Lender is able to redeposit, redeploy, or reinvest the principal amount, by the interest earned by such Lender as a result of redepositing, redeploying or reinvesting the principal amount plus (ii) any expense or penalty incurred by such Lender by reason of liquidating, redepositing, redeploying or reinvesting the principal amount. Each determination by each Lender of any Consequential Loss is, in the absence of demonstrable error, conclusive and binding.

         "Consolidated Subsidiary" means, as to any Person, each Subsidiary of such Person (whether then existing or thereafter created or acquired) the financial statements of which are (or should have been) consolidated with the financial statements of such Person in accordance with GAAP.

         "Contingent Liability" means, as to any Person, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or obligation of any other Person in any manner, whether directly or indirectly, including without limitation any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase Property or services for the purpose of assuring the owner of such Indebtedness of its payment, or (c) to maintain the solvency, working capital, equity, cash flow, fixed charge or other coverage ratio, or any other financial condition of the primary obligor so as to enable the primary obligor to pay any Indebtedness or to comply with any agreement relating to any Indebtedness or obligation, and shall, in any event, include any contingent obligation under any letter of credit, application for any letter of credit or other related documentation.

         "Continue,"   "Continuation"   and   "Continued"   each  refer  to  the
continuation pursuant to Section 2.9 hereof of a LIBOR Advance from one Interest Period to the next Interest Period.

         "Control" or "Controlled By" or "Under Common Control" mean possession, direct or indirect, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise); provided that, in any event (a) it shall include any director (or Person holding the equivalent position) or executive officer (or Person holding the equivalent position) of such Person or of any Affiliate of such Person, (b) any Person which beneficially owns 5% or more (in number of votes) of the securities having ordinary voting power for the election of directors of a corporation shall be conclusively presumed to control such corporation, (c) any general partner of any partnership shall be conclusively presumed to control such partnership, (d) any other Person who is a member of the immediate family (including parents, spouse, siblings and children) of any general partner of a partnership, and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust, or is the executor, administrator or other personal representative of such Person, shall be conclusively presumed to control such Person, and (e) no Person shall be deemed to be an Affiliate of a corporation solely by reason of his being an officer or director of such corporation.

         "Controlled Group" means, as to any Person, all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) which are under common control with such Person and which, together with such Person, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

         "Conversion or Continuance Notice" has the meaning set forth in Section 2.9(b) hereof.

         "Debt for Borrowed Money" means, as to any Person, at any date, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, letters of credit (or applications for letters of credit) or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (d) all obligations of such Person secured by a Lien on any assets or property of any Person and (e) Intercompany Notes.

         "Debtor Relief Laws" means applicable bankruptcy, reorganization, insolvency, receivership, liquidation, arrangement, conservatorship, moratorium, or similar Laws, or principles of equity affecting the enforcement of creditors' rights generally.

         "Default" means any event specified in Section 7.1 hereof, whether or not any requirement in connection with such event for the giving of notice, lapse of time, or happening of any further condition has been satisfied.

         "Distribution" means, as to any Person, (a) any declaration or payment of any distribution or dividend (other than a stock dividend) on, or the making of any pro rata distribution, loan, advance, or investment to or in any holder (in its capacity as a partner, shareholder or other equity holder) of, any partnership interest or shares of Capital Stock or other equity interest of such Person, or (b) any purchase, redemption, or other acquisition or retirement for value of any shares of partnership interest or Capital Stock or other equity interest of such Person.

         "Dollars" and "$" means the lawful currency of the United States of America.

         "Eligible Assignee" means (a) any Bank Affiliate, (b) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $500,000,000; (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having total assets in excess of $500,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is a member of the Organization for Economic Cooperation and Development; and (d) the central bank of any country which is a member of the Organization for Economic Cooperation and Development.

         "Environmental Claim" means any written notice by any Tribunal alleging potential liability for damage to the environment, or by any Person alleging potential liability for personal injury (including sickness, disease or death), resulting from or based upon (a) the presence or release (including sudden or non-sudden, accidental or non-accidental, leaks or spills) of any Hazardous Material at, in or from property, whether or not owned by Company or any of its Subsidiaries, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

         "Environmental Laws" means the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss. 9601 et seq.) ("CERCLA"), the Hazardous Material Transportation Act (49 U.S.C. ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C ss. 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. ss. 1251 et seq.), the Clean Air Act (42 U.S.C. ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), and the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.) ("OSHA"), as such laws have been or hereafter may be amended or supplemented, and any and all similar present or future federal, state and local Laws.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rulings and regulations issued thereunder, as from time to time in effect.

         "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of Company or any of its Subsidiaries, or is under common control with Company or any of its Subsidiaries, within the meaning of Section 414(c) of the Code.

         "ERISA  Event"  means (a) a  Reportable  Event,  within the  meaning of
Section 4043 of ERISA, unless the 30-day notice requirement with respect thereto has been waived by the PBGC, (b) the issuance by the administrator of any Plan of a notice of intent to terminate such Plan in a distress situation, pursuant to Section 4041(a)(2) and 4041(c) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA), (c) the cessation of operations at a facility in the circumstances described in Section 4062(e) of ERISA, (d) the withdrawal by Company, any Subsidiary of Company, or an ERISA Affiliate from a

Multiple Employer Plan during a Plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA, (e) the failure by Company, any Subsidiary of Company, or any ERISA Affiliate to make a payment to a Plan required under Section 302 of ERISA, (f) the adoption of an amendment to a Plan requiring the provision of security to such Plan, pursuant to Section 307 of ERISA, or (g) the institution by the PBGC of proceedings to terminate a Plan, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition that constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, a Plan.

         "Event of Default" means any of the events specified in Section 7.1 hereof, provided there has been satisfied any requirement in connection therewith for the giving of notice, lapse of time, or happening of any further condition.

         "Facility" means the Revolving Loan and the Bid Rate Loans evidenced by this Agreement and the other Loan Papers.

         "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of Dallas, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such date on such transactions received by Administrative Agent from three federal funds brokers of recognized standing selected by it.

         "Fee Letters" means those certain letter agreements addressed to Company and acknowledged by Company describing certain fees payable to Administrative Agent and/or Lenders in connection with this Agreement and the credit facility, as such letter agreements may be amended, modified, substituted or replaced with the consent of Company and Administrative Agent and/or Lenders, as appropriate.

         "FFCA   Mortgage"   means  FFCA   Mortgage   Corporation,   a  Delaware
corporation.

         "FFCA Mortgage Recapitalization" means the acquisition by (a) Morton H. Fleischer of 100% of the common Capital Stock of FFCA Mortgage and (b) Company of 100% of the preferred Capital Stock of FFCA Mortgage.

         "Fixed Charge Coverage Ratio" means, as of any date of determination, for Company and its Consolidated Subsidiaries determined in accordance with GAAP, the ratio of (a) the sum of (i) Cash Flow From Operations for the twelve calendar month period ending on or most recently ended prior to such date of determination plus (ii) cash interest payable on all Indebtedness (including interest in respect of Capital Leases) of Company and its Consolidated Subsidiaries during such period to (b) the sum of (i) cash interest payable on all Indebtedness

(including interest in respect of Capitalized Leases) of Company and its Consolidated Subsidiaries during such period plus (ii) regularly scheduled principal amounts of all Indebtedness of Company and its Consolidated Subsidiaries (including the principal portion of rentals payable under Lease Obligations) payable during such period, excluding, however, any regularly scheduled principal payment on Indebtedness of Company and its Consolidated Subsidiaries which pays such Indebtedness in full, but only to the extent that the amount of such final payment is greater than the scheduled principal payment immediately preceding such final payment, plus (iii) without duplication, the principal amounts of all Indebtedness of Company and its Subsidiaries (including the principal portion of rentals payable under Lease Obligations) required to be prepaid or purchased during such period.

         "Funded Mortgages" means promissory notes secured by duly recorded first priority mortgages, deeds of trust, assignments of rents, security agreements, fixture filings and similar instruments executed by a purchaser or owner of a Property in favor of Company or any Subsidiary of Company, or a trustee acting for the benefit of Company or any Subsidiary of Company, relating to loans made by Company or any Subsidiary of Company to unaffiliated third parties secured by such Property, the principal amount of which was or will be funded from proceeds of Advances or Intercompany Loans.

         "GAAP" means generally accepted accounting principles applied on a consistent basis. Application on a consistent basis shall mean that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period, except for new developments or statements promulgated by the Financial Accounting Standards Board.

         "Guaranty" of a Person means any agreement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon, the obligation of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor or such other Person against loss, including, without limitation, any agreement which assures any creditor or such other Person payment or performance of any obligation, or any take-or-pay contract and shall include without limitation, the contingent liability of such Person in connection with any application for a letter of credit (without duplication of any amount already included in Indebtedness).

         "Guaranty Agreement" means a Guaranty Agreement, duly executed by each Guarantor, in substantially the form of Exhibit B hereto, appropriately completed, as such agreement may be amended, modified, extended, renewed, restated, substituted or replaced from time to time.

         "Guarantors" means each Subsidiary of Company and each other Person from time to time guaranteeing payment of the Obligations to Administrative Agent and Lenders.

         "Hazardous Materials" means all materials subject to any Environmental Law, including, without limitation, materials listed in 49 C.F.R. ss. 172.101, Hazardous Substances, explosive or radioactive materials, hazardous or toxic wastes or substances, petroleum or petroleum distillates, asbestos, or material containing asbestos.

         "Hazardous Substances" means hazardous waste as defined in the Clean Water Act, 33 U.S.C. ' 1251 et seq., the Comprehensive Environmental Response Compensation and Liability Act as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. ' 9601 et seq., the Resource Conservation Recovery Act, 42 U.S.C.
' 6901 et seq., and the Toxic Substances Control Act, 15 U.S.C. ' 2601 et seq.

         "Highest Lawful Rate" means at the particular time in question the maximum rate of interest which, under Applicable Law, Administrative Agent is then permitted to charge on the Obligations. If the maximum rate of interest which, under Applicable Law, such Lender is permitted to charge on the Obligations shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each change in the Highest Lawful Rate without notice to Company. For purposes of determining the Highest Lawful Rate under Applicable Law, the applicable rate ceiling shall be (a) the indicated rate ceiling described in and computed in accordance with the provisions of Section (a)(1) of Art. 1.04; or (b) provided notice is given as required in Section (h)(1) of Art. 1.04, either the annualized ceiling or quarterly ceiling computed pursuant to Section (d) of Art. 1.04; provided, however, that at any time the indicated rate ceiling, the annualized ceiling or the quarterly ceiling, as applicable, shall be less than 18% per annum or more than 24% per annum, the provisions of Sections (b)(1) and (2) of said Art. l.04 shall control for purposes of such determination, as applicable.

         "Increased Advance Costs" has the meaning specified in Section 2.13(e) hereof.

         "Increased Advance Costs Retroactive Effective Date" has the meaning specified in Section 2.13(e) hereof.

         "Increased Advance Costs Set Date" has the meaning specified in Section 2.13(e) hereof.

         "Indebtedness" means, without duplication, with respect to any Person, all obligations of such Person, determined on a consolidated basis and measured in accordance with GAAP that is required to be classified on the balance sheet as liabilities, and in any event shall include (without duplication) (a) Debt for Borrowed Money, (b) Capital Lease obligations, (c) reimbursement obligations relating to letters of credit, (d) Contingent Liabilities relating to any of the foregoing, (e) Withdrawal Liability, (f) indebtedness, if any, associated with Interest Hedge Agreements with other Persons, (g) payments due for the deferred purchase price of property and services (but excluding trade payables that are less than 90 days old and (h) obligations (contingent or otherwise) to purchase, retire or redeem any Capital Stock of such Person.

         "Indemnitees" has the meaning ascribed thereto in Section 5.9 hereof.

         "Index Debt Rating" means the rating applicable to Company's senior, unsecured, non-credit enhanced long term indebtedness for borrowed money.

         "Initial Advance" means the initial Advance made in accordance with the terms hereof, which shall only be after Company has satisfied each of the conditions set forth in Section 3.1 and Section 3.2 hereof (or any such condition shall have been waived by each Lender).

         "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities within the meaning of Section 4001(a)(18) of ERISA.

         "Intercompany   Loans"   means  all  loans   made  by  Company  to  its
Subsidiaries.

         "Intercompany Notes" means all promissory notes payable to Company by any Subsidiary of Company evidencing the obligation to repay Intercompany Loans, as such notes may be amended, modified, extended, renewed, substituted or replaced from time to time.

         "Interest Hedge Agreements" means any interest rate swap agreements, interest cap agreements, interest rate collar agreements, or any similar agreements or arrangements designed to hedge the risk of variable interest rate volatility, or foreign currency hedge, exchange or similar agreements, on terms and conditions reasonably acceptable to Administrative Agent (evidenced by Administrative Agent's consent in writing), as such agreements or arrangements may be modified, supplemented, and in effect from time to time.

         "Interest Period" means the period beginning on the date an Advance is made or continued as or converted into a LIBOR Advance and ending one, two, three or six months thereafter (as Company, in its sole discretion, shall select) provided, however, that:

                  (a) Company may not select any Interest Period that ends after any principal repayment date unless, after giving effect to such selection, the aggregate principal amount of LIBOR Advances having Interest Periods that end on or prior to such principal repayment date, shall be at least equal to the principal amount of Advances due and payable on and prior to such date;

                  (b) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                  (c) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

         "Investment" means any acquisition of all or substantially all assets of any Person, or any direct or indirect purchase or other acquisition of, or a beneficial interest in, capital stock or other securities of any other Person, or any direct or indirect loan, extension of credit, advance (other than advances to employees for moving and travel expenses, drawing accounts, and similar expenditures in the ordinary course of business), or capital contribution to or investment in any other Person, including without limitation the incurrence or sufferance of Debt or accounts receivable of any other Person that are not current assets or do not arise from sales to that other Person in the ordinary course of business.

         "Law" means any constitution, statute, law, ordinance, regulation, rule, order, writ, injunction, or decree of any Tribunal.

         "Lease" means any lease, sublease, license, franchise, concession or other agreement, whether written or oral, permitting any other Person to use, occupy or possess any Property.

         "Lease   Obligations"   means  the   obligations  of  Company  and  its
Consolidated Subsidiaries to pay rent or other amounts under a Capital Lease or any Operating Lease.

         "Lenders" means the lenders listed on the signature pages of this Agreement, and each Eligible Assignee which hereafter becomes a party to this Agreement pursuant to Section 9.4 hereof, for so long as any such Person is owed any portion of the Obligations or obligated to make any Advances under the Revolving Loan.

         "Lending Office" means, with respect to each Lender, its branch or affiliate, (a) initially, the office of such Lender, branch or affiliate identified as such on the signature pages hereof, and (b) subsequently, such other office of such Lender, branch or affiliate as such Lender may designate in writing to Company and Administrative Agent as the office from which the Advances of such Lender will be made and maintained and for the account of which all payments of principal and interest on the Advances and the Commitment Fee will thereafter be made. Lenders may have more than one Lending Office for the purpose of making Base Rate Advances and LIBOR Advances.

         "LIBOR Advance" means an Advance bearing interest at the LIBOR Rate.

         "LIBOR Bid Rate" means a rate per annum equal to the LIBOR Rate Basis for the term in question plus a margin specified by a Lender.

         "LIBOR Bid Rate Loan" means a Bid Rate Loan which bears interest at the LIBOR Bid Rate.

         "LIBOR Rate" means a simple per annum interest rate equal to the lesser of (a) the Highest Lawful Rate, and (b) the sum of the LIBOR Rate plus the Applicable Margin. The LIBOR Rate shall, with respect to LIBOR Advances subject to reserve or deposit requirements, be subject to premiums assessed therefor by each Lender, which are payable directly to each Lender.

         "LIBOR Rate Basis" means, for any LIBOR Advance for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of one percent) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "LIBOR Rate Basis" shall mean, for any LIBOR Advance for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, 1/100th of one percent) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on the Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

         "License" means, as to any Person, any license, permit, certificate of need, authorization, orders, certification, accreditation, franchise, approval, or grant of rights by any Tribunal or third person necessary or appropriate for such Person to own, maintain, or operate its business or Property, unless the failure to obtain, retain, or comply with same would not constitute a Material Adverse Change.

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien, or charge of any kind, including without limitation any agreement to give or not to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement or other similar form of public notice under any Laws (except for the filing of a financing statement or notice in connection with an Operating Lease).

         "Litigation" means any proceeding, claim, lawsuit, arbitration, and/or investigation conducted or threatened by or before any Tribunal, including without limitation proceedings, claims, lawsuits, and/or investigations under or pursuant to any environmental, occupational, safety and health, antitrust, unfair competition, securities, Tax, or other Law, or under or pursuant to any contract, agreement, or other instrument.

         "Loan Papers" means this Agreement; the Notes; any Interest Rate Hedge Agreements executed between Company and any Lender or Bank Affiliate; all Guaranty Agreements; each

Assignment and Acceptance; all promissory notes evidencing any portion of the Obligations; and all other documents, instruments, agreements or certificates executed or delivered by Company or any of its Subsidiaries, as security for Company's obligations hereunder, in connection with the loans to Company or otherwise; as each such document shall, with the consent of Lenders pursuant to the terms hereof, be amended, revised, renewed, extended, substituted or replaced from time to time.

         "Majority Lenders" means any combination of Lenders having at least 66.67% of the Advances under the Revolving Loan; provided, however, that if no Advances under the Revolving Loan are outstanding under this Agreement, such term means any combination of Lenders having a Specified Percentage equal to at least 66.67% of the Commitment.

         "Management Fees" means all fees from time to time directly or indirectly paid or payable by Company or any Subsidiary of Company to any Person for management services for managing any portion of any Property.

         "Material Adverse Change" or "Material Adverse Effect" means any circumstance or event that (a) can reasonably be expected to cause a Default or an Event of Default, (b) otherwise can reasonably be expected to (i) be material and adverse to the continued operation of any Company and its Subsidiaries taken as a whole, or (ii) be material and adverse to the financial condition, business operations, prospects or Properties of Company and its Subsidiaries taken as a whole, or (c) in any manner whatsoever does or can reasonably be expected to (i) materially and adversely affect the validity or enforceability of any material provision of any of the Loan Papers or (ii) materially and adversely affect the ability of Company or any Subsidiary of Company to perform its obligations under the Loan Papers executed by it.

         "Maturity Date" means December 29, 2000, or such later date as established pursuant to Section 2.15 hereof, or such earlier date all of the Obligations become due and payable (whether by acceleration, prepayment in full, scheduled reduction or otherwise).

         "Maximum Amount" means the maximum amount of interest which, under Applicable Law, Administrative Agent or any Lender is permitted to charge on the Obligations.

         "Moody's" means Moody's Investors Service, Inc.

         "Multiemployer Plan" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which Company, any Subsidiary of Company, or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions, such plan being maintained pursuant to one or more collective bargaining agreements.

         "Multiple  Employer  Plan" means a single  employer plan, as defined in
Section 4001(a)(15) of ERISA, that (a) is maintained for employees of Company, any Subsidiary of Company, or any ERISA Affiliate and at least one Person other than Company, any Subsidiary of Company, and any ERISA Affiliate, or (b) was so maintained and in respect of which Company, any Subsidiary of Company, or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

         "Net Cash Proceeds" means with respect to any offering or other disposition of Capital Stock by any Person, the aggregate amount of cash received by such Person in connection with such transaction minus reasonable fees, costs and expenses and related Taxes.

         "Net Worth" means, at any time, the shareholders' equity of Company and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP at such time.

         "Note" means each and "Notes" means all (a) Revolving  Loan Notes,  and
(b) Bid Rate Loan Notes.

         "Obligations" means all present and future obligations, indebtedness and liabilities, and all renewals and extensions of all or any part thereof, of Company and each Subsidiary of Company to any Lender or Administrative Agent arising from, by virtue of, or pursuant to this Agreement, any of the other Loan Papers and any and all renewals and extensions thereof or any part thereof, or future amendments thereto, all interest accruing on all or any part thereof and reasonable attorneys' fees incurred by Lenders and Administrative Agent for the administration, execution of waivers, amendments and consents, and in connection with any restructuring, workouts or in the enforcement or the collection of all or any part thereof, whether such obligations, indebtedness and liabilities are direct, indirect, fixed, contingent, joint, several or joint and several. Without limiting the generality of the foregoing, "Obligations" includes all amounts which would be owed by Company, each Subsidiary of Company and any other Person (other than Administrative Agent or Lenders) to Administrative Agent or Lenders under any Loan Paper, but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving Company, any Subsidiary of Company or any other Person (including all such amounts which would become due but for the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding of Company, any Subsidiary of Company or any other Person under any Debtor Relief Law).

         "Operating Leases" means operating leases, as defined in accordance with GAAP.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor agency or entity performing substantially the same functions.

         "Permitted Distributions" means, for Company for any fiscal year of Company, an amount not to exceed 95% of Cash Flow From Operations for such fiscal year, commencing with the 1996 fiscal year of Company.

         "Permitted Liens" means

                  (a) those imposed by the Loan Papers;

                  (b)   Liens  in   connection   with   workers'   compensation,
         unemployment insurance or other social security obligations (which phrase shall not be construed to refer to ERISA);

                  (c) deposits, pledges or liens to secure the performance of bids, tenders, contracts (other than contracts for the payment of borrowed money), leases, statutory obligations, surety, customs, appeal, performance and payment bonds and other obligations of like nature arising in the ordinary course of business;

                  (d) mechanics', workmen's, carriers, warehousemen's, materialmen's, landlords' or other like Liens arising in the ordinary course of business with respect to obligations which are not due or which are either (i) being contested in good faith and by appropriate proceedings diligently conducted (including, if applicable, by a Tenant of a Property as required under the Lease relating thereto or by a mortgagor under a Funded Mortgage as required thereby) and in respect of which adequate reserves shall have been established in accordance with GAAP on the books of Company or of its Subsidiaries or (ii) the obligation of a Tenant of a Property under its Lease or of a mortgagor under a Funded Mortgage and Company or any of its Subsidiaries has made a demand upon such Tenant or mortgagor to pay amounts owed in order to remove such Liens; provided that if the Tenant fails to pay such amounts then Company or its Subsidiary, as applicable, shall promptly take all necessary action to remove such Liens;

                  (e) Liens for taxes, assessments, fees or governmental charges or levies not delinquent or to the extent that payment hereof is either
         (i) being contested in good faith and by appropriate proceedings diligently conducted (including, if applicable, by a Tenant of a Property as required under the Lease relating thereto or by a mortgagor under a Funded Mortgage as required thereby), and in respect of which adequate reserves shall have been established in accordance with GAAP on the books of Company or any Subsidiary of Company or (ii) the obligation of a Tenant of Property under its Lease or of a mortgagor under a Funded Mortgage and Company or any of its Subsidiaries has made a demand upon such Tenant or mortgagor to pay amounts owed in order to remove such Liens; provided that if the Tenant fails to pay such amounts then Company or its Subsidiary, as applicable, shall promptly take all necessary action to remove such Liens;

                  (f) easements, rights of way, restrictions, leases of Property to others, easements for installations of public utilities, title imperfections and restrictions, zoning ordinances and other similar encumbrances affecting Property which in the aggregate do not materially adversely affect the value of such Property or materially impair its use for the operation of the business of Company or any Subsidiary of Company.

                  (g) Liens on Property acquired by Company or any of its Subsidiaries in the ordinary course of business, securing Indebtedness of Company or any of its Subsidiaries incurred or assumed for the purpose of financing all or part of the cost of acquiring such Property; provided that (i) such Lien attaches solely to the Property so acquired in such transaction, (ii) such Lien attaches to such Property concurrently with or within 30 days after the acquisition thereof, (iii) such Property is used in the business of Company or any of its Subsidiaries, (iv) the amount of Indebtedness secured by Lien shall not exceed 100% of the cost of such Property, and (v) such Indebtedness is permitted to be incurred hereunder and would not otherwise result in a Default or Event of Default hereunder; and

                  (h) Liens on the Property constituting Company's executive offices located in Scottsdale, Arizona, securing Indebtedness for the acquisition, construction or improvement thereof.

         "Person" means an individual, partnership, joint venture, corporation, trust, Tribunal, unincorporated organization, and government, or any department, agency, or political subdivision thereof.

         "Plan" means a Single Employer Plan or a Multiple Employer Plan.

         "Prohibited Transaction" has the meaning specified therefor in Section 4975 of the Code or Section 406 of ERISA.

         "Property" means all types of real, personal, tangible, intangible, or mixed property, whether owned in fee simple or leased.

         "Quarterly Date" means the last Business Day of each March, June, September and December during the term of this Agreement, commencing on March 31, 1998.

         "Ratable" means, as to any Lender, in accordance with its Specified Percentage.

         "Real Estate Investment Trust means the classification for federal tax purposes as a real estate investment trust pursuant to Part II, Subchapter M of Chapter 1 of the Code.

         "Refinancing Advance" means an Advance that is used to pay the principal amount of an existing Advance (or any performance thereof) at the end of its Interest Period and which, after giving effect to such application, does not result in an increase in the aggregate amount of outstanding Advances.

         "Regulatory Change" means any change after the date hereof in federal, state, or foreign Laws (including the introduction of any new Law) or the adoption or making after such date of any interpretations, directives, or requests of or under any federal, state, or foreign Laws (whether or not having the force of Law) by any Tribunal charged with the interpretation or administration thereof, applying to a class of financial institutions that includes any Lender.

         "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waivers in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

         "Restricted Payments" means (a) any direct or indirect distribution, Distribution or other payment on account of any general or limited partnership interest in (or the setting aside of funds for, or the establishment of a sinking fund or analogous fund with respect to), or shares of Capital Stock or other securities of, Company or any Subsidiary of Company; (b) any payments of principal of, or interest on, or fees related to, or any other payments and prepayments with respect to, or the establishment of, or any payment to, any sinking fund or analogous fund for the purpose of making any such payments on, Indebtedness of Company or any Subsidiary of Company (including, without limitation, Debt evidenced by the Intercompany Notes, but excluding the Obligations); (c) any Management Fee or any management, consulting or other similar fees, or any interest thereon, payable by Company or any of its Subsidiaries to any Affiliate of Company; and (d) any administration fee or any administration, consulting or other similar fees, or any interest thereon, payable by Company or any of its Subsidiaries to any Affiliate of Company or to any other Person.

         "Retained Securities" means any class of securities or portion thereof purchased or retained by the Company or any Subsidiary from any corporation, trust or other entity in conjunction with any Asset Securitization.

         "Revolving Loan" means that certain Revolving Loan made to Company on the Closing Date until the Maturity Date in accordance with Section 2.1(a) hereof.

         "Revolving Loan Extension Fee" means the fee described in Section 2.15 hereof.

         "Revolving Loan Note" means each promissory note of Company evidencing the Advances and obligations owing hereunder to each Lender under the Revolving Loan, in substantially the form of Exhibit A hereto, as each such note may be amended, extended, restated, renewed, substituted or replaced from time to time.

         "Rights" means rights, remedies, powers, and privileges.

         "S&P" means Standard & Poor's Ratings Group, a Division of McGraw-Hill, Inc., a New York corporation.

         "Single  Employer  Plan" means a single  employer  plan,  as defined in
Section 4001(a)(15) of ERISA, other than a Multiple Employer Plan, that is maintained for employees of Company or any ERISA Affiliate.

         "Solvent" means, with respect to any Person, that on such date (a) the fair value of the Property of such Person is greater than the total amount of liabilities, including, without limitation, Contingent Liabilities of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and
(d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's Property would constitute an unreasonably small capital.

         "Special Counsel" means the law firm of Donohoe, Jameson & Carroll, P.C., Dallas, Texas, special counsel to Administrative Agent, or such other counsel selected by Administrative Agent from time to time.

         "Specified   Percentage"  means,  as  to  any  Lender,  the  percentage indicated beside its name on the signature pages hereof, or as adjusted or specified in any Assignment and Acceptance, or amendment to this Agreement.

         "Subordination Agreement" means a subordination agreement substantially in the form of Exhibit G hereto, as amended, modified or supplemented from time to time.

         "Subsidiary" of any Person means

                  (a) any corporation, partnership, joint venture, trust, estate or other Person of which (or in which) more than 50% of:

                           (i) the outstanding Capital Stock having voting power
                  to elect a majority of the Board of Directors of such corporation (or other Persons performing similar functions of such entity, and irrespective of whether at the time Capital Stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency),

                           (ii) the  interest  in the capital or profits of such
                  partnership or joint venture,

                           (iii) the beneficial interest of such trust or estate, or

                           (iv) the equity interest of such other Person,  is at
                  the time directly or indirectly owned by (A) such Person, (B) such Person and one or more of its Subsidiaries or (C) one or more of such Person's Subsidiaries, and

                  (b) any corporation  which is a non-qualified  REIT Subsidiary under the Code of which more than 50% of the non-voting preferred Capital Stock is at the time directly or indirectly owned by (i) such Person, (ii) such Person and one or more of its Subsidiaries or (iii) one or more of such Person's Subsidiaries; provided, however,
         Subsidiary does mean and include FFCA Mortgage but does not mean or include any Asset Securitization Affiliate.

         "Taxes" means all taxes, assessments, imposts, fees, or other charges at any time imposed by any Laws or Tribunal.

         "Tenants" means any and all tenants, licensees, occupants, concessionaires or other Person or Persons possessing, occupying or otherwise using or having a right to use, any space at Property of Company or its Subsidiaries and giving or paying rent or other consideration, whether under written agreement or otherwise.

         "Total Assets" means, at any time, all assets (calculated without any deduction for accumulated depreciation) of Company and its Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP at such time.

         "Total Indebtedness" means, without duplication, with respect to Company and its Consolidated Subsidiaries, the sum of all Indebtedness of Company and its Consolidated Subsidiaries, excluding Indebtedness evidenced by the Intercompany Notes (which Debt is subject to a Subordination Agreement), calculated on a consolidated basis in accordance with GAAP.

         "Total Secured Indebtedness" means, at any time, the aggregate amount of Indebtedness of Company and its Consolidated Subsidiaries determined in accordance with GAAP on a consolidated basis that is secured solely by a Consensual Lien.

         "Total Unencumbered Assets" means, at any time, the aggregate amount of Total Assets of Company and its Consolidated Subsidiaries determined in accordance with GAAP on a consolidated basis which are not subject to a Lien, other than Permitted Liens of the type described in clauses (a) through (f) of the definition thereof.

         "Total Unsecured Indebtedness" means, at any time, the aggregate amount of Indebtedness of Company and its Consolidated Subsidiaries that is not secured by a Lien, other than Permitted Liens of the type described in clauses (a) through (f) of the definition thereof.

         "Tribunal"   means   any   state,   commonwealth,   federal,   foreign,
territorial, or other court or government or regulatory body, subdivision, agency, department, commission, board, bureau, or instrumentality of a governmental body.

         "Type" refers to the distribution between Advances bearing interest at the Base Rate, LIBOR Rate, Absolute Bid Rate or LIBOR Bid Rate.

         "UCC" means the Uniform Commercial Code as adopted in the State of Texas.

         "Unused Commitment" means, on any date, with respect to each Lender, an amount equal to the product of such Lender's Specified Percentage multiplied by the Commitment in effect on such date, minus an amount equal to the sum of (a) all outstanding Advances made by such Lender under the Revolving Loan which are outstanding on such date and (b) all Bid Rate Loans made by such Lender which are outstanding on such date.

         "Withdrawal Liability" has the meaning given such term under Part I of Subtitle E of Title IV of ERISA.

         1.2. Accounting and Other Terms. All accounting terms used in this Agreement which are not otherwise defined herein shall be construed in accordance with GAAP consistently applied on a consolidated basis for Company and its Consolidated Subsidiaries, unless otherwise expressly stated herein. References herein to one gender shall be deemed to include all other genders. Except where the context otherwise requires, all references to time are deemed to be Dallas, Texas time.


                    ARTICLE II. AMOUNTS AND TERMS OF ADVANCES

         2.1. (a) Advances Under the Revolving Loan. Each Lender severally agrees,on the terms and subject to the conditions hereinafter set forth, to make Advances under the Revolving Loan to Company on any Business Day during the period from the Closing Date until the Maturity Date, in an aggregate principal amount not to exceed at any time outstanding such Lender's Specified Percentage of the Commitment. Subject to the terms and conditions of this Agreement, until the Maturity Date, Company may borrow, repay and reborrow the Advances under the Revolving Loan. Notwithstanding anything in this Section 2.1(a) or Section 2.1(b) to the contrary, at no time shall the sum of (i) the aggregate principal amount -------------- -------------- of Advances outstanding under the Revolving Loan and (ii) the aggregate principal amount of Bid Rate Loans outstanding exceed the Commitment.

         (b) Bid Rate Loans. Each Lender may, in its sole discretion and on the terms and conditions set forth in this Agreement, make Bid Rate Loans to Company from time to time until the Maturity Date in an aggregate amount not in excess of the difference between (x) the product of 50.0% multiplied by the Commitment minus (y) the aggregate outstanding principal amount of all Bid Rate Loans; provided, however, at no time shall the sum of (i) the aggregate outstanding principal amount of all Bid Rate Loans made by all Banks plus (ii) the aggregate principal amount of all outstanding Advances under the Revolving Loan exceed the Commitment. Each Bid Rate Loan shall be for a term of not less than 7 days and not more than six months. Bid Rate Loans may not be prepaid without the prior written consent of the Lender making such Bid Rate Loan. Each Borrowing of Bid Rate Loans shall be an aggregate principal amount which is at least $10,000,000 and which is an integral multiple of $1,000,000 in excess thereof, and each Bid Rate Loan by a Lender shall be in a principal amount which is at least $1,000,000 and which is an integral multiple of $1,000,000 in excess thereof. Notwithstanding anything herein to the contrary, the aggregate principal amount of Bid Rate Loans outstanding at any time may not exceed $175,000,000. No Lender shall have any obligation to make Bid Rate Loans, and Company shall have no obligation to accept any offers for Bid Rate Loans.

         2.2. Making Advances

         (a) Each Borrowing of Advances under the Revolving Loan shall be made upon the written notice of Company, received by Administrative Agent not later than (i) 12:00 noon three Business Days prior to the proposed date of the Borrowing, in the case of LIBOR Advances and (ii) not later than 10:00 a.m. on the date of such Borrowing, in the case of Base Rate Advances. Each such notice of a Borrowing (a "Borrowing Notice") shall be by telecopy, promptly confirmed by letter, in substantially the form of Exhibit E hereto specifying therein:

                  (i) the date of such proposed Borrowing, which shall be a Business Day;

                  (ii) the amount of such proposed Borrowing which, (A) with respect to Advances under the Revolving Loan, shall not exceed the Commitment less the sum of Advances under the Revolving Loan plus Bid Rate Loans then outstanding, and (B) shall, for the Revolving Loan in the case of a Borrowing of LIBOR Advances, be in an amount of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof and, in the case of a Borrowing of Base Rate Advances, be in an amount of not less than $1,000,000 or an integral multiple of $500,000 in excess thereof;

                  (iii) the Type of Advances of which the Borrowing is to be comprised; and

                  (iv) if the Borrowing is to be comprised of LIBOR Advances, the duration of the initial Interest Period applicable to such Advances.

         If the Borrowing Notice fails to specify the duration of the initial Interest Period for any Borrowing comprised of LIBOR Advances, such Interest Period shall be one month. Administrative Agent shall give prompt notice (which may be by telecopy or telephonic, to be confirmed by telecopy) of its receipt of a Borrowing Notice to each Lender. Each Lender shall, before 2:00 p.m. on the date of each Advance hereunder under the Revolving Loan (other than a

Refinancing Advance), make available to

                              Administrative Agent
                                NationsBank Plaza
                                 901 Main Street
                                   14th Floor
                               Dallas, Texas 75202
                               Attn. Theresa Belk

such Lender's Specified Percentage of the aggregate Advances under the Revolving Loan to be made on that day in immediately available funds.

         (b) Unless any applicable condition specified in Article III hereof has not been satisfied, Administrative Agent will make the funds on Advances under the Revolving Loan promptly available to Company (other than with respect to a Refinancing Advance) by wiring Norwest Bank Minneapolis, N.A., ABA #091000019,
Beneficiary  Bank:  Norwest  Bank  Arizona,   Beneficiary  Account:  8711701002,
Beneficiary Name: FFCA, or such other account as shall have been specified by Company.

         (c) After giving effect to any Borrowing, (i) there shall not be more than ten different Interest Periods in effect and (ii) the aggregate principal of outstanding Advances, shall not exceed the Commitment.

         (d) No Interest Period for a Borrowing under the Facility shall extend beyond the Maturity Date.

         (e) Unless a Lender shall have notified Administrative Agent prior to the date of any Advance under the Revolving Loan that it will not make available its Specified Percentage of any such Advance, Administrative Agent may assume that such Lender has made the appropriate amount available in accordance with
Section 2.2(a), and Administrative Agent may, in reliance upon such assumption, make available to Company a corresponding amount. If and to the extent any Lender shall not have made such amount available to Administrative Agent, such Lender and Company severally agree to repay to Administrative Agent immediately on demand such corresponding amount together with interest thereon, from the date such amount is made available to Company until the date such amount is repaid to Administrative Agent, at (i) in the case of Company, the Base Rate, and (ii) in the case of such Lender, the Federal Funds Rate. The obligation of Company under this Section 2.2(e) shall not affect or impair any right of Company against any Lender for such Lender's breach of its obligation to fund Advances under the Revolving Loan.

         (f) The failure by any Lender to make available its Specified Percentage of any Advance under the Revolving Loan shall not relieve any other Lender of its obligation, if any, to make available its Specified Percentage of any such Advance. In no event, however, shall any such Lender be responsible for the failure of any other Lender to make available any portion of any Advance. No Lender shall be relieved of its obligation to fund its Specified Percentage of any Advance under the Revolving Loan notwithstanding the fact that at any time the aggregate outstanding principal amount of all Bid Rate Loans and Advances under the Revolving Loan made by such Lender exceeds its Specified Percentage of the Commitment.

         (g) Company shall indemnify each Lender against any Consequential Loss incurred by each Lender as a result of (i) any failure to fulfill, on or before the date specified in the Borrowing Notice for an Advance under the Revolving Loan, the conditions to such Advance set forth herein or (ii) Company's requesting that an Advance under the Revolving Loan not be made on the date specified in the Borrowing Notice.

         (h) With respect to each Borrowing consisting of Bid Rate Loans, Company shall give Administrative Agent and each Lender prior to 10:00 a.m., (i) in the case of LIBOR Bid Rate Loans, at least four Business Days prior to the proposed Borrowing and (ii) in the case of Absolute Bid Rate Loans, at least two Business Days prior to the proposed Borrowing, irrevocable written notice of its intention to borrow Bid Rate Loans. Such notice of borrowing shall specify (i) the requested funding date, which shall be a Business Day, (ii) the aggregate amount of the proposed Borrowing of Bid Rate Loans (which shall be at least $10,000,000 and which is an integral multiple of $1,000,000 in excess thereof),
(iii) the term of the Bid Rate Loans selected by Company, provided that such term shall not extend past the Maturity Date, (iv) whether the Bid Rate Loans requested are Absolute Bid Rate Loans or LIBOR Bid Rate Loans, and (v) any other terms applicable thereto. Company shall pay a $1,000 non-refundable, administrative fee for the account of Administrative Agent for each notice of proposed Borrowing consisting of Bid Rate Loans. Such fee shall be paid to Administrative Agent on the date of delivery of Company's notice of intention to borrow Bid Rate Loans, and shall not be refunded notwithstanding that the proposed Borrowing is canceled by Borrower or no Lender offers to make a Bid Rate Loan.

                  (i) Each Lender shall, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more Bid Rate Loans to Company as part of such proposed Borrowing at a rate or rates of interest specified by such Lender in its sole discretion, by delivering a written quote to Administrative Agent before 10:00 a.m., (A) three Business Days prior to the proposed date of Borrowing, in the case of a request for LIBOR Bid Rate Loans, and (B) one Business Day prior to the proposed date of Borrowing, in the case of a request for Absolute Bid Rate Loans, setting forth (A) the minimum amount (which shall be $1,000,000 or an integral multiple in excess thereof) and maximum amount of each Bid Rate Loan which such Lender would be willing to make as part of the proposed Borrowing (which amounts may exceed such Lender's Specified Percentage of the Commitment) and (B) the rate or rates of interest therefor. If any Lender shall fail to respond to Administrative Agent by such time, such Lender shall be deemed to have elected not to make an offer.

                  (ii) Not later than 11:00 a.m. (A) three Business Days prior to the proposed date of Borrowing in the case of LIBOR Bid Rate Loans and (B) on the date of the proposed Borrowing in the case of Absolute Bid Rate Loans, Company shall, in turn, either

                           (A)  cancel  such   proposed   Borrowing   by  giving
                  Administrative Agent notice to that effect, or

                           (B) accept one or more of the offers made by any Lender or Lenders pursuant to clause (i) above, in its sole discretion, by giving notice to Administrative Agent of the amount of each Bid Rate Loan (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, for which notification was given to Company by any Lender for such Bid Rate Loan pursuant to clause (i) above) to be made by each Lender as part of such Borrowing, and reject any remaining offers made by Lenders pursuant to clause (i) above by giving Administrative Agent notice to that effect; provided, however, that acceptance by Company of offers may only be made on the basis of ascending LIBOR Bid Rates and Absolute Bid Rates within each term with respect to Lenders whose outstanding Advances do not exceed or would not exceed as a result of such Bid Rate Loans its
                  Specified Percentage of the Commitment; and, provided, further, that if offers are made by two or more such Lenders with the same LIBOR Bid Rates or Absolute Bid Rates for a greater aggregate principal amount than the amount for which such offers are accepted for the related term, the principal amount of Bid Rate Loans accepted shall be allocated by Company among such Lenders as nearly as possible (in multiples not less than $1,000,000) in proportion to the aggregate principal amount of such offers.

                  (iii) Administrative Agent shall promptly notify each bidding Lender whether or not its Bid Rate Loan has been accepted (which notice to those Lenders whose Bid Rate Loans have been accepted will be given within one hour from the time such bid was accepted by Company). After completing the notifications referred to in the immediately preceding sentence, Administrative Agent shall notify each bidding Lender (A) the aggregate amount of Bid Rate Loans made in connection with such proposed Borrowing, (B) each date on which any Bid Rate Loan shall mature, (C) the principal amount of Bid Rate Loans which shall mature on each such date, (D) the interest rate for each such Bid Rate Loan,
         (E) the highest and lowest bid submitted by Lenders in connection with each Bid Rate Loan request and (F) Lender making each such Bid Rate Loan.

                  (iv) If Administrative Agent shall at any time elect to submit a bid for a Bid Rate Loan in its capacity as a Lender, it shall submit such bid directly to Company one-half hour earlier than the latest time at which other Lenders are required to submit their bid to Administrative Agent pursuant to Section 2(h)(i) hereof.

                  (v) If Company accepts one or more offers made by any Lender or Lenders pursuant to clause (ii)(B) above, each such Lender shall, unless any applicable condition specified in Article III hereof has not been satisfied, make the funds under the Bid Rate Loans promptly available to Company by wiring Norwest Bank Minneapolis, N.A., ABA # 091000019, Beneficiary Bank: Norwest Bank Arizona, Beneficiary Account:
         8711701002, Beneficiary Name: FFCA, or such other account as shall have been specified by Company.

         2.3. Evidence of Indebtedness

         (a) The obligations of Company with respect to all Advances (i) under the Revolving Loan made by each Lender shall be evidenced by a Revolving Loan
Note in the amount of such Lender's Specified Percentage of $350,000,000 (as the same may be modified pursuant to Section 9.4 hereof), and (ii) in respect of Bid Rate Loans made by each Lender shall be evidenced by a Bid Rate Note in the principal amount not to exceed $175,000,000.

         (b) Absent demonstrable error, Administrative Agent's and each Lender's records shall be conclusive as to amounts owed Administrative Agent and such Lender under the Notes and this Agreement.

         2.4. Reduction of Commitment

         (a) Voluntary Commitment Reduction. Company shall have the right from time to time upon notice by Company to Administrative Agent not later than 1:00 p.m., five Business Days in advance, to reduce the Commitment, in whole or in part; provided, however, that Company shall pay the accrued and unpaid Commitment Fee on the amount of such reduction, if any, and any partial reduction shall be in an aggregate amount which is not less than $1,000,000 and an integral multiple of $500,000. Such notice shall specify the amount of reduction and the proposed date of such reduction.

         (b) Mandatory Commitment Reduction or Termination.

                  (i) Scheduled Reduction. The Commitment shall be terminated on the Maturity Date.

                  (ii) Asset Sales. On the date of any Asset Sale by Company or any Subsidiary of Company not otherwise permitted to be made pursuant to Section 6.6 hereof, the Commitment shall be automatically and permanently reduced by an amount equal to the amount by which the Asset Sale Proceeds of such Asset Sale exceeds the amount not otherwise permitted pursuant to Section 6.6 hereof.

         (c) Commitment Reductions, Generally. To the extent that the sum of the aggregate outstanding (i) Advances under the Revolving Loan plus (ii) Bid Rate Loans exceed the Commitment after any reduction thereof, Company shall simultaneously repay on the date of such reduction, any such excess amount and all accrued interest thereon, together with any amounts constituting any Consequential Loss. Once reduced or terminated pursuant to this Section 2.4, the Commitment may not be increased or reinstated.

         2.5. Prepayments

         (a) Optional Prepayments. Company may, upon at least three Business Days prior written notice to Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, prepay the outstanding principal amount of any Advances in whole or in part, together with accrued interest to the date of such prepayment on the principal amount prepaid without premium other than any Consequential Loss; provided, however, that in the case of a prepayment of a Base Rate Advance, the notice of prepayment may be given by telephone by 11:00 a.m. on the date of prepayment. Each partial prepayment shall, in the case of Base Rate Advances, be in an aggregate principal amount of not less than $1,000,000 or a larger integral multiple of $500,000 in excess thereof and, in the case of LIBOR Advances, be in an aggregate principal amount of not less than $5,000,000 or a larger integral multiple of $1,000,000 in excess thereof. If any notice of prepayment is given, the principal amount stated therein, together with accrued interest on the amount prepaid and the amount, if any, due under Sections 2.11 and 2.13 hereof, shall be due and payable on the date specified in such notice.

         (b) Mandatory Prepayments. On the date of any Asset Sale by Company or any Subsidiary of Company in which the Asset Sale Proceeds thereof exceed $3,000,000, Company shall make a mandatory prepayment of Advances under the Revolving Loan in an amount equal to the amount by which the Asset Sale Proceeds of such Asset Sale exceeds $3,000,000. On the date of any Asset Sale of Company or any Subsidiary of Company not otherwise permitted to be made pursuant to
Section 6.6 hereof, Company shall make a mandatory prepayment of Advances under the Revolving Loan by an amount equal to the amount by which the Asset Sale Proceeds of such Asset Sale exceeds the amount not otherwise permitted pursuant to Section 6.6 hereof.

         (c) Prepayments, Generally. No prepayments of Advances under the Revolving Loan made pursuant to Section 2.5(a) or the first sentence of Section 2.5(b) shall cause the Commitment to be reduced. Any prepayment of Advances under the Revolving Loan pursuant to the second sentence of Section 2.5(b) shall cause the Commitment to be automatically and permanently reduced by the amount of such required prepayment. Any prepayment of Advances pursuant to this Section
2.5 shall be applied first to Base Rate Advances, if any, then outstanding under the Facility, second to LIBOR Advances for which the date of prepayment is the last day of the applicable Interest Period, if any, outstanding under the Facility and third to LIBOR Advances with the shortest remaining Interest Periods outstanding under the Facility.

         2.6. Repayment

         (a) The Revolving Loan. (i) On the date of a reduction of the Commitment pursuant to Section 2.4 hereof, to the extent the aggregate outstanding Advances under the Revolving Loan on the date of reduction exceed the Commitment as reduced, such excess amounts shall be immediately due and payable, which principal payment may not be made by means of a Refinancing Advance and (ii) Advances outstanding under the Revolving Loan are due and payable in full on the Maturity Date.

         (b) Bid Rate Loans. Company shall repay Bid Rate Loans at such time as agreed upon between Company and each Lender making Bid Rate Loans pursuant to
Section 2.2(h).

         (c) Other Obligations. Except if an earlier date is otherwise provided in this Agreement, all Obligations not otherwise due and payable under Sections 2.6(a) and 2.6(b) above shall be due and payable in full on the Maturity Date.

         2.7. Interest. Subject to Section 2.8 below, Company shall pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal shall be paid in full, at the following rates:

                  (a) Base Rate Advances. Base Rate Advances shall bear interest at a rate per annum equal to the lesser of (i) the Base Rate as in effect from time to time and (ii) the Highest Lawful Rate. If the amount of interest payable in respect of any interest computation period is reduced to the Highest Lawful Rate pursuant to the immediately preceding sentence and the amount of interest payable in respect of any subsequent interest computation period would be less than the Maximum Amount, then the amount of interest payable in respect of such subsequent interest computation period shall be automatically increased to Maximum Amount; provided that at no time shall the aggregate amount by which interest paid has been increased pursuant to this sentence exceed the aggregate amount by which interest has been reduced pursuant to the immediately preceding sentence.

                  (b) LIBOR Advances. LIBOR Advances shall bear interest at the rate per annum equal to the LIBOR Rate applicable to such Advance, which at no time shall exceed the Highest Lawful Rate.

                  (c) Payment Dates. Accrued and unpaid interest on Base Rate Advances shall be paid quarterly in arrears on each Quarterly Date and on the appropriate maturity, repayment or prepayment date. Accrued and unpaid interest on LIBOR Advances shall be paid on the last day of the appropriate Interest Period and on the date of any prepayment or repayment of such Advance; provided, however, that if any Interest Period for a LIBOR Advance exceeds three months, interest shall also be paid on each date occurring during the Interest Period which is the three month anniversary date of the first day of the Interest Period.

         (d) Bid Rate Loans. Bid Rate Loans shall bear interest at the rate per annum agreed to by Company and each Lender making Bid Rate Loans pursuant to
Section 2.2(h). Interest on each Bid Rate Loan shall be computed and shall be payable at such times as agreed upon between Company and each Lender making Bid Rate Loans pursuant to Section 2.2(h).

         2.8. Default Interest. During the continuation of any Event of Default, Company shall pay, on demand, interest (after as well as before judgment to the extent permitted by Law) on the principal amount of all Advances outstanding and on all other Obligations due and unpaid hereunder for each Advance equal to the lesser of the (a) the Highest Lawful Rate and (b) the Base Rate (whether or not in effect) plus 3.00%.

         2.9. Continuation and Conversion Elections

         (a) Company may upon irrevocable written notice to Administrative Agent and subject to the terms of this Agreement:

                  (i) elect to convert, on any Business Day, all or any portion of outstanding Base Rate Advances (in an aggregate amount not less than $5,000,000 or a larger integral multiple of $1,000,000 in excess thereof) into LIBOR Advances.

                  (ii) elect to convert at the end of any Interest Period therefor, all or any portion of outstanding LIBOR Advances comprised of the same Borrowing (in an aggregate amount not less than $1,000,000 or a larger integral multiple of $500,000 in excess thereof) into Base Rate Advances; or

                  (iii) elect to continue, at the end of any Interest Period therefor, any LIBOR Advances;

         provided, however, that if the aggregate amount of outstanding LIBOR Advances comprised in the same Borrowing shall have been reduced as a result of any payment, prepayment or conversion of part thereof to an amount less than $1,000,000, the LIBOR Advances comprised in such Borrowing shall automatically convert into Base Rate Advances at the end of each respective Interest Period.

         (b) Company shall deliver a notice of conversion or continuation (a "Notice of Conversion/Continuation"), in substantially the form of Exhibit D hereto, to Administrative Agent not later than (i) 12:00 noon three Business Days prior to the proposed date of conversion or continuation, if the Advances or any portion thereof are to be converted into or continued as LIBOR Advances; and (ii) not later than 10:00 a.m. on the proposed date of conversion or continuation, if the Advances or any portion thereof are to be converted into Base Rate Advances.

         Each such Notice of Conversion/Continuation shall be by telecopy or telephone, promptly confirmed in writing, specifying therein:

                  (i) the proposed date of conversion or continuation;

                  (ii) the aggregate amount of Advances to be converted or continued;

                  (iii) the nature of the proposed  conversion or  continuation;
         and

                  (iv) the duration of the applicable Interest Period.

         (c) If, upon the expiration of any Interest Period applicable to LIBOR Advances, Company shall have failed to select a new Interest Period to be applicable to such LIBOR Advances or if an Event of Default shall then have occurred and be continuing, Company shall be deemed to have elected to convert such LIBOR Advances into Base Rate Advances effective as of the expiration date of such current Interest Period.

         (d) Upon receipt of a Notice of Conversion/Continuation, Administrative Agent shall promptly notify each Lender thereof. All conversions and continuations shall be made pro rata among Lenders based on their Specified Percentage of the respective outstanding principal amounts of the Advances with respect to which such notice was given held by each Lender.

         (e) Notwithstanding any other provision contained in this Agreement, after giving effect to any conversion or continuation of any Advances, there shall not be outstanding Advances with more than ten different Interest Periods.

         2.10. Fees. (a) Subject to Section 9.8 hereof, Company agrees to pay to Administrative Agent, for the account of each Lender, a Commitment Fee on the average daily amount of each Lender's Unused Commitment, from the Closing Date through the Maturity Date, payable quarterly in arrears on each Quarterly Date occurring after the Closing Date, with the last such payment due and owing on the Maturity Date at the following per annum percentage applicable in the following situations:

                        Applicability                                Percentage
                        -------------                                ----------

         Category 1 - There is no Index Debt  Rating                   0.375%
         or the Index Debt Rating is the  following:
         below BBB- by S&P or below Baa3 by Moody's

         Category 2 - The Index  Debt  Rating is the                   0.200%
         following: BBB-, BBB or BBB+ by S&P or Baa3, Baa2 or Baa1 by Moody's

         Category 3 - The Index  Debt  Rating is the                   0.150%
         following: A- or better by S&P or A3 or better by Moody's

The Commitment Fee shall be (i) fully earned when due and nonrefundable when paid and (ii) adjusted on each Adjustment Date according to the most recent determination of the Index Debt Rating. For purposes of the foregoing, if the Index Debt Rating established by S&P or Moody's shall fall within a different category, the Commitment Fee shall be determined by reference to whichever Index Debt Rating shall fall within the inferior (or numerically lower) category.

         (b) Subject to Section 9.8 hereof, Company agrees to pay to Administrative Agent for its own account as administrative lender and underwriter, and to NationsBanc Montgomery Securities, Inc., as arranger hereunder, such fees as agreed to in writing among Company and Administrative Agent and NationsBanc Montgomery Securities, Inc., payable as set forth in that certain Fee Letter executed among Company, Administrative Agent and NationsBanc Montgomery Securities, Inc. in accordance with the terms of the Fee Letter.

         (c)  Subject  to  Section  9.8  hereof,   Company   agrees  to  pay  to
Administrative Agent, for the account of certain of Lenders, such fees as are agreed to in writing in any such Fee Letters.

         2.11. Funding Losses. If Company makes any payment or prepayment of principal with respect to any LIBOR Advance (including payments made after any acceleration thereof) or converts any Advance from a LIBOR Advance on any day other than the last day of an Interest Period applicable thereto or if Company fails to prepay, borrow, convert, or continue any LIBOR Advance after a notice or prepayment, borrowing, conversion or continuation has been given (or is deemed to have been given) to Administrative Agent, Company shall pay to each Lender on demand (subject to Section 9.8 hereof) any Consequential Loss.

         2.12. Computations and Manner of Payments

         (a) Company shall make each payment not later than 1:00 p.m. on the day when due in immediately available funds to Administrative Agent, (i) in respect of the Revolving Loan, for the Ratable account of Lenders unless otherwise specifically provided herein, and (ii) in respect of the Bid Rate Loans, for the account of each Lender making Bid Rate Loans, at

                              Administrative Agent
                                NationsBank Plaza
                                 901 Main Street
                                   14th Floor
                               Dallas, Texas 75202
                               Attn. Theresa Belk

for the further credit to the account of Franchise Finance Corporation of America. No later than the end of each day when each payment hereunder is made, Company shall notify Theresa Belk, telephone (214) 508-9177, facsimile (214) 508-2515, or such other Person as Administrative Agent may from time to time specify. Notwithstanding anything in this Section 2.16(a) or any other provision of this Agreement or any other Loan Paper to the contrary, any payment by Company in respect of any Advances after acceleration of the Advances pursuant to Section 7.2 or any monies received by Administrative Agent or any Lender as a result of the exercise of remedies under any Loan Paper after acceleration of Advances pursuant to Section 7.2 shall be distributed pro rata to each Lender based on the percentage that the outstanding Advances owed to such Lender bears to the aggregate Advances owed to all Lenders.

         (b) Unless Administrative Agent shall have received notice from Company prior to the date on which any payment is due hereunder that Company will not make payment in full, Administrative Agent may assume that such payment is so made on such date and may, in reliance upon such assumption, make distributions to Lenders. If and to the extent Company shall not have made such payment in full, each Lender shall repay to Administrative Agent forthwith on demand the applicable amount distributed, together with interest thereon at the Federal Funds Rate, from the date of distribution until the date of repayment. Company hereby authorizes each Lender, if and to the extent payment is not made when due hereunder, to charge the amount so due against any account of Company with such Lender.

         (c) Subject to Section 9.8 hereof, interest on Advances, the Commitment Fee and other amounts due under the Loan Papers shall be calculated on the basis of actual days elapsed but computed as if each year consisted of 360 days. Such computations shall be made including the first day but excluding the last day occurring in the period for which such interest, payment or Commitment Fee is payable. Each determination by Administrative Agent or a Lender of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent demonstrable error. All payments under the Loan Papers shall be made in United States dollars, and without setoff, counterclaim, or other defense.

         (d) Reference to any particular index or reference rate for determining any applicable interest rate under this Agreement is for purposes of calculating the interest due and is not intended as and shall not be construed as requiring any Lender to actually fund any Advance at any particular index or reference rate.

         2.13. Yield Protection

         (a) If any Lender determines that either (i) the adoption, after the date hereof, of any Applicable Law, rule, regulation or guideline regarding capital adequacy and applicable to commercial banks or financial institutions generally or any change therein, or any change, after the date hereof, in the interpretation or administration thereof by any Tribunal, central bank or comparable agency charged with the interpretation or administration thereof, or
(ii) compliance by any Lender (or Lending Office of any Lender) with any request or directive made after the date hereof applicable to commercial banks or financial institutions generally regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency has the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy (but excluding consequences of such Lender's negligence or intentional disregard of law or regulation)) by an amount reasonably deemed by such Lender to be material, then from time to time, within fifteen days after demand by such Lender, Company shall, subject to Section 9.8 hereof, pay to such Lender such additional amount or amounts as will adequately compensate such Lender for such reduction. Each Lender will notify Company of any event occurring after the date of this Agreement which will entitle such Lender to compensation pursuant to this Section 2.13(a) as promptly as practicable after such Lender obtains actual knowledge of such event; provided, no Lender shall be liable for its failure or the failure of any other Lender to provide such notification. A certificate of such Lender claiming compensation under this Section 2.13(a), setting forth in reasonable detail the calculation of the additional amount or amounts to be paid to it hereunder and certifying that such claim is consistent with such Lender's treatment of similar customers having similar provisions generally in their agreements with such Lender shall be conclusive in the absence of demonstrable error. Each Lender shall use reasonable efforts to mitigate the effect upon Company of any such increased costs payable to such Lender under this Section 2.13(a).

         (b) If, after the date hereof, any Tribunal, central bank or other comparable authority, at any time imposes, modifies or deems applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the amount of, or credit extended by, any Lender, or imposes on any Lender any other condition affecting a LIBOR Advance, the Notes, or its obligation to make a LIBOR Advance; and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining its LIBOR Advances, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or under the Notes or reimbursement obligations by an amount deemed by such Lender to be material, then, within five days after demand by such Lender, Company shall, subject to Section 9.8 hereof, pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction. Each Lender will (i) notify Company and Administrative Agent of any event occurring after the date of this Agreement that entitles such Lender to compensation pursuant to this Section 2.13(b), as promptly as practicable after such Lender obtains actual knowledge of the event; provided, no Lender shall be liable for its failure or the failure of any other Lender to provide such notification and (ii) use good faith and reasonable efforts to designate a different Lending Office for LIBOR Advances of such Lender if the designation will avoid the need for, or reduce the amount of, the compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender. A certificate of such Lender claiming compensation under this Section 2.13(b), setting forth in reasonable detail the computation of the additional amount or amounts to be paid to it hereunder and certifying that such claim is consistent with such Lender's treatment of similar customers having similar provisions generally in their agreements with such Lender shall be conclusive in the absence of demonstrable error. If such Lender demands compensation under this Section 2.13(b), Company may at any time, on at least five Business Days' prior notice to such Lender (i) repay in full the then outstanding principal amount of LIBOR Advances, of such Lender, together with accrued interest thereon, or (ii) convert the LIBOR Advances to Base Rate Advances in accordance with the provisions of this Agreement; provided, however, that Company shall be liable for the Consequential Loss arising pursuant to those actions.

         (c) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation or administration of any Law shall make it unlawful, or any central bank or other Tribunal shall assert that it is unlawful, for a Lender to perform its obligations hereunder to make LIBOR Advances or to continue to fund or maintain LIBOR Advances hereunder, then, on notice thereof and demand therefor by such Lender to Company, (i) each LIBOR Advance will automatically, upon such demand, convert into a Base Rate Advance and (ii) the obligation of such Lender to make, or to convert Advances into, LIBOR Advances shall be suspended until such Lender notifies
Administrative Agent and Company that such Lender has determined that the circumstances causing such suspension no longer exist.

         (d) Upon the occurrence and during the continuance of any Default or Event of Default, (i) each LIBOR Advance will automatically, on the last day of the then existing Interest Period therefor, convert into a Base Rate Advance and
(ii) the obligation of each Lender to make, or to convert Advances into, LIBOR Advances shall be suspended.

         (e) Failure on the part of any Lender to demand compensation for any increased costs, increased capital or reduction in amounts received or receivable or reduction in return on capital pursuant to this Section 2.13 (collectively, "Increased Advance Costs") with respect to any period shall not constitute a waiver of any Lender's right to demand compensation with respect to such period or any other period, subject, however, to the limitations set forth in this Section 2.13. Notwithstanding the foregoing, any Lender's demand for Increased Advance Costs shall not include any Increased Advance Costs with respect to any period more than two years prior to the date that such Lender gives notice to Company of such Increased Advance Costs unless the effective date of the condition which results in the right to receive Increased Advance Costs is retroactive (the "Increased Advance Costs Retroactive Effective Date"). If any Increased Advance Costs has an Increased Advance Costs Retroactive Effective Date and any Lender demands compensation within two years after the date setting the Increased Advance

Costs Retroactive Effective Date (the "Increased Advance Costs Set Date"), such Lender shall have the right to receive such Increased Advance Costs from the Increased Advance Costs Retroactive Effective Date. If a Lender does not demand such Increased Advance Costs within two years after the Increased Advance Costs Set Date, such Lender may not receive payment of Increased Advance Costs with respect to any period more than two years prior to such demand.

         (f) The obligations of Company under this Section 2.13 shall survive any termination of this Agreement, subject, however, to the limitations set forth in Section 2.13(e) above.

         (g) Determinations by Lenders for purposes of this Section 2.13 shall be conclusive, absent demonstrable error. Any certificate delivered to Company by a Lender pursuant to this Section 2.13 shall include in reasonable detail the basis for such Lender's demand for additional compensation and a certification that the claim for compensation is consistent with such Lender's treatment of similar customers having similar provisions generally in their agreements with such Lender.

         (h) If any Lender notifies Administrative Agent that, in its reasonable determination, the LIBOR Rate for any Interest Period for any LIBOR Advances will not adequately reflect the cost to such Lender of making, funding or maintaining LIBOR Advances for such Interest Period, Administrative Agent shall promptly so notify Company, whereupon (i) each such LIBOR Advance will automatically, on the last day of the then existing Interest Period therefor, convert into a Base Rate Advance and (ii) the obligation of such Lender to make, or to convert Advances into, LIBOR Advances shall be suspended until such Lender notifies Administrative Agent that such Lender has determined that the circumstances causing such suspension no longer exist and Administrative Agent notifies Company of such fact.

         2.14. Use of Proceeds. The proceeds of the Advances shall be available (and Company and its Subsidiaries shall use such proceeds) to (a) refinance all Indebtedness of Company under the Existing Credit Agreement, (b) finance acquisition of, and making loans secured by, Property and (c) use for other general working capital purposes.

         2.15. Extension of Maturity Date. Company may notify Administrative Agent in writing by no later than October 1 of each such year of its desire to extend the Maturity Date for an additional 12 months. If such notice is given, Administrative Agent, no later than November 15 of each such year, will notify Company in writing of Lenders' decision whether to extend the Maturity Date. Extensions of the Maturity Date shall be at the option and in the sole discretion of Lenders, and the decision to extend the Maturity Date shall require the consent of all Lenders. If either Company or Administrative Agent fail to give notice within the time prescribed above, the Maturity Date shall be the then present Maturity Date, unless otherwise extended by the parties hereto. Any extension of the Maturity Date pursuant to this Section 2.15 shall not (i) require any renewal Note unless otherwise requested by Administrative Agent and
(ii) be effective until and unless Company shall pay to Administrative Agent, for the account of Lenders in accordance with their Specified Percentages, a Revolving Loan Extension Fee based on the amount of the Commitment and the Index Debt Rating in effect on the date of extension of the Maturity Date at the following per annum percentages, applicable in the following situations:


                        Applicability                                 Percentage
                        -------------                                 ----------

         Category 1 - There is no Index Debt  Rating                    0.200%
         or the Index Debt Rating is the  following:
         below BBB- by S&P or below Baa3 by Moody's

         Category 2 - The Index  Debt  Rating is the                    0.100%
         following: BBB- or better by S&P or Baa3 or better by Moody's

For purposes of the foregoing, if the Index Debt Rating established by S&P or Moody's shall fall within a different category, the Revolving Loan Extension Fee shall be determined by reference to whichever Index Debt Rating shall fall within the inferior (or numerically lower) category.


                        ARTICLE III. CONDITIONS PRECEDENT

         3.1. Conditions Precedent to the Initial Advance. The obligations of each Lender under this Agreement and the obligation of each Lender to make the Initial Advance shall be subject to the following conditions precedent that on the Closing Date:

         (a) All terms, conditions and documentation in connection with this amendment and restatement shall be acceptable to Lenders.

         (b) The making of the Commitment shall not contravene any Law applicable to Administrative Agent or any Lender.

         (c) Each Lender shall have  received a  Certificate  from an Authorized
Officer stating that no material adverse change in the business, assets, prospects, or financial condition of Company and its Subsidiaries since the December 31, 1996 financial statements provided to Lenders. Administrative Agent shall have received financial information regarding Company and each Subsidiary of Company requested by it.

         (d) Each Lender shall have received an executed copy of this Agreement and its respective Notes, duly completed and correct. Lenders shall have received copies of the Fee Letters signed by Company, as applicable. Each of the following shall have been delivered to Administrative Agent on behalf of Lenders, in form and substance satisfactory to Administrative Agent, Special Counsel and each Lender. The Guaranty Agreement executed by each Guarantor and a Subordination Agreement executed by each payee of an Intercompany Note.

         (e) Company shall have delivered to Administrative Agent a Certificate, dated the

Closing Date, executed by an Authorized Officer, certifying that, to such Authorized Officer's knowledge, (i) no Default or Event of Default has occurred and is continuing, (ii) the representations and warranties set forth in Article IV hereof are true and correct in all material respects, and (iii) Company and each Subsidiary of Company has complied with all agreements and conditions to be complied with by it in all material respects under the Loan Papers by such date.

         (f) Company and each Guarantor shall have each delivered to Administrative Agent on behalf of Lenders a Secretary's Certificate, dated the Closing Date, certifying (i) that attached copies of the certificates of organization certified by the Secretary of States of the appropriate states, and bylaws are true and complete, and in full force and effect, without amendment except as shown, and (ii) that a copy of the resolutions authorizing execution and delivery of this Agreement and any Loan Papers, as appropriate, are true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified, or revoked, and constitute all resolutions adopted with respect to this loan transaction. Administrative Agent and Lenders may conclusively rely on the certificate delivered pursuant to this subsection until they receive notice in writing to the contrary.

         (g) Administrative Agent shall have received an opinion or opinions of counsel to Company and its Subsidiaries, dated the Closing Date, acceptable to Lenders and otherwise in form and substance satisfactory to Lenders and Special Counsel, with respect to this loan transaction and otherwise, including, without limitation, opinions (i) to the valid and binding nature of the Loan Papers,
(ii) to the power, authorization and corporate matters of each such Person taken in connection with the transactions contemplated by the Loan Papers, (iii) that the execution, delivery and performance by Company and the Subsidiaries of Company of the respective Loan Papers does not violate any of the terms of Company's or any such Subsidiary's agreements, and (iv) to such other matters as are reasonably requested by Special Counsel.

         (h) Simultaneously with the receipt of proceeds of the Initial Advance, all Indebtedness under the Existing Credit Agreement shall be paid in full, whereupon the Existing Credit Agreement shall automatically terminate and be of no further force or effect.

         (i) Administrative Agent shall have received, on behalf of Lenders, each of the following, in form and substance satisfactory to Administrative Agent and Special Counsel:

                  (i) evidence that all proceedings of Company and its Subsidiaries taken in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to Lenders and Special Counsel; and each Lender shall have received copies of all documents or other evidence which Lenders or Special Counsel may reasonably request in connection with this facility, including without limitation the resolutions of the Board of Directors of Company and each Subsidiary, and the requisite authorizations of all other Persons necessary to authorize the transactions contemplated herein, certified to be true and correct by an Authorized Officer;

                  (ii) payment of all fees, costs and expenses (including, without limitation, attorneys' fees of Special Counsel and the fees set forth in the Fee Letter due to be paid through the Closing Date); and

                  (iii) a Compliance Certificate computed after giving effect to the Initial Advance.

         (j) All corporate proceedings of Company and its Subsidiaries taken in connection with the transactions contemplated hereby, and all documents incidental thereto, shall be satisfactory in form and substance to each Lender. Administrative Agent and each Lender shall have received copies of all documents or other evidence that it may reasonably request in connection with such transactions.

         3.2. Conditions Precedent to All Advances. The obligation of each Lender to make each Advance (including the Initial Advance) shall be subject to the further conditions precedent that on the date of such Advance (a) the following statements shall be true (and the delivery of each Borrowing Notice under Section 2.2(a), each Application and each Conversion or Continuation
Notice under Section 2.9(b), or the failure to deliver a Conversion or Continuation Notice under Section 2.9(b) shall constitute a representation that on the disbursement date (except as to representations and warranties which (i) refer to a specific date, (ii) have been modified by transactions permitted pursuant to this Agreement or any other Loan Paper or (iii) have been specifically waived by Administrative Agent, to the extent permitted pursuant to
Section 9.1) are true:

                  (i) The representations and warranties contained in Article IV hereof are true and correct on such date, as though made on and as of such date;

                  (ii) No event has occurred and is continuing, or would result from such Advance (including the intended application of the proceeds of such Advance), that does or could constitute a Default or Event of Default; and

                  (iii) There shall have occurred no Material Adverse Change, and the making of such Advance, shall not cause or result in a Material Adverse Change; and

                  (iv) After giving effect to each such Advance, the aggregate outstanding Advances do not exceed the Commitment;

and (b) Administrative Agent shall have received, in form and substance acceptable to it, such other approvals, documents, certificates, opinions, and information as it may deem necessary or appropriate.

                   ARTICLE IV. REPRESENTATIONS AND WARRANTIES

         Company represents and warrants that the following are true and correct:

         4.1. Organization and Qualification. Company and each of its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the Laws of its state of incorporation. Company and each of its Subsidiaries is qualified to do business in all jurisdictions where the nature of its business or Properties require such qualification, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect. Set forth on Schedule 4.1 attached hereto is a complete and accurate listing with respect to Company and each of its Subsidiaries, showing
(a) the jurisdiction of its organization and its mailing address, which is the principal place of business and executive offices of each unless otherwise indicated, (b) the classes of Capital Stock and shares of Capital Stock issued and outstanding in Company and each of its Subsidiaries, and the numbers or amounts of Capital Stock authorized and outstanding of Company and each of its Subsidiaries, and (c) each record and beneficial owner of outstanding Capital Stock on the date hereof, indicating the ownership percentage (provided that, with Administrative Agent's consent, Schedule 4.1 need only set forth each record and beneficial owner of 1% or more of Capital Stock of Company based on the most current records of Company prior to the Closing Date). All Capital Stock of Company and each of its Subsidiaries is validly issued and fully paid and has been issued in compliance with all requirements of Applicable Law. No share of Capital Stock of Company or any Subsidiary of Company is subject to any Lien, including any restrictions on hypothecation or transfer.

         4.2. Due Authorization; Validity. The board of directors of Company and each Subsidiary of Company have duly authorized the execution, delivery, and performance of the Loan Papers to be executed by Company and each Subsidiary of Company, as appropriate. Company and each Subsidiary of Company has full legal right, power, and authority to execute, deliver, and perform under the Loan Papers to be executed and delivered by it. The Loan Papers constitute the legal, valid, and binding obligations of Company and each Subsidiary of Company, as appropriate, enforceable in accordance with their terms (subject as to enforcement of remedies to any applicable Debtor Relief Laws).

         4.3. Conflicting Agreements and Other Matters. The execution or delivery of any Loan Papers, and performance thereunder, does not conflict with, or result in a breach of the terms, conditions, or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien (other than in favor of Administrative Agent) upon any Properties of Company or any Subsidiary of Company under, or require any consent, approval, or other action by, notice to, or filing with, any Tribunal or Person pursuant to, the certificate of incorporation or bylaws of Company or any Subsidiary of Company, any award of any arbitrator, or any agreement, instrument, or Law to which Company or any Subsidiary of Company, or any of their Properties is subject.

         4.4. Financial Statements. The financial statements of Company and its Consolidated

Subsidiaries, dated September 30, 1997 and delivered to Administrative Agent, fairly present its financial condition and the results of operations as of the dates and for the periods shown, all in accordance with GAAP. Such financial statements reflect all material liabilities, direct and contingent, of Company and its Consolidated Subsidiaries that are required to be disclosed in accordance with GAAP. As of the date of such financial statements, there were no Contingent Liabilities, liabilities for Taxes, forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments that are substantial in amount and that are not reflected on such financial statements or otherwise disclosed in writing to Administrative Agent. Since September 30, 1997, there has been no Material Adverse Change. Company and each Subsidiary of Company is Solvent. The projections of Company dated December 19, 1996 delivered to Administrative Agent were prepared in good faith and management believes them to be based on reasonable assumptions (each of which are stated in such statement) and to provide reasonable estimations of future performance as of the dates and for the periods shown for Company and its Subsidiaries, subject to the uncertainty and approximation inherent in any projections. Company's fiscal year ends on December 31.

         4.5. Litigation. As of the Closing Date, Schedule 4.5 lists all Litigation that is pending, and to Company's best knowledge, threatened by written demand against Company or any of its Subsidiaries or any of their Properties or assets on the Closing Date in which an adverse determination with respect thereto could reasonably be expected to result in an uninsured liability of Company or any of its Subsidiaries in excess of $500,000. Except as set forth on Schedule 4.5, there is no pending or, to Company's best knowledge, threatened Litigation against Company, any Subsidiary of Company or any of their respective Properties that could reasonably be expected to result in a Material Adverse Change.

         4.6. Compliance With Laws Regulating the Incurrence of Indebtedness. No proceeds of any Advance will be used directly or indirectly to acquire any security in any transaction which is subject to Sections 13 and 14 of the Securities Exchange Act of 1934, as amended. Company is not, nor is any Subsidiary of Company, engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. Following Company's intended use of the proceeds of each Advance, not more than 25% of the value of the assets of Company will be "margin stock" within the meaning of Regulation U. Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the
Investment Company Act of 1940, the Interstate Commerce Act (as any of the preceding acts have been amended), or any other Law that the incurring of Indebtedness by Company would violate, including without limitation Laws relating to common or contract carriers or the sale of electricity, gas, steam, water, or other public utility services.

         4.7. Authorizations, Title to Properties and Related Matters. Company and each Subsidiary of Company possess all material Authorizations necessary and appropriate to own and operate their businesses and are not in violation thereof in any material respect. All such Authorizations are in full force and effect, and no event has occurred that permits, or after notice or lapse of time could permit, the revocation, termination or material and adverse modification of any such Authorization, except those which in the aggregate could not reasonably be expected to cause a Material Adverse Change. Company and each Subsidiary of Company has requisite corporate power (as applicable) and legal right to own and operate its Property and to conduct its business. Each has good and indefeasible title (fee or leasehold, as applicable) to its Property, subject to no Lien of any kind, except Permitted Liens and first Liens for the benefit of Company or any Subsidiary of Company. Neither Company nor any Subsidiary of Company is in violation of its respective certificates or articles of incorporation or bylaws. Neither Company nor any Subsidiary of Company is in violation of any Law, or material agreement or instrument binding on or affecting it or any of its Properties, the effect of which could reasonably be expected to cause a Material Adverse Change. No business or Properties of Company or any Subsidiary of Company is affected by any drought, storm, earthquake, embargo, act of God or public enemy, or other casualty, the effect of which could reasonably be expected to cause a Material Adverse Change.

         4.8. Outstanding Debt and Liens. Company and its Subsidiaries have no outstanding Debt, Contingent Liabilities or Liens, except Permitted Liens, except as shown on Schedule 4.8 hereto. No breach, default or event of default exists under any document, instrument or agreement evidencing or otherwise relating to any Indebtedness of Company or any of its Subsidiaries. All Intercompany Notes are subject to a Subordination Agreement.

         4.9. Taxes. Company and each Subsidiary of Company has filed all federal, state, and other Tax returns (or extensions related thereto) which are required to be filed, and has paid all Taxes as shown on said returns, as well as all other Taxes, to the extent due and payable, except to the extent payment is contested in good faith and for which adequate reserves have been established therefor in accordance with GAAP. All Tax liabilities of Company and each Subsidiary of Company are adequately provided for on its books, including interest and penalties, and adequate reserves have been established therefor in accordance with GAAP. No income Tax liability of a material nature has been asserted by taxing authorities for Taxes in excess of those already paid, and no taxing authority has notified Company or any Subsidiary of Company of any deficiency in any Tax return.

         4.10. ERISA. Each Plan of Company and each Subsidiary of Company has satisfied the minimum funding standards under all Laws applicable thereto, and no Plan has an accumulated funding deficiency thereunder. Company has not, and neither has Subsidiary of Company incurred any material liability to the PBGC with respect to any Plan. No ERISA Event has occurred with respect to any Plan for which an Insufficiency in excess of $100,000 exists on the date of such occurrence. Neither Company nor any ERISA Affiliate has participated in any non-exempt Prohibited Transaction with respect to any Plan or trust created thereunder. Neither Company nor any ERISA Affiliate has incurred any Withdrawal Liability to any Multiemployer Plan that has not been satisfied.

Neither Company nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA.

         4.11. Environmental Laws. Company and Subsidiary of Company has obtained all material environmental, health and safety Authorizations required under all applicable Environmental Laws to carry on its business as being conducted, except where the failure to obtain such Authorizations could not reasonably be expected to have a Material Adverse Effect. On the Closing Date, there are no environmental liabilities of Company or any Subsidiary of Company (with respect to any fee owned Properties) which could reasonably be expected to have a Material Adverse Effect, except as disclosed and described in detail on
Schedule 4.11 hereto. Each of such Authorizations is in full force and effect and Company and each Subsidiary of Company is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent the failure to have such Authorizations or comply with any of the terms and conditions thereof could not reasonably be expected to have a Material Adverse Effect. In addition, no written notice, notification, demand, request for information, citation, summons or order has been issued, no written complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the best knowledge of Company, or any Subsidiary of Company, threatened, by any Tribunal or other entity with respect to any alleged failure by Company or any Subsidiary of Company to have any environmental, health or safety Authorization required under any applicable Environmental Law in connection with the conduct of the business of Company or any Subsidiary of Company or with respect to any generation, treatment, storage, recycling, transportation, discharge, disposal or release of any Hazardous Materials by Company or any Subsidiary of Company, the effect of which could reasonably be expected to have a Material Adverse Effect. There are no environmental liabilities of Company or any Subsidiary of Company which could reasonably be expected to cause a Material Adverse Change. Mortgagors in respect of Funded Mortgages and Tenants under Leases are contractually (i) prohibited from generating or producing Hazardous Materials at or in connection with the Properties of Company and its Subsidiaries and disposing of any Hazardous Materials on or to any Property of Company or any Subsidiary of Company, except in compliance with applicable Environmental Laws or (ii) obligated to maintain and occupy the Properties of Company and its Subsidiaries in compliance with all applicable Laws.

         4.12. Disclosure. Neither Company nor any Subsidiary of Company has made a material misstatement of fact, or failed to disclose any fact necessary to make the facts disclosed not misleading, in light of the circumstances under which they were made, to Administrative Agent or any Lender during the course of application for and negotiation of any Loan Papers or otherwise in connection with any Advances. There is no fact known to Company or any Subsidiary of Company that materially adversely affects any of Company's or any Subsidiary of Company's Properties or business, or that could constitute a Material Adverse Change, and that has not been set forth in the Loan Papers or in other documents furnished to Administrative Agent.

         4.13. Investments; Subsidiaries. Company and its Subsidiaries have no Investments except as described on Schedule 4.13 hereto and as permitted by
Section 6.10 hereof. Schedule 4.13 is a complete and accurate listing of Company and each Subsidiary of Company, showing (a) its complete name, (b) its jurisdiction of organization, (c) its capital structure, and (d) its street and mailing address, which is its principal place of business and executive office.

         4.14. Certain Fees. No broker's, finder's, management fee or other fee or commission will be payable by Company with respect to the making of Commitment or Advances hereunder (other than to Administrative Agent and Lenders hereunder), or the offering, issuance or sale of the Capital Stock of Company. Company and each Subsidiary of Company hereby agrees to indemnify and hold harmless Administrative Agent and each Lender from and against any claims, demand, liability, proceedings, costs or expenses asserted with respect to or arising in connection with any such fees or commissions.

         4.15. Intellectual Property. Company and each Subsidiary of Company has obtained all patents, trademarks, service-marks, trade names, copyrights, licenses and other rights, free from material restrictions, which are necessary for the operation of their respective businesses as presently conducted and as proposed to be conducted.

         4.16. Investment Company Act. Neither Company nor any of its Subsidiaries is an "investment company", "promoter", "principal under" or "controlled by" an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The making of the Advances by Lenders, the application of the proceeds and repayment thereof by Company and the consummation of the transactions contemplated by the Loan Papers will not violate any such Act or any rule, regulation or order thereunder issued by the Securities and Exchange Commission.

         4.17. Restricted Payments. Neither Company nor any of its Subsidiaries has made any Restricted Payment during the period from and including September 30, 1997 through and including the Closing Date.

         4.18. Status as a Real Estate Investment Trust. Company (i) has elected to be treated as and is qualified as a Real Estate Investment Trust, (ii) has not revoked its election to be a Real Estate Investment Trust, (iii) for each taxable year, has satisfied the requirements of Section 856(c)(4) of the Code and (iv) for its current "tax year" (as defined in the Code) is and for all prior tax years subsequent to its election as a Real Estate Investment Trust has been entitled to a dividends paid deduction which meets the requirements of
Section 857 of the Code.

         4.19. Common Enterprise. Company and its Subsidiaries are engaged in the businesses set forth in Section 6.8 hereof. These operations require financing on a basis such that the credit supplied can be made available to Company and its Subsidiaries, as required for the continued successful operation of the Company and its Subsidiaries, taken as a whole. Company and each of its Subsidiaries expects to derive benefit (and the Board of Directors of Company and each Subsidiary of Company has determined that such Subsidiary may reasonably be expected to derive benefit), directly or indirectly, from the credit extended by Lenders hereunder, both in its separate capacity and as a member of the group of companies, since the successful operation and condition of the Company and each of its Subsidiaries is dependent ont he continued successful performance of the function of the group as a whole.

         4.20. Survival of Representations and Warranties, etc. All representations and warranties made under this Agreement shall be deemed to be made at and as of the Closing Date and at and as of the date of each Advance, and each shall be true and correct when made, except to the extent (a) previously fulfilled in accordance with the terms hereof, (b) subsequently inapplicable, or (c) previously waived in writing by Administrative Agent and Lenders with respect to any particular factual circumstance. The representations and warranties made under this Agreement shall be deemed applicable to each Subsidiary as of the formation or acquisition of such Subsidiary and at and as of each date the representations and warranties are remade pursuant to this provision. All representations and warranties made under this Agreement shall survive, and not be waived by, the execution hereof by Administrative Agent and Lenders, any investigation or inquiry by Administrative Agent or any Lender, or by the making of any Advance under this Agreement.


                        ARTICLE V. AFFIRMATIVE COVENANTS

         So long as the Commitment, any Advance or any portion of the Obligations is outstanding, or Company or any of its Subsidiaries owes any other amount hereunder or under any other Loan Paper:

         5.1 Compliance with Laws and Payment of Debt. Company shall, and shall cause each Subsidiary of Company to, comply with all Applicable Laws, including without limitation compliance with ERISA and all applicable federal and state securities Laws. Company shall, and shall cause each of its Subsidiaries to, pay its Indebtedness as and when due (or within any applicable grace period).

         5.2. Insurance. Company (a) shall cause, and shall cause each Subsidiary of Company to cause, the Tenants under Leases and the Mortgagors under Funded Mortgages to keep the Properties of Company and its Subsidiaries adequately insured at all times by reputable insurers to such extent and against such risks, including fire and other risks insured against by extended coverage, as what is customary with companies similarly situated and in the same or similar businesses, (b) shall, and shall cause each Subsidiary of Company to, maintain in full force and effect public liability (including liability insurance for all vehicles and other insurable Property) and worker's compensation insurance, in amounts customary for such similar companies to cover normal risks, by insurers satisfactory to Administrative Agent, and (c) Company shall, and shall cause each Subsidiary of Company to, maintain other insurance as may be required by Law or reasonably requested by Administrative Agent. Company shall from time to time shall deliver to Administrative Agent, upon demand, evidence of the maintenance of such insurance.

         5.3. Inspection Rights. Company shall, and shall cause each Subsidiary of Company to, permit Administrative Agent or any Lender, upon reasonable notice (provided that no advance notice is required after the occurrence and during the continuance of an Event of Default), to examine and make copies of and abstracts from their records and books of account, to visit and inspect their Properties and to discuss their affairs, finances, and accounts with any of their directors, officers, employees, accountants, attorneys and other representatives, all as Administrative Agent or any Lender may reasonably request.

         5.4. Records and Books of Account; Changes in GAAP. Company shall, and shall cause each of its Subsidiaries to keep adequate records and books of account in conformity with GAAP. Company shall make such valuations of its assets as may be required by the terms of Section 856(c)(5) of the Code. Company shall not, nor shall Company permit any of its Subsidiaries to change its Fiscal Year, nor change its method of financial accounting except in accordance with GAAP. In connection with any such change after the date hereof, Company and Lenders shall negotiate in good faith to make appropriate alterations to the covenants set forth in Section 6.1 hereof, reflecting such change.

         5.5. Reporting Requirements. Company shall furnish to each Lender and Administrative Agent:

         (a) As soon as available and in any event within 45 days after the end of Company's fiscal quarters, consolidated balance sheets of Company and its
Consolidated Subsidiaries as of the end of such quarter, and consolidated statements of income, and consolidated statements of changes in cash flow of Company and its Consolidated Subsidiaries for the portion of the fiscal year ending with such quarter, setting forth, in comparative form, figures for the corresponding periods in the previous fiscal year, all in reasonable detail, and certified by an Authorized Officer as prepared in accordance with GAAP, and fairly presenting the financial condition and results of operations of Company and its Consolidated Subsidiaries (subject to normal, year-end audit adjustments);

         (b) As soon as available and in any event within 90 days after the end of each fiscal year, consolidated balance sheets of Company and its Consolidated Subsidiaries as of the end of such fiscal year, and consolidated statements of income and changes in cash flow of Company and its Consolidated Subsidiaries for such fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an unqualified opinion of the Auditor, which opinion shall state that such financial statements were prepared in accordance with GAAP, that the examination by the Auditor in connection with such financial statements was made in accordance with generally accepted auditing standards, and that such financial statements present fairly the financial condition and results of operations of Company and its Consolidated Subsidiaries;

         (c) Promptly upon receipt thereof, copies of all material reports or letters submitted to Company or any Subsidiary of Company by the Auditor or any other accountants in connection with any annual, interim, or special audit, including without limitation the comment letter submitted to management in connection with any such audit;

         (d) Together with each set of financial statements delivered pursuant to subsections (a) and (b) above, a Compliance Certificate executed by an Authorized Officer, which such Compliance Certificate must (i) certify that there has occurred no Default or Event of Default, (ii) compute the Applicable Margin, (iii) set forth the detailed calculations with respect to the Sections
6.1(a), (b), (c), (d), (e), 6.3, 6.6 and 6.7 hereof and (iv) certify that Company continues to qualify as a Real Estate Investment Trust under the Code;

         (e) As soon as available and in any event not later than 30 days after the beginning of each fiscal year of Company, the annual operating budgets of Company and its Subsidiaries for such fiscal year;

         (f) Promptly upon knowledge by Company of the occurrence of any Default or Event of Default, a notice from an Authorized Officer, setting forth the details of such Default or Event of Default, and the action being taken or proposed to be taken with respect thereto;

         (g) As soon possible and in any event within five Business Days after knowledge thereof by Company or any of its Subsidiaries, notice of any Litigation pending or threatened by written demand against Company, any of its Subsidiaries or any of their respective Property which, if determined adversely, could reasonably be expected to result in a judgment, penalties, or uninsured liability or damages in excess of $1,000,000 together with a statement of an Authorized Officer describing the allegations of such Litigation, and the action being taken or proposed to be taken with respect thereto;

         (h) Promptly following notice or knowledge thereof by Company or any of its Subsidiaries, notice of any actual or threatened (which threat is evidenced in writing) loss or termination of any Authorization of Company or any such Subsidiary which if lost or terminated could reasonably be expected to have a Material Adverse Effect, together with a statement of an Authorized Officer describing the circumstances surrounding the same, and the action being taken or proposed to be taken with respect thereto;

         (i) Promptly after filing or receipt thereof, copies of all reports and notices that Company or any of its Subsidiaries (i) files or receives in respect of any Plan with or from the Internal Revenue Service, the PBGC, or the United States Department of Labor, or (ii) furnishes to or receives from any holders of any Indebtedness or Contingent Liability, if in either case, any information or dispute referred to therein either causes a Default or Event of Default, or could reasonably be expected to cause or result in a Default or an Event of Default;

         (j) Within 120 days after the close of each fiscal year, a statement of the Insufficiencies of each Plan (but only if the aggregate amount of all Insufficiencies for all Plans exceeds $100,000), certified as correct by an actuary enrolled under ERISA;

         (k) As soon as possible and in any event within 10 days after Company or any of its Subsidiaries knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by an Authorized Officer, describing said Reportable Event and the action which the such Person proposes to take with respect thereto;

         (l) Promptly upon their becoming available, copies of all registration statements and regularly provided reports, if any, filed by Company with the Securities and Exchange Commission (of any governmental agency substituted therefor) or any national securities exchange;

         (m) Promptly upon the mailing thereof to the shareholders of Company generally, copies of all financial statements, reports and proxy statements so mailed;

         (n) As soon as possible and in any event within 5 days after Company's knowledge thereof, written notice of any change in the Index Debt Rating; and

         (o) From time to time, such other information regarding the business, affairs or financial condition of Company or any of its Subsidiaries as any Lender may reasonably request, including consolidating financial statements of Company and its Consolidated Subsidiaries pursuant to subsections (a) and (b) above.

         5.6. Use of Proceeds. The proceeds of the Advances shall be available (and Company and its Subsidiaries shall use such proceeds) to (a) refinance all Indebtedness of Company under the Existing Credit Agreement, (b) finance acquisitions of, and making loans secured by, Property and (c) use for other general working capital purposes; provided that no Lender shall have any responsibility as to use by Company or any of its Subsidiaries of any such proceeds.

         5.7. Maintenance of Existence and Assets. Except as provided by Section
6.7 of this Agreement, Company shall maintain, and shall cause each of its Subsidiaries to maintain, its corporate existence, authority to do business in the jurisdictions in which it is necessary for Company or such Subsidiary of Company to do so, and all Authorizations necessary for the operation of any of their businesses. Company shall maintain, and shall cause each of its Subsidiaries to maintain, the assets necessary for use in their respective businesses in good repair, working order and condition, and make all such repairs, renewals and replacements thereof as may be reasonably required by Company and its Subsidiaries.

         5.8. Payment of Taxes. Company will and will cause each of its Subsidiaries to, promptly pay and discharge all lawful Taxes imposed upon it or upon its income or profit or upon any Property belonging to it, unless such Tax shall not at the time be due and payable, or if the validity thereof shall currently be contested on a timely basis in good faith by appropriate proceedings (provided that the enforcement of any Liens arising out of any such nonpayment shall be stayed or bonded during the proceedings) and adequate reserves with respect to such Tax shall have been established in accordance with GAAP.

         5.9. Indemnity

         (a) Company agrees to defend, protect, indemnify and hold harmless Administrative Agent and each Lender, each of their respective Affiliates, and each of their respective (including such Affiliates') officers, directors, employees, agents, attorneys, shareholders and consultants (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth herein) of each of the foregoing (collectively, "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto or such proceeding shall have actually been instituted), imposed on, incurred by, or asserted against such Indemnitees (whether direct, indirect or consequential and whether based on any federal, state, or local laws and regulations, under common law or at equitable cause, or on contract, tort or otherwise), arising from or connected with the past, present or future operations of Company, any Subsidiary of Company, any Affiliate of Company or any predecessors in interest, or the past, present or future environmental condition of property of Company, any Subsidiary of Company, any Affiliate of Company or any predecessors in interest, in each case relating to or arising out of this Agreement, the Loan Papers, or any act, event or transaction or alleged act, event or transaction relating or attendant thereto and the management of the Advances by Administrative Agent, expressly including in connection with, or as a result, in whole or in part, of the ordinary or mere negligence of Administrative Agent or any Lender, or the use or intended use of the proceeds of the Advances hereunder, or in connection with any investigation of any potential matter covered hereby, but excluding any claim or liability to the extent it arises as the result of the gross negligence or willful misconduct of any Indemnitee, as finally judicially determined by a court of competent jurisdiction (collectively, "Indemnified Matters").

         (b) In addition, Company shall periodically, upon request, reimburse each Indemnitee for its reasonable legal and other actual reasonable expenses (including the cost of any investigation and preparation) incurred in connection with any Indemnified Matter. If for any reason the foregoing indemnification is unavailable to any Indemnitee or insufficient to hold any Indemnitee harmless with respect to Indemnified Matters, then Company shall contribute to the amount paid or payable by such Indemnitee as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by Company and the holders of the Capital Stock of Company on the one hand and such Indemnitee on the other hand but also the relative fault of Company and such Indemnitee, as well as any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations under this Section shall be in addition to any liability which Company may otherwise have, shall extend upon the same terms and conditions to each Indemnitee, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of Company, Administrative Agent, Lenders and all other Indemnitees. The obligations of Company under this Section 5.9 shall survive (i) the execution of this Agreement and (ii) any termination of this Agreement and payment of the Obligations.

         5.10. Authorizations and Material Agreements. Company shall, and shall cause its Subsidiaries to, obtain, maintain and comply in all material respects with all Authorizations and agreements necessary or appropriate for any of them to own, maintain, or operate any of their businesses or Properties.

         5.11. Intercompany Notes. Any portion of any Advance under the Facility which is loaned by Company to any Subsidiary of Company shall be evidenced by Intercompany Notes in form and substance acceptable to Administrative Agent, and there shall be no prohibition on the ability of the Company to pledge to Administrative Agent each such Intercompany Note. Company shall cause all Intercompany Notes to be subject to a Subordination Agreement.

         5.12. Further Assurances. Company and each Subsidiary of Company will execute all such additional agreements and take any and all such other action, as Administrative Agent may, from time to time, deem reasonably necessary or proper in connection with the obligations of Company and each Subsidiary of Company under any of the Loan Papers.

         5.13. Subsidiaries and Other Obligors. Company shall cause each of its Subsidiaries to comply with each provision of this Article V.

         5.14. Interest Hedge Agreements. Company shall maintain an Interest Hedge Agreement or Agreements such that, after giving effect to such Interest Hedge Agreements, at least 50% of the aggregate Indebtedness of the Company and its Subsidiaries outstanding at any time is subject to a fixed interest rate per annum for a term of at least two years.


                         ARTICLE VI. NEGATIVE COVENANTS

         So long as the Commitment, any Advance or any portion of the Obligations is outstanding, or Company or any of its Subsidiaries owes any other amount hereunder or under any other Loan Paper:

         6.1. Financial Covenants. Company and its Consolidated Subsidiaries shall comply with the following covenants:

         (a) Minimum Net Worth. At all times during the term hereof, Net Worth shall not be less than the sum of (i) $425,000,000, plus (ii) an amount equal to 75% of the aggregate Net Cash Proceeds received by Company and its Consolidated Subsidiaries after the Closing Date from the offering, sale or other disposition of Capital Stock of Company or any Subsidiary of Company, plus (iii) an amount equal to the net worth of any Person that becomes a direct or indirect Subsidiary of Company or is merged into or consolidated with Company or any Subsidiary of Company or substantially all of the assets of which are acquired by Company or any Subsidiary of Company to the extent the purchase price paid therefor is paid in Capital Stock of Company or any of its Subsidiaries.

         (b) Total Indebtedness to Adjusted Net Worth. At all times during the term hereof, the ratio of Total Indebtedness to Adjusted Net Worth shall not be greater than 0.90 to 1.

         (c) Fixed Charge Coverage Ratio. At all times during the term hereof, the Fixed Charge Coverage Ratio shall not be less than 2.0 to 1.

         (d) Maximum Total Secured Indebtedness. At all times during the term hereof, the aggregate amount of Total Secured Indebtedness shall not exceed 10% of Total Assets.

         (e) Total Unencumbered Assets to Total Unsecured Indebtedness. At all times during the term hereof, the ratio of Total Unencumbered Assets to Total Unsecured Indebtedness shall not be less than 1.75 to 1.

         6.2. Indebtedness. Company shall not, and shall not permit any of its Subsidiaries to, create, incur, assume, become or be liable in any manner in respect of, or suffer to exist, any Indebtedness, except (a) Indebtedness under the Loan Papers, (b) Indebtedness in existence on the date hereof, as shown on
Schedule 4.8 hereto, (c) Indebtedness of a Subsidiary of Company to Company evidenced by Intercompany Notes evidencing loans made by Company with the proceeds of Advances, and (d) other Indebtedness, provided that (i) immediately prior thereto and after the occurrence thereof there shall be no Default or Event of Default and (ii) the covenants, terms and provisions with respect to such Indebtedness are no more restrictive than the terms of this Agreement and the other Loan Papers.

         6.3. Contingent Liabilities. Company shall not, and shall not permit any of its Subsidiaries to, create, incur, assume, become or be liable in any manner in respect of, or suffer to exist, any Contingent Liabilities, except (a) Contingent Liabilities under or relating to the Loan Papers, (b) Contingent Liabilities in existence on the Closing Date, as shown on Schedule 4.8 hereto,
(c) Contingent Liabilities resulting from the endorsement of negotiable instruments for collection in the ordinary course of business, (d) Contingent Liabilities in respect of Interest Hedge Agreements of Company or any of its Subsidiaries, and (e) other Contingent Liabilities not to exceed $5,000,000 in aggregate principal amount.

         6.4. Liens. Company shall not, and shall not permit any of its Subsidiaries to, create or suffer to exist any Lien upon any of its Properties, except Permitted Liens. In case any Property shall be subject to a Lien in violation of this Section 6.4, the Company or its Subsidiary, as the case may be, shall immediately make or cause to be made provision whereby the Notes will be secured equally and ratably with all other obligations secured thereby pursuant to such agreements and instruments as shall be approved by Majority Lenders, and in such case the Notes shall have the benefit, to the full extent that, and with such priority as, Lenders may be entitled under Applicable Law, of an equitable Lien on such Property securing the Notes. Such violation of
Section 6.4 shall constitute an Event of Default hereunder, whether or not such provision is made pursuant to the immediately preceding sentence.

         6.5. Prohibition of Fundamental Changes. Company will not, and will not cause or permit any of its Subsidiaries to, enter into any transaction of sale, transfer, merger or consolidation or amalgamation, except for sales in the ordinary course of business, or liquidate, wind up or dissolve itself, or suffer any liquidation or dissolution, except (a) for the liquidation or dissolution of any Subsidiary and (b) a Subsidiary of Company may merge into, or consolidate with, Company (provided Company is the survivor) or another Subsidiary of Company. Company will not, and will not cause or permit any of its Subsidiaries to, acquire any business or assets from, or capital stock of, or be a party to any acquisition of, any Person except for purchases of assets to be sold or used in the ordinary course of business. Except with respect to the FFCA Mortgage Recapitalization, Company will not transfer any of the issued and outstanding Capital Stock of any Subsidiary which is a qualified REIT Subsidiary within the meaning of Section 865(i) of the Code and will not permit the issuance of any additional shares of such Capital Stock if the issuance thereof would cause such Subsidiary to fail to be characterized as a qualified REIT Subsidiary.

         6.6. Dispositions of Assets. Company shall not, and shall not permit any of its Subsidiaries to, sell, lease, assign, or otherwise dispose of any assets of Company or any of its Subsidiaries in an Asset Sale, or otherwise consummate any Asset Sale, except so long as there exists no Default or Event of Default, and no Default or Event of Default would be caused thereby, Company and its Subsidiaries may consummate Asset Sales for fair market value in an aggregate amount not to exceed during any period of four consecutive fiscal quarters 25% of Total Assets (calculated as an amount equal to the result of (a) the sum of Total Assets as of the first day of each fiscal quarter during such four quarter period (b) divided by four), provided that the Asset Sale Proceeds in excess of $3,000,000 of each Asset Sale are applied as provided in Section 2.5(b) hereof; provided that, notwithstanding anything herein to the contrary, Company will not dispose of any assets at any time in an amount that could impair or jeopardize the status of Company as a Real Estate Investment Trust. On the day of any Asset Sale by Company or its Subsidiaries in which the Asset Sales Proceeds thereof exceed $3,000,000, Company shall deliver to Administrative Agent a certificate of an Authorized Officer certifying as to the amount of gross proceeds thereof and costs and expenses payable thereof which were deducted in determining the Asset Sale Proceeds.

         6.7. Distributions and Restricted Payments. Company shall not, and shall not permit any Subsidiary to, make any Restricted Payments, except that, notwithstanding the immediately preceding subsection, Company may (a) pay Permitted Distributions unless a Default or Event of Default shall exist or would be caused thereby, in which case Company may only pay such Distributions as may be required to maintain the status of Company as a Real Estate Investment Trust under the Code and (b) establish a stock option plan for employees and directors of Company and, provided no Default or Event of Default shall exist or would be caused thereby, Company may repurchase Capital Stock of Company for the purpose of matching employee stock purchases in connection with Company's retirement plans.

         6.8. Business. Company shall not, and shall not permit any of its Subsidiaries to, engage to any substantial extent in any line or lines of business activity other than the lines of business activity engaged in by Company and its Subsidiaries as of the Closing Date.

         6.9. Transactions with Affiliates. Company shall not, and shall not permit any of its Subsidiaries to, enter into or be party to a transaction with any Affiliate, including, but not limited to, (a) dispositions of such assets in an Affiliate, (b) a loan or advance to an Affiliate, unless such Investment is evidenced by an Intercompany Note, and (c) mergers into, consolidations with, or purchases or acquisitions of assets from, any Affiliate; provided, (i) that Company may enter into such transactions if the value of the consideration for all such transactions (other than Asset Securitizations) entered into after April 15, 1997 does not exceed $10,000,000 in aggregate amount; (ii) that an Affiliate who is an individual may serve as a director, officer or employee of Company, and (iii) that Company and its Subsidiaries may (A) enter into Asset Securitizations with Asset Securitization Affiliates, subject to the restrictions in Section 6.6 hereof and the requirements of Section 2.5(b) hereof, and (B) purchase or acquire Retained Securities.

         6.10. Loans and Investments. Company shall not, and shall not permit any of its Subsidiaries to, make any Investment to, or make or have any Investment in, any Person, or make any commitment to make any such Investment, or make any acquisition, except (a) Investments existing on the date hereof as shown on Schedule 4.13 hereto, (b) Investments in Cash Equivalents, (c) Investments in travel advances in the ordinary course of business to officers and employees, (d) Investments in accounts receivable arising in the ordinary course of business and (e) Investments in Subsidiaries of Company in compliance with Section 6.17 hereof.

         6.11. Fiscal Year and Accounting Method. Company shall not, and shall not permit any of its Subsidiaries to, change its fiscal year or method of accounting, except as may be required by GAAP.

         6.12. Amendment of Corporate Documents. Company shall not amend its articles of organization or bylaws and Company shall not permit any of its Subsidiaries to amend its articles of organization, bylaws or partnership agreement in any manner which could reasonably be expected to be materially adverse to the interests of the Lenders.

         6.13. Compliance with ERISA. Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, or permit any member of such Person's Controlled Group to directly or indirectly, (a) terminate any Plan so as to result in any material (in the opinion of Administrative Agent) liability to Company, any Subsidiary of Company or any member of its Controlled Group, (b) permit to exist any ERISA Event, or any other event or condition, which presents the risk of any material (in the opinion of Administrative Agent) liability of Company, any Subsidiary of Company or any member of its Controlled Group, (c) make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any Multiemployer Plan so as to result in any material (in the opinion of Administrative Agent) liability to Company, any Subsidiary of Company or any member of its Controlled Group, (d) enter into any new Plan or modify any existing Plan so as to increase its obligations thereunder (except in the ordinary course of business consistent with past practice) which could result in any material (in the opinion of Administrative Agent) liability to Company, any Subsidiary of Company or any member of its Controlled Group, or (e) permit the present value of all benefit liabilities, as defined in Title IV of ERISA, under each Plan of Company and each Subsidiary of Company or any member of its Controlled Group (using the actuarial assumptions utilized by the PBGC upon termination of a Plan) to materially (in the opinion of Administrative Agent) exceed the fair market value of Plan assets allocable to such benefits all determined as of the most recent valuation date for each such Plan.

         6.14. Subsidiaries and Other Obligors. Company shall not permit any of its Subsidiaries to violate any provision of this Article VI.

         6.15. Amendments to Material Agreements. Company shall not, nor shall Company permit any of its Subsidiaries to, amend or change any Loan Paper other than with the prior written consent of Lenders pursuant to Section 9.1 hereof, nor shall Company or any of its Subsidiaries change or amend (or take any action or fail to take any action the result of which is an effective amendment or change), or accept any waiver or consent with respect to, any Intercompany Note other than with the prior written consent of Lenders pursuant to Section 9,1 hereof.

         6.16. Prohibited Transactions. Company shall not, and shall not permit any Subsidiary to, sell or otherwise transfer any Property in a transaction which constitutes a prohibited transaction within the meaning of Section 857(b)(6) of the Code if such prohibited transaction would cause Company or such Subsidiary to fail to satisfy any of the requirements of Section 856 of the Code.

         6.17. No New Subsidiaries. Company shall not, and shall not permit any of its Subsidiaries to, acquire, incorporate or otherwise organize any Subsidiary which was not in existence on the Closing Date unless such Subsidiary (a) executes a Guaranty Agreement, a Subordination Agreement and an Intercompany Note and (b) delivers to Administrative Agent (i) the executed Guaranty Agreement, Subordination Agreement and an Officer's Certificate containing Articles of Incorporation, Bylaws, corporate resolutions, and incumbency of officers, all in form and substance reasonably satisfactory to Administrative Agent, and (ii) an opinion of legal counsel of such Subsidiary in form and substance reasonably satisfactory to Administrative Agent.

         6.18. Asset Securitization Affiliates. Company will not permit any Asset Securitization Affiliate to conduct any active trade or business other than directly in respect of an Asset Securitization. Without limiting the generality of the foregoing, Company shall not permit any Asset Securitization Affiliate to directly or indirectly, other than in conjunction with an Asset Securitization, (a) incur, assume, guaranty or otherwise create or become liable in respect of any Indebtedness, (b) make, or permit to remain outstanding, an Investment in any Person, (c) create or suffer to be created or exist a Lien upon any part of its property or upon any income, revenues, issues and profits thereof, (d) sell, transfer, exchange or otherwise dispose of any part of its property, (e) create, organize or establish any Person, including, without limitation, any Subsidiary, or (f) maintain, contribute to or assume any liability with respect to any Person.


                         ARTICLE VII. EVENTS OF DEFAULT

         7.1. Events of Default. Any one or more of the following shall be an "Event of Default" hereunder, if the same shall occur for any reason whatsoever, whether voluntary or involuntary, by operation of Law, or otherwise:

         (a) Company shall fail to pay any (i) principal under any Loan Paper when due or (ii) any interest, fees, or other amounts under any Loan Paper within two Business Days when due;

         (b) Any representation or warranty made or deemed made by Company or any Subsidiary of Company (or any of its officers or representatives) under or in connection with any Loan Papers shall prove to have been incorrect or misleading in any material respect when made or deemed made;

         (c) Company or any Subsidiary of Company shall fail to perform or observe any term or condition contained in Article V (other than Section 5.12 hereof) and such failure shall not be remedied within fifteen days after written notice thereof shall have been given to Company by Administrative Agent;

         (d) Company or any Subsidiary of Company shall fail to perform or observe Section 5.12 hereof or any term or covenant contained in Article VI;

         (e) Company or any Subsidiary of Company shall fail to perform or observe any other term or covenant contained in any Loan Paper, other than those described in Sections 7.1(a), (b), (c) and (d), and such failure shall not be remedied within fifteen days after written notice thereof shall have been given to Company by Administrative Agent;

         (f) Any material provision of any Loan Paper shall, for any reason, not be valid and binding on Company or any Subsidiary of Company, or not be in full force and effect, or shall be declared to be null and void; the validity or enforceability of any Loan Paper shall be contested by Company or any Subsidiary of Company; Company or any Subsidiary of Company shall deny that it has any or further liability or obligation under its respective Loan Papers;

         (g) Any of the following shall occur: (i) Company or any Subsidiary of Company shall make an assignment for the benefit of creditors or be unable to pay its debts generally as they become due; (ii) Company or any Subsidiary of Company shall petition or apply to any Tribunal for the appointment of a trustee, receiver, or liquidator of it, or of any substantial part of its assets, or shall commence any proceedings relating to Company or any Subsidiary of Company under any Debtor Relief Law, whether now or hereafter in effect;
(iii) any such petition or application shall be filed, or any such proceedings shall be commenced, against Company or any Subsidiary of Company, or an order, judgment or decree shall be entered appointing any such trustee, receiver, or liquidator, or approving the petition in any such proceedings; (iv) any final order, judgment, or decree shall be entered in any proceedings against Company or any Subsidiary of Company decreeing its dissolution; (v) any final order, judgment, or decree shall be entered in any proceedings against Company or any Subsidiary of Company decreeing its split-up which requires the divestiture of a substantial part of its assets; or (vi) Company or any Subsidiary of Company shall petition or apply to any Tribunal for the appointment of a trustee, receiver, or liquidator of it, or of any substantial part of its assets, or shall commence any proceedings relating to Company or any Subsidiary of Company under any Debtor Relief Law, whether now or hereafter in effect;

         (h) Company or any Subsidiary of Company shall fail to pay any Indebtedness or Contingent Liability in an aggregate amount of $1,000,000 or more when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness or Contingent Liability; or Company or any Subsidiary of Company shall fail to perform or observe any term or covenant contained in any agreement or instrument relating to any such Indebtedness or Contingent Liability, when required to be performed or observed, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, and can result in acceleration of the maturity of such Indebtedness or Contingent Liability; or any such Indebtedness or Contingent Liability shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

         (i) Company or any Subsidiary of Company shall have any final judgment(s) outstanding against it for the payment of $500,000 or more, and such judgment(s) shall remain unstayed, in effect, and unpaid for a period of 60 days;

         (j) A Change of Control shall occur;

         (k) Company, any Subsidiary of Company, or any ERISA Affiliate shall have committed a failure described in Section 302(f)(l) of ERISA, and the amount determined under Section 302(f)(3) of ERISA is equal to or greater than $100,000;

         (l) Company, any Subsidiary, or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result thereof the aggregate annual contributions to all Multiemployer Plans in reorganization or being terminated is increased over the amounts contributed to such Plans for the preceding Plan year by an amount exceeding $50,000;

         (m) Company or any Subsidiary of Company shall be required under any Environmental Law to implement any remedial, neutralization, or stabilization process or program, the cost of which could constitute a Material Adverse Change; or

         (n) Company shall fail or cause to qualify, or be unable to certify to Lenders its continuing status, as a Real Estate Investment Trust pursuant to Sections 856 through 860 of the Code; or any Subsidiary (other than FFCA Mortgage) which is a qualified REIT subsidiary within the meaning of Section 856(i) of the Code shall fail to qualify as a qualified REIT subsidiary within the meaning of Section 856(i) of the Code.

         7.2. Remedies Upon Default. If an Event of Default described in Section 7.1(g) shall occur, the Commitment shall be immediately terminated and the aggregate unpaid principal balance of and accrued interest on all Advances shall, to the extent permitted by applicable Law, thereupon become due and payable concurrently therewith, without any action by Administrative Agent or any Lender, and without diligence, presentment, demand, protest, notice of protest or intent to accelerate, or notice of any other kind, all of which are hereby expressly waived. Subject to the foregoing sentence, if any Event of Default shall occur and be continuing, Administrative Agent may at its election (provided (i) Administrative Agent has sent notice to all Lenders of its intention to do any one ore more of the following and within five Business Days of such notice Majority Lenders have not notified Administrative Agent not to take such action or (ii) Administrative Agent in good faith determines that immediate action is necessary to be taken to protect the Rights of the Lenders), and shall at the discretion of Majority Lenders, do any one or more of the following:

         (a) Declare the entire unpaid balance of all Advances immediately due and payable, whereupon it shall be due and payable without diligence, presentment, demand, protest, notice of protest or intent to accelerate, or notice of any other kind (except notices specifically provided for under Section 7.1), all of which are hereby expressly waived (except to the extent waiver of the foregoing is not permitted by applicable Law);

         (b) Terminate the Commitment;

         (c) Reduce any claim of Administrative Agent and Lenders to judgment;

         (d) Exercise any Rights afforded under any Loan Papers, by Law, including but not limited to the UCC, at equity, or otherwise.

         7.3. Cumulative Rights. All Rights available to Administrative Agent and Lenders under the Loan Papers shall be cumulative of and in addition to all other Rights granted thereto at Law or in equity, whether or not amounts owing thereunder shall be due and payable, and whether or not Administrative Agent or any Lender shall have instituted any suit for collection or other action in connection with the Loan Papers. Nothing contained herein or in any other Loan Papers shall limit the Right of any Lender to collect its Note upon acceleration of the Obligations pursuant to the terms of this Agreement.

         7.4. Waivers. The acceptance by Administrative Agent or any Lender at any time and from time to time of partial payment of any amount owing under any Loan Papers shall not be deemed to be a waiver of any Default or Event of Default then existing. No waiver by Administrative Agent or any Lender of any Default or Event of Default shall be deemed to be a waiver of any Default or Event of Default other than such Default or Event of Default. No delay or omission by Administrative Agent or any Lender in exercising any Right under the Loan Papers shall impair such Right or be construed as a waiver thereof or an acquiescence therein, nor shall any single or partial exercise of any such Right preclude other or further exercise thereof, or the exercise of any other Right under the Loan Papers or otherwise.

         7.5. Performance by Administrative Agent or any Lender. Should any covenant of Company or any Subsidiary of Company fail to be performed in accordance with the terms of the Loan Papers, Administrative Agent may, at its option, perform or attempt to perform such covenant on behalf of Company or such Subsidiary. Notwithstanding the foregoing, it is expressly understood that neither Administrative Agent nor any Lender assumes, and shall not ever have, except by express written consent of Administrative Agent or such Lender, (a) any liability or responsibility for the performance of any duties or covenants of Company or any Subsidiary of Company or (b) any implied or fiduciary duties whatsoever to Company or any Subsidiary of Company.

         7.6. Expenditures. Company shall reimburse Administrative Agent and each Lender for any reasonable sums spent by it in connection with the exercise of any Right provided herein. Such sums shall bear interest at the lesser of (a) the Base Rate in effect from time to time, plus 3.0% and (b) the Highest Lawful Rate, from the date spent until the date of repayment by Company.

         7.7. Control. None of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, give Administrative Agent or any Lender any Rights to exercise control over the affairs and/or management of Company or any Subsidiary of Company, the power of Administrative Agent and each Lender being limited to the Rights to exercise the remedies provided in this Article.


                       ARTICLE VIII. Administrative Agent

         8.1. Authorization and Action. Each Lender hereby appoints and authorizes Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under this Agreement and the other Loan Papers as are delegated to Administrative Agent by the terms of the Loan Papers, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement and the other Loan Papers (including without limitation enforcement or collection of the Notes), Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of Majority Lenders (or all Lenders, if required under Section 9.1), and such instructions shall be binding upon all Lenders; provided, however, that Administrative Agent shall not be required to take any action which exposes Administrative Agent to personal liability or which is contrary to any Loan Papers or applicable Law. Administrative Agent agrees to distribute promptly to each Lender copies of any notices, requests and other information received from Company pursuant to the terms of this Agreement, and to distribute to each applicable Lender in like funds all amounts delivered to Administrative Agent by Company for the Ratable or individual account of any Lender, with such funds to be distributed on the date of receipt by Administrative Agent provided such funds are received by the time prescribed in Section 2.12(a), or the immediately following Business Day if such funds are received after such time (any funds not so distributed by Administrative Agent shall bear interest payable by Administrative Agent at a rate per annum equal to the Federal Funds Rate to but not including the date of receipt by such Lender).

         8.2. Administrative Agent's Reliance, Etc. Neither Administrative Agent, nor any of its directors, officers, agents, employees, Affiliates, or representatives shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any other Loan Paper, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, Administrative Agent (a) may treat the payee of any Note as the holder thereof until Administrative Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to Administrative Agent; (b) may consult with legal counsel (including counsel for Company or any of its Subsidiaries), independent public accountants, and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties, or representations made in or in connection with this Agreement or any other Loan Papers; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants, or conditions of this Agreement or any other Loan Papers on the part of Company or its Subsidiaries or to inspect the Property (including the books and records) of Company or its Subsidiaries; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement, any other Loan Papers, or any other instrument or document furnished pursuant hereto; and (f) shall incur no liability under or in respect of this Agreement or any other Loan Papers by acting upon any notice, consent, certificate, or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties.

         8.3. NationsBank of Texas, N.A. and Affiliates. With respect to its Commitment, its Advances, and any Loan Papers, NationsBank of Texas, N.A. has the same Rights under this Agreement as any other Lender and may exercise the same as though it were not Administrative Agent. NationsBank of Texas, N.A. and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, Company or any Subsidiary of Company, any Affiliate thereof, and any Person who may do business therewith, all as if NationsBank of Texas, N.A. were not Administrative Agent and without any duty to account therefor to any Lender.

         8.4. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender, and based on the financial statements referred to in Section 4.4 hereof and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Papers.

         8.5. Indemnification by Lenders. Lenders shall indemnify Administrative Agent, pro rata, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Administrative Agent in any way relating to or arising out of any Loan Papers or any action taken or omitted by Administrative Agent thereunder, including mere or ordinary negligence of Administrative Agent; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from Administrative Agent's gross negligence or willful misconduct. Without limitation of the foregoing, Lenders shall reimburse Administrative Agent, pro rata, promptly upon demand for any out-of-pocket expenses (including reasonable attorneys' fees) incurred by Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiation, legal proceedings or otherwise) of, or legal and other advice in respect of rights or responsibilities under, the Loan Papers. The indemnity provided in this Section 8.5 shall survive the termination of this Agreement.

         8.6. Successor Administrative Agent. Administrative Agent may resign at any time by giving written notice thereof to Lenders and Company, and may be removed at any time with cause by the Majority Lenders or without cause by action of all Lenders (other than Administrative Agent, if it is a Lender); provided, however, so long as (a) NationsBank of Texas, N.A. is a Lender and (b) no Default or Event of Default has occurred and is continuing, NationsBank of Texas, N.A. shall not have the right to resign as Administrative Agent. Upon any such resignation, Majority Lenders shall have the right, with the consent of Company (which consent shall not be unreasonably withheld), to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within thirty days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of Lenders, with the consent of Company (which consent shall not be unreasonably withheld), appoint a successor Administrative Agent, which shall be a commercial bank organized under the Laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the Rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Papers, provided that (a) if the retiring or removed Administrative Agent is unable to appoint a successor Administrative Agent and
(b) a Default or Event of Default shall have occurred and be continuing, Administrative Agent shall, after the expiration of a sixty day period from the date of notice, be relieved of all obligations as Administrative Agent hereunder. Notwithstanding any Administrative Agent's resignation or removal hereunder, the provisions of this Article shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

                            ARTICLE IX. MISCELLANEOUS

         9.1. Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Papers, nor consent to any departure by Company or any Subsidiary of Company therefrom, shall be effective unless the same shall be in writing and signed by Administrative Agent with the consent of Majority Lenders, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver, or consent shall (and the result of action or failure to take action shall not) unless in writing and signed by all of Lenders and Administrative Agent, (a) increase the Commitment, (b) reduce any principal, interest, fees, or other amounts payable hereunder, or waive or result in the waiver of any Event of Default under Section 7.1(a), (c) extend the Maturity Date or otherwise postpone any date fixed for any payment of principal, interest, fees, or other amounts payable hereunder, (d) release any Guaranties securing the Obligations, other than releases contemplated hereby and by the Loan Papers, (e) change the definition of Specified Percentage or the number of Lenders required to take any action hereunder, (f) amend this Section 9.1, or (g) release or amend any Subordination Agreement. No amendment, waiver, or consent shall affect the Rights or duties of Administrative Agent under any Loan Papers, unless it is in writing and signed by Administrative Agent in addition to the requisite number of Lenders.

         9.2. Notices

         (a) Manner of Delivery. All notices communications and other materials to be given or delivered under the Loan Papers shall, except in those cases where giving notice by telephone is expressly permitted, be given or delivered in writing. All written notices, communications and materials shall be sent by registered or certified mail, postage prepaid, return receipt requested, by telecopier, or delivered by hand. In the event of a discrepancy between any telephonic notice and any written confirmation thereof, such written confirmation shall be deemed the effective notice except to the extent Administrative Agent, any Lender or Company has acted in reliance on such telephonic notice.

         (b) Addresses. All notices, communications and materials to be given or delivered pursuant to this Agreement shall be given or delivered at the following respective addresses and telecopier and telephone numbers and to the attention of the following individuals or departments:

         If to Company:

                Franchise Finance Corporation of America
                The Perimeter Center
                17207 North Perimeter Drive
                Scottsdale, Arizona 85255
                Telephone No.:    (602) 585-4500
                Facsimile No.     (602) 585-2225

                Attention:  John R. Barravecchia
                            Executive Vice President and Chief Financial Officer

         With a copy to:

                Franchise Finance Corporation of America
                The Perimeter Center
                17207 North Perimeter Drive
                Scottsdale, Arizona 85255
                Telephone No.:    (602) 585-4500
                Facsimile No.     (602) 585-2225

                Attention:  Dennis L. Ruben, Esq.
                            Executive Vice President and General Counsel

         If to Administrative Agent:

                NationsBank of Texas, N.A.
                901 Main Street, 67th Floor
                Dallas, Texas  75202
                Telephone No.:    (214) 508-3363
                Facsimile No.:    (214) 508-0980

                Attention:  Kimberley A. Knop
                            Vice President

         (c) If to any Lender, to its address set forth below opposite its signature or on any Assignment and Acceptance or amendment to this Agreement; or at such other address or, telecopier or telephone number or to the attention of such other individual or department as the party to which such information pertains may hereafter specify for the purpose in a notice to the other specifically captioned "Notice of Change of Address".

         (d) Effectiveness. Each notice, communication and any material to be given or delivered to any party pursuant to this Agreement shall be effective or deemed delivered or furnished (i) if sent by mail, on the fifth day after such notice, communication or material is deposited in the mail, addressed as above provided,
(ii) if sent by telecopier, when such notice, communication or material is transmitted to the appropriate number determined as above provided in this
Section 9.2 and the appropriate  receipt is received or otherwise  acknowledged,
(iii) if sent by hand delivery or overnight courier, when left at the address of the addressee addressed as above provided, and (iv) if given by telephone, when communicated to the individual or any member of the department specified as the individual or department to whose attention notices, communications and materials are to be given or delivered except that notices of a change of address, telecopier or telephone number or individual or department to whose attention notices, communications and materials are to be given or delivered shall not be effective until received; provided, however, that notices to Administrative Agent pursuant to Article II shall be effective when received. Company agrees that Administrative Agent shall have no duty or obligation to verify or otherwise confirm telephonic notices given pursuant to Article II, and agrees to indemnify and hold harmless Administrative Agent and Lenders for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, and expenses resulting, directly or indirectly, from acting upon any such notice.

         9.3. Parties in Interest. All covenants and agreements contained in this Agreement and all other Loan Papers shall bind and inure to the benefit of the respective successors and assigns of the parties hereto. Each Lender may from time to time assign or transfer its interests hereunder pursuant to Section
9.4 hereof. Neither Company nor any Subsidiary of Company may assign or transfer its Rights or obligations under any Loan Paper without the prior written consent of Administrative Agent.

         9.4. Assignments and Participations

         (a) Subject to the following sentence, each Lender (an "Assignor") may assign its Rights and obligations as a Lender under the Loan Papers to one or more Eligible Assignees pursuant to an Assignment and Acceptance, so long as (i) each assignment shall be of a constant, and not a varying percentage of all Rights and obligations thereunder, (ii) each Assignor shall obtain in each case the prior written consent of Administrative Agent and Company, which consent shall not be unreasonably withheld (provided, however, notwithstanding anything herein to the contrary, no consent of Company is required for any assignment during any time that an Event of Default has occurred and is continuing), (iii) each Assignor shall in each case pay a $3,500 processing fee to Administrative Agent, (iv) no such assignment is for an amount less than $10,000,000, and (v) so long as no Default or Event of Default has occurred and is continuing, NationsBank of Texas, N.A. shall retain an amount of the Commitment not less than the lesser of (A) 10% of the Commitment or (B) $40,000,000. Within five Business Days after Administrative Agent receives notice of any such assignment, Company shall execute and deliver to Administrative Agent, in exchange for the Notes issued to Assignor, new Notes to the order of such Assignor and its assignee in amounts equal to their respective Specified Percentages of the Commitment, if the Commitment is outstanding. Such new Notes shall be dated the effective date of the assignment. It is specifically acknowledged and agreed that on and after the effective date of each assignment, the assignee shall be a party hereto and shall have the Rights and obligations of a Lender under the Loan Papers.

         (b) Each Lender may sell participations to one or more Persons in all or any of its Rights and obligations under the Loan Papers; provided, however, that (i) such Lender's obligations under the Loan Papers shall remain unchanged,
(ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of its Notes for all purposes of the Loan Papers, (iv) the participant shall be granted the Right to vote on or consent to only those matters described in Sections 9.1(a), (b), (c) and (d), and (v) Company and each Subsidiary of Company, Administrative Agent, and other Lenders shall continue to deal solely and directly with such Lender in connection with its Rights and obligations under the Loan Papers.

         (c) Any Lender may, in connection with any assignment or participation, or proposed assignment or participation, disclose to the assignee or participant, or proposed assignee or participant, any information relating to Company or any Subsidiary of Company furnished to such Lender by or on behalf of Company or any Subsidiary of Company, provided such Person executes a Confidentiality Agreement.

         (d) Notwithstanding any other provision set forth in this Agreement, each Lender may at any time create a security interest in all or any portion of its Rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

         9.5. Sharing of Payments. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any Right of set-off, or otherwise) on account of its Advances in excess of its pro rata share of payments made by Company, such Lender shall forthwith purchase participations in Advances made by the other Lenders as shall be necessary to share the excess payment pro rata with each of them; provided, however, that if any of such excess payment is thereafter recovered from the purchasing Lender, its purchase from each Lender shall be rescinded and each Lender shall repay the purchase price to the extent of such recovery together with a pro rata share of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Company agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 9.5 may, to the fullest extent permitted by Law, exercise all its Rights of payment (including the Right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of Company in the amount of such participation.

         9.6. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by Law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of Company against any and all of the obligations of Company now or hereafter existing under this Agreement and the other Loan Papers, whether or not Administrative Agent or any Lender shall have made any demand under this Agreement or the other Loan Papers, and even if such obligations are unmatured. Each Lender shall promptly notify Company after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The Rights of each Lender under this Section 9.6 are in addition to other Rights (including, without limitation, other Rights of set-off) which such Lender may have.

         9.7. Costs, Expenses, and Taxes

         (a) Company agrees to pay on demand (i) all reasonable costs and expenses of Administrative Agent and its Affiliates in connection with the preparation and negotiation of all Loan Papers, including without limitation the reasonable fees and out-of-pocket expenses of Special Counsel, and the reasonable costs and expenses of Administrative Agent and its Affiliates in connection with the syndication of the Commitment and (ii) all costs and expenses (including reasonable attorneys' fees and expenses) of Administrative Agent and each Lender in connection with administration, interpretation, modification, amendment, waiver, or release of any Loan Papers and any restructuring, work-out, or collection of any portion of the Obligations or the enforcement of any Loan Papers.

         (b) In addition, Company shall pay any and all stamp, debt, and other Taxes payable or determined to be payable in connection with any payment hereunder (other than Taxes on the overall net income of Administrative Agent or any Lender or franchise Taxes or Taxes on capital or capital receipts of Administrative Agent or any Lender), or the execution, delivery, or recordation of any Loan Papers, and agrees to save Administrative Agent and each Lender harmless from and against any and all liabilities with respect to, or resulting from any delay in paying or omission to pay any Taxes in accordance with this Section 9.7, including any penalty, interest, and expenses relating thereto. All payments by Company or any Subsidiary of Company under any Loan Papers shall be made free and clear of and without deduction for any present or future Taxes (other than Taxes on the overall net income of Administrative Agent or any Lender of any nature now or hereafter existing, levied, or withheld, or franchise Taxes or Taxes on capital or capital receipts of Administrative Agent or any Lender), including all interest, penalties, or similar liabilities relating thereto. If Company shall be required by Law to deduct or to withhold any Taxes from or in respect of any amount payable hereunder, (i) the amount so payable shall be increased to the extent necessary so that, after making all required deductions and withholdings (including Taxes on amounts payable to Administrative Agent or any Lender pursuant to this sentence), Administrative Agent or any Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made,
(ii) Company shall make such deductions or withholdings, and (iii) Company shall pay the full amount deducted or withheld to the relevant taxing authority in accordance with applicable Law. Without prejudice to the survival of any other agreement of Company hereunder, the agreements and obligations of Company contained in this Section 9.7 shall survive the execution of this Agreement, termination of the Commitment, repayment of the Obligations, satisfaction of each agreement securing or assuring the Obligations and termination of this Agreement and each other Loan Paper.

         (c) Within 30 days after the date of any payment of Taxes, Company will furnish to Administrative Agent the original or a certified copy of a receipt evidencing payment thereof. If no Taxes are payable in respect of any payment hereunder, Company will furnish to Administrative Agent a certificate from each appropriate taxing authority, or an opinion of counsel acceptable to Administrative Agent, in either case stating that such payment is exempt from or not subject to Taxes, provided, however, that such certificate or opinion need only be given if: (i) Company makes any payment from any account located outside the United States, or (ii) the payment is made by a payor that is not a United States Person. For purposes of this Section 9.7 the terms "United States" and "United States Person" shall have the meanings set forth in Section 7701 of the Code.

         (d) Each  Lender  which is not a United  States  Person (as  defined in
Section 7701 of the Code) hereby agrees that:

                  (i) it shall, no later than the Closing Date (or, in the case of a Lender which becomes a party hereto pursuant to Section 9.4 after the Closing Date, the date upon which such Lender becomes a party hereto) deliver to Company through Administrative Agent, with a copy to Administrative Agent:

                  (A) if any lending office is located in the United States of America, two (2) accurate and complete signed originals of Internal Revenue Service Form 4224 or any successor thereto ("Form 4224"),

                  (B) if any lending office is located outside the United States of America, two (2) accurate and complete signed originals of Internal Revenue Service Form 1001 or any successor thereto ("Form 1001").

         in each case indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such lending office or lending offices under this Agreement free from withholding of United States Federal income tax;

                  (ii) if at any time such Lender changes its lending office or lending offices or selects an additional lending office it shall, at the same time or reasonably promptly thereafter but only to the extent the forms previously delivered by it hereunder are no longer effective, deliver to Company through Administrative Agent, with a copy to Administrative Agent, in replacement for the forms previously delivered by it hereunder:

                  (A) if such changed or additional lending office is located in the United States of America, two (2) accurate and complete signed originals of Form 4224; or

                  (B) otherwise, two (2) accurate and complete signed originals of Form 1001,

         in each case indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such changed or additional lending office under this Agreement free from withholding of United States Federal income tax;

                  (iii) it shall, before or promptly after the occurrence of any event (including the passing of time but excluding any event mentioned in clause (ii) above) requiring a change in the most recent Form 4224 or Form 1001 previously delivered by such Lender and if the delivery of the same be lawful, deliver to Company through Administrative Agent with a copy to Administrative Agent, two (2) accurate and complete original signed copies of Form 4224 or Form 1001 in replacement for the forms previously delivered by such Lender;

                  (iv) it shall, promptly upon the request of Company to that effect, deliver to Company such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Lender's tax status for withholding purposes; and

                  (v) it shall notify Company within 30 days after any event (including an amendment to, or a change in any applicable law or regulation or in the written interpretation thereof by any regulatory authority or any judicial authority, or by ruling applicable to such Lender of any governmental authority charged with the interpretation or administration of any law) shall occur that results in such Lender no longer being capable of receiving payments without any deduction or withholding of United States federal income tax.

         9.8. Rate Provision. It is not the intention of any party to any Loan Papers to make an agreement violative of the Laws of any applicable jurisdiction relating to usury. In no event shall Company or any other Person be obligated to pay any amount in excess of the Maximum Amount. If Administrative Agent or any Lender ever receives, collects or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial repayment of principal and treated hereunder as such; and if principal is paid in full, any remaining excess shall be paid to Company or the other Person entitled thereto. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Amount, Company, each Subsidiary of Company, Administrative Agent and each Lender shall, to the maximum extent permitted under Applicable Law, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effect thereof, and (c) amortize, prorate, allocate and spread in equal parts, the total amount of interest throughout the entire contemplated term of the Obligations so that the interest rate is uniform throughout the entire term of the Obligations; provided that if the Obligations are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Amount, Administrative Agent or Lenders, as appropriate, shall refund to Company the amount of such excess or credit the amount of such excess against the total principal amount owing, and, in such event, neither Administrative Agent nor any Lender shall be subject to any penalties provided by any Laws for contracting for, charging or receiving interest in excess of the Maximum Amount. This
Section 9.8 shall control every other provision of all agreements among the parties to the Loan Papers pertaining to the transactions contemplated by or contained in the Loan Papers.

         9.9. Confidentiality. Each Lender and Administrative Agent agrees (on behalf of itself and each of its Affiliates, directors, officers, employees and representatives) to (a) keep confidential any non-public information supplied to it by Company pursuant to this Agreement which is identified by Company as being confidential at the time the same is delivered to Lenders or Administrative Agent, including, without limitation, written information and information transferred visually or electronically, together with all notes, analyses, compilations, studies or other documents that contain all or a portion of such information (collectively, "Confidential Information") and (b) use the Confidential Information solely in connection with the Loan Papers and the evaluation of Company and its Subsidiaries, provided that nothing herein shall limit the disclosure of any Confidential Information (a) to the extent required by Law or judicial process, (b) to counsel for any Lender or Administrative Agent, (c) to bank examiners, auditors or accountants of any Lender, (d) to Administrative Agent or any other Lender, (e) in connection with any Litigation to which any one or more of Lenders is a party, provided, further, that, unless specifically prohibited by applicable Law or court order, each Lender shall, prior to disclosure thereof, give prompt notification to Company of any request for disclosure of any such non-public information (i) by any governmental agency or representative thereof (other than any such request in connection with an examination of such Lender's financial condition by such governmental agency) or (ii) pursuant to legal process, or (f) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) executes a Confidentiality Agreement. With respect to any disclosure of any Confidential Information set forth in subclause (i) or (ii) of clause (e) above, each Lender agrees, to the extent not prohibited by applicable law or court order, to (a) cooperate with Company so that Company may seek a protective order or other appropriate remedy and (b) use its best efforts to obtain an order or reasonable assurance that confidential treatment will be afforded such Confidential Information. At the earlier of such time as (a) a Person is no longer a Lender or participant under this Agreement, or (b) all Advances under this Agreement are paid in full and the Commitment is terminated, upon written request by Company and subject to any restrictions or regulations of any Tribunal having supervisory authority over Lenders, such Lender or participant shall return to Company the Confidential Information which is in tangible form, including any copies which such Lender or participant or any Persons to whom such Lender or participant transmitted the Confidential Information may have made, and such Lender or participant or such Person will destroy all abstracts, summaries thereof or references thereto in such Lender's or participant's or such Person's documents, and after written request by Company, shall promptly provide Company reasonable assurance in writing that such Lender or participant or such Person have complied with this paragraph. Each Lender acknowledges that Company is in the business of financing commercial real estate, equipment and enterprises and from time to time such Lender and Company may be in direct competition with each other for business. This Agreement does not constitute a license for any Lender to use, employ or exploit the Confidential Information to gain any advantage in the marketplace against Company; it being expressly understood and agreed that any use, employment or exploitation of the Confidential Information for a purpose not expressly permitted herein is strictly prohibited.

         9.10. Severability. If any provision of any Loan Papers is held to be illegal, invalid, or unenforceable under present or future Laws during the term thereof, such provision shall be fully severable, the appropriate Loan Paper shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof, and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of such Loan Paper a legal, valid, and enforceable provision as similar in terms to the illegal, invalid, or unenforceable provision as may be possible.

         9.11. Exceptions to Covenants. Neither Company nor any of its Subsidiaries shall be deemed to be permitted to take any action or to fail to take any action that is permitted as an exception to any covenant in any Loan Papers, or that is within the permissible limits of any covenant, if such action or omission would result in a violation of any other covenant in any Loan Papers.

         9.12. Counterparts. This Agreement and the other Loan Papers may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. In making proof of any such agreement, it shall not be necessary to produce or account for any counterpart other than one signed by the party against which enforcement is sought.

         9.13. GOVERNING LAW; WAIVER OF JURY TRIAL

         (a) THIS AGREEMENT AND ALL OTHER LOAN PAPERS SHALL BE DEEMED TO BE CONTRACTS MADE AND PERFORMABLE IN DALLAS, TEXAS, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (WITHOUT GIVING EFFECT TO CONFLICT OF LAWS) AND THE UNITED STATES OF AMERICA. WITHOUT EXCLUDING ANY OTHER JURISDICTION, COMPANY AGREES THAT THE STATE AND FEDERAL COURTS OF TEXAS LOCATED IN DALLAS, TEXAS, WILL HAVE JURISDICTION OVER PROCEEDINGS IN CONNECTION HEREWITH. TO THE MAXIMUM EXTENT PERMITTED BY LAW, COMPANY HEREBY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE (WHETHER A CLAIM IN TORT, CONTRACT, EQUITY, OR OTHERWISE) ARISING UNDER OR RELATING TO THIS AGREEMENT, THE OTHER LOAN PAPERS, OR ANY RELATED MATTERS, AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

         (b) COMPANY HEREBY WAIVES PERSONAL SERVICE OF ANY LEGAL PROCESS UPON IT. COMPANY AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO COMPANY AT ITS ADDRESS DESIGNATED FOR NOTICE UNDER THIS AGREEMENT AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL. NOTHING IN THIS
SECTION 9.13 SHALL AFFECT THE RIGHT OF ADMINISTRATIVE AGENT OR ANY LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

         9.14. ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN PAPERS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES REGARDING THE SUBJECT MATTER HEREIN AND THEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


================================================================================
                   REMAINDER OF PAGE LEFT INTENTIONALLY BLANK
================================================================================

         IN WITNESS WHEREOF, this Credit Agreement is executed as of the date first set forth above.

COMPANY:
                                       FRANCHISE FINANCE CORPORATION OF AMERICA



                                       By:      /s/ Dennis L. Ruben
                                                --------------------------------
                                                Dennis L. Ruben
                                                Executive Vice President
                                                and General Counsel


LENDERS:
                                       NATIONSBANK OF TEXAS, N.A., individually and as Administrative Agent

Specified Percentage:
         12.85714286%

                                       By:      /s/ Frank M. Johnson
                                                --------------------------------
                                                Frank M. Johnson
                                                Senior Vice President


Address:
901 Main, 67th Floor
Dallas, Texas  75202

Facsimile:        (214) 508-0980

Attention:        Frank M. Johnson

Telephone:        (214) 508-3091

                                       BANK OF MONTREAL, CHICAGO BRANCH,
                                       individually and as Co-Agent
Specified Percentage:
         11.42857143%

                                       By:      /s/ Jeffrey G. Hoppen
                                                --------------------------------
                                                Name:  Jeffrey G. Hoppen
                                                Title: Director
Address:
Corporate Banking, 12th Floor
115 South LaSalle Street
Chicago, Illinois 60603

Facsimile:        (312) 750-4352

Attention:        Cathy Sahagian

Telephone:        (312) 750-5905

                                     COMMERZBANK AKTIENGESELLSCHAFT,
                                     LOS ANGELES BRANCH, individually and as Co-
                                     Agent
Specified Percentage:
         11.42857143%

                                     By:      /s/ John Korthuis
                                              ----------------------------------
                                              Name:  John Korthuis
                                              Title: Vice President



                                     By:      /s/ Belinda E. Bernabe
                                              ----------------------------------
                                              Name:  Belinda E. Bernabe
                                              Title: Assistant Treasurer
Address:
660 Figueroa Street, Suite 1450
Los Angeles, California 90017

Facsimile:        (213) 623-0039

Attention:        Steven F. Larsen

Telephone:        (213) 623-8223

                                       THE LONG-TERM CREDIT BANK OF JAPAN,
                                       LTD., individually and as Co-Agent
Specified Percentage:
         11.42857143%

                                       By:      /s/ T. Morgan Edward II
                                                --------------------------------
                                                Name:  T. Morgan Edward II
                                                Title: Deputy General Manager



                                       By:      /s/ Bryan Read
                                                --------------------------------
                                                Name:  Bryan Read
                                                Title: Vice President
Address:
350 South Grand Avenue, Suite 3000
Los Angeles, California 90071

Facsimile:        (213) 622-6908

Attention:        Bryan Read

Telephone:        (213) 689-6314

                                      UNION BANK OF SWITZERLAND (NEW
                                      YORK BRANCH), individually and as Co-Agent
Specified Percentage:
         11.42857143%

                                      By:      /s/ Howard Margolis
                                               ---------------------------------
                                               Name:  Howard Margolis
                                               Title: Assistant Vice President



                                      By:      /s/ Joseph M. Bassil
                                               ---------------------------------
                                               Name:  Joseph M. Bassil
                                               Title: Director
Address:

299 Park Avenue
New York, New York 10171-0026

Facsimile:        (212) 821-4138

Attention:        Howard Margolis

Telephone:        (212) 821-3615

                                        COOPERATIEVE CENTRALE RAIFFEISEN-
                                        BOERENLEENBANK B.A., "RABOBANK
                                        NEDERLAND", NEW YORK BRANCH

Specified Percentage:
         7.7142857%

                                        By:      /s/ Dana W. Hemenway
                                                 -------------------------------
                                                 Name:  Dana W. Hemenway
                                                 Title: Vice President



                                        By:      /s/ Ian Reece
                                                 -------------------------------
                                                 Name:  Ian Reece
                                                 Title: Senior Credit Officer
Address:
245 Park Avenue, 36th Floor
New York, New York 10167

Facsimile:        (212) 916-7880

Attention:        Marla J. Lerner

Telephone:        (212) 916-3743

                                        AMSOUTH BANK (f/k/a AMSOUTH BANK OF
                                        ALABAMA)
Specified Percentage:
         7.14285714%

                                        By:      /s/ John S. Meriwether, Jr.
                                                 -------------------------------
                                                 Name:  John S. Meriwether, Jr.
                                                 Title: Senior Vice President
Address:
AmSouth Sonat Tower
1900 Fifth Avenue, 9th Floor
Birmingham, Alabama 35203

Facsimile:        (205) 326-4075

Attention:        John S. Meriwether

Telephone:        (205) 326-4071

                                        DRESDNER BANK AG, NEW YORK BRANCH
                                        AND GRAND CAYMAN BRANCH
Specified Percentage:
         7.14285714%

                                        By:      /s/ Christopher E. Sarisky
                                                 -------------------------------
                                                 Name:  Christopher E. Sarisky
                                                 Title: Assistant Treasurer



                                        By:      /s/ Colleen Madden
                                                 -------------------------------
                                                 Name:  Colleen Madden
                                                 Title: Vice President
Address:
333 South Grand Ave., Suite 1700
Los Angeles, California 90017

Facsimile:        (213) 473-5450

Attention:        Vito Wiacek

Telephone:        (213) 489-5422

                                        BANK HAPOALIM, B.M., SAN FRANCISCO
                                        BRANCH
Specified Percentage:
         5.71428571%

                                        By:      /s/ Daniel Deal
                                                 -------------------------------
                                                 Name:  Daniel Deal
                                                 Title: Assistant Vice President



                                        By:      /s/ John Rice
                                                 -------------------------------
                                                 Name:  John Rice
                                                 Title: Vice President & Senior
                                                        Lending Officer
Address:
250 Montgomery Street, Suite 700
San Francisco, California 94104

Facsimile:        (415) 989-9948

Attention:        Bruce E. Wetter

Telephone:        (415) 989-9940

                                       THE INDUSTRIAL BANK OF JAPAN,
                                       LIMITED, LOS ANGELES AGENCY
Specified Percentage:
         5.71428571%

                                       By:  /s/ Shuji Ueno
                                            ------------------------------------
                                            Name:  Shuji Ueno
                                            Title: Senior Vice President &
                                                   Senior Deputy General Manager
Address:
350 South Grand Avenue, Suite 1500
Los Angeles, California 90071

Facsimile:        (213) 488-9840

Attention:        Hiroshi Maekawa

Telephone:        (213) 628-7241

                                        FIRST UNION NATIONAL BANK
Specified Percentage:
         4.28571429%

                                        By:   /s/ John A. Schissel
                                              ----------------------------------
                                              Name:  John A. Schissel
                                              Title: Vice President
Address:
One First Union Center, NC 01 66
Charlotte, North Carolina 28288-0166

Facsimile:        (704) 383-6205

Attention:        John Schissel

Telephone:        (704) 383-1967

                                        NORWEST BANK ARIZONA, NATIONAL
                                        ASSOCIATION
Specified Percentage:
         3.71428571%

                                        By:  /s/ Jaclyn Noel
                                             -----------------------------------
                                             Name:  Jaclyn Noel
                                             Title: Assistant Vice President
Address:
3300 Central Avenue
Mail Station 9004
Phoenix, Arizona 85012

Facsimile:        (602) 263-5855

Attention:        J. Daniel McKirgan

Telephone:        (602) 248-1265

                                    EXHIBIT A


                                 PROMISSORY NOTE

$__________                       Dallas, Texas                        _________



         FOR VALUE RECEIVED, the undersigned, FRANCHISE FINANCE CORPORATION OF AMERICA, a Delaware corporation ("Borrower"), HEREBY PROMISES TO PAY to the order of _______________ ("Lender") ______________ , payable at such times, and in such amounts, as are specified in the Credit Agreement as hereinafter defined. The books and records of Administrative Agent shall be prima facie evidence of all sums due Lender.

         Borrower promises to pay interest on the unpaid principal amount of the Advances from the date made until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

         Both principal and interest are payable in lawful money of the United States of America to Administrative Agent (as defined in the Credit Agreement) (for the account of Lender) at its principal banking house at NationsBank Plaza, 901 Main Street, Dallas, Texas 75202, or such other place as Administrative Agent may direct, in immediately available funds.

         This Note is one of the Notes evidencing Obligations under the Revolving Loans referred to in, and is entitled to the benefits of, the Second Amended and Restated Credit Agreement dated as of December 29, 1997, among Borrower, NationsBank of Texas, N.A., as Administrative Agent, Bank of Montreal, Chicago Branch, Commerzbank Aktiengesellschaft, Los Angeles Branch, The Long-Term Credit Bank of Japan, Ltd. and Union Bank of Switzerland (New York Branch), as Co-Agents, Lender and certain other lenders (as from time to time amended, modified or supplemented, the "Credit Agreement"). The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of an Event of Default (as defined in the Credit Agreement) and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

         Borrower and each guarantor, surety and endorser waives demand, presentment, notice of dishonor, protest and diligence in collecting sums due hereunder; agrees to application of any debt of Lender to the payment hereof; agrees that extensions and renewals without limit as to number, acceptance of any number of partial payments, releases of any party liable hereon, and releases or substitutions of collateral, before or after maturity, shall not release or discharge its obligation under this Note; and agrees to pay in addition to all other sums due hereunder reasonable attorney's fees if this Note is placed in the hands of an attorney for collection or if it is collected through bankruptcy or other judicial proceeding. Borrower agrees that during the full term hereof the maximum lawful interest rate for this Note determined under Texas law shall be the weekly ceiling as specified in Article 5069-1D of V.A.T.S. Further, to the extent that any other lawful rate ceiling exceeds the rate ceiling so determined, then the higher rate ceiling shall apply. Chapter 15 of the Texas Credit Code does not apply to this Note.

         This Note shall be governed by and construed in accordance with the laws of the State of Texas.

                                        FRANCHISE FINANCE CORPORATION
                                        OF AMERICA, a Delaware corporation



                                        By:  ___________________________________
                                             John R. Barravecchia
                                             Executive Vice President and
                                             Chief Financial Officer

                                    EXHIBIT B

                               GUARANTY AGREEMENT
                               ------------------


         THIS GUARANTY AGREEMENT (this "Guaranty"), dated as of December ___, 1997 (this "Guaranty"), is made by FFCA Acquisition Corporation, a Delaware corporation, FFCA Institutional Advisors, Inc., a Delaware corporation, and FFCA Mortgage Corporation, a Delaware corporation (collectively, the "Guarantors"), of the obligations of Franchise Finance Corporation of America, a Delaware corporation ("Company"), under the Credit Agreement (defined below) among the Company, NationsBank of Texas, N.A. as Administrative Agent ("Administrative Agent"), Bank of Montreal, Chicago Branch, Commerzbank Aktiengesellschaft, Los Angeles Branch, The Long-Term Credit Bank of Japan, Ltd. and Union Bank of Switzerland (New York Branch), as Co-Agents, and the lenders parties to the Credit Agreement (singly, a "Lender" and collectively, the "Lenders").


                                   BACKGROUND
                                   ----------

         1. The Company, the Administrative Agent, the Co-Agents, and the Lenders have entered into a Second Amended and Restated Credit Agreement, dated as of December ___, 1997 (said Second Amended and Restated Credit Agreement, as it may hereafter be amended or otherwise modified from time to time, being the "Credit Agreement"). The capitalized terms not otherwise defined herein have the meanings specified in the Credit Agreement.

         2. Pursuant to the Credit Agreement, the Company may, subject to the terms of the Credit Agreement and the other Loan Papers, request that the Lenders make Advances.

         3. It is a condition precedent to the obligation of the Lenders to make such Advances that each Guarantor guarantee repayment thereof upon the terms and conditions set forth herein.

         4. Each of the Guarantors is a Subsidiary of the Company, and the Company and each of the Guarantors are members of the same consolidated group of companies and are engaged in related businesses.

         5. The Board of Directors of each Guarantor has determined that (i) the execution, delivery, and performance of this Guaranty is necessary and convenient to the conduct, promotion, and attainment of each Guarantor's business and (ii) the Advances may reasonably be expected to benefit, directly or indirectly, each Guarantor.

         6. The Guarantors desire to induce the Lenders to make such Advances.

         NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Advances under the Credit Agreement, the Guarantors hereby agree as follows:

         1. Guaranty.

                  (a) Each Guarantor, jointly and severally, hereby unconditionally guarantees the full and punctual payment of, and promises to pay, when due, whether at stated maturity, by mandatory prepayment, by acceleration or otherwise, the Obligations, and agrees to pay any and all reasonable expenses (including reasonable counsel fees and expenses) incurred in enforcement or collection of all or any part thereof, whether such obligations, indebtedness and liabilities are direct, indirect, fixed, contingent, joint, several or joint and several, and any rights under this Guaranty.

                  (b) Anything contained in this Guaranty to the contrary notwithstanding, the obligations of each Guarantor hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor in respect of intercompany indebtedness to the Company or other Affiliates of the Company to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder) and treating as assets, subject to Paragraph 4(a) hereof, to the value (as determined under the applicable provisions of the Fraudulent Transfer
         Laws) of any rights to subrogation or contribution of such Guarantor pursuant to (i) Applicable Law or (ii) any agreement providing for an equitable allocation among such Guarantor and other Affiliates of the Company of obligations arising under guaranties by such parties.

         2. Guaranty Absolute. The Guarantors guarantee that the Obligations will be paid strictly in accordance with the terms of the Credit Agreement, the Notes, and the other Loan Papers, regardless of any Applicable Law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lender with respect thereto; provided, however, nothing contained in this Guaranty shall require the Guarantors to make any payment under this Guaranty in violation of any Applicable Law, regulation or order now or hereafter in effect. The obligations and liabilities of each Guarantor hereunder are independent of the obligations of the Company under the Credit Agreement and any Applicable Law. The liability of each Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

                  (a) the taking or accepting of any other security or guaranty for any or all of the Obligations, including any reduction or termination of the Commitment;

                  (b) any increase, reduction or payment in full at any time or from time to time of any part of the Obligations;

                  (c) any lack of validity or enforceability of the Credit Agreement, the Notes, or any other Loan Paper or other agreement or instrument relating thereto, including but not limited by the unenforceability of all or any part of the Obligations by reason of the fact that (i) the Obligations, and/or the interest paid or payable with respect thereto, exceeds the amount permitted by Applicable Law, (ii) the act of creating the Obligations, or any part thereof, is ultra vires, (iii) the officers creating same acted in excess of their authority, or (iv) for any other reason;

                  (d) any lack of corporate power of the Company or any other Person at any time liable for the payment of any or all of the Obligations;

                  (e)  any  Debtor  Relief  Laws  involving  the  Company,   any
         Guarantor or any other Person obligated on any of the Obligations;

                  (f) any renewal, compromise, extension, acceleration or other change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations; any adjustment, indulgence, forbearance, or compromise that may be granted or given by any Lender or the Administrative Agent to the Company, any Guarantor, or any Person at any time liable for the payment of any or all of the Obligations; or any other modification, amendment, or waiver of or any consent to departure from the Credit Agreement, the Notes, or any other Loan Paper and other agreement or instrument relating thereto without notification of any Guarantor (the right to such notification being herein specifically waived by Guarantors);

                  (g) any exchange, release, sale, subordination, or non-perfection of any collateral or Lien therein or any lack of validity or enforceability or change in priority, destruction, reduction, or loss or impairment of value of any collateral or Lien therein;

                  (h) any release or amendment or waiver of or consent to departure from any other guaranty for all or any of the Obligations;

                  (i) the failure by any Lender or the Administrative Agent to make any demand upon or to bring any legal, equitable, or other action against the Company or any other Person (including without limitation any other Guarantor), or the failure or delay by any Lender or the Administrative Agent to, or the manner in which any Lender or the Administrative Agent shall, proceed to exhaust rights against any direct or indirect security for the Obligations;

                  (j) the existence of any claim, defense, set-off, or other rights which the Company or any Guarantor may have at any time against the Company, the Lenders, or any Guarantor, or any other Person, whether in connection with this Guaranty, the other Loan Papers, the transactions contemplated thereby, or any other transaction;

                  (k) any failure of any Lender or the Administrative Agent to notify any Guarantor of any renewal, extension, or assignment of the Obligations or any part thereof, or the release of any security, or of any other action taken or refrained from being taken by any Lender or the Administrative Agent, it being understood that the Lenders and the Administrative Agent shall not be required to give any Guarantor any notice of any kind under any circumstances whatsoever with respect to or in connection with the Obligations;

                  (l) any payment by the Company to the Lenders or the Administrative Agent is held to constitute a preference under any Debtor Relief Law or if for any other reason the Lenders or the Administrative Agent is required to refund such payment or pay the amount thereof to another Person; or

                  (m) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Company, any Guarantor, any other guarantor or other Person liable on the Obligations, including without limitation any defense by reason of any disability or other defense of the Company, or the cessation from any cause whatsoever of the liability of the Company, or any claim that the Guarantors' obligations hereunder exceed or are more burdensome than those of the Company.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by any Lender or any other Person upon the insolvency, bankruptcy or reorganization of the Company, any Guarantor or otherwise, all as though such payment had not been made.

         3. Waiver. To the extent not prohibited by Applicable Law, each Guarantor hereby waives: (a) promptness, protests, diligence, presentments, acceptance, performance, demands for performance, notices of nonperformance, notices of protests, notices of dishonor, notices of acceptance of this Guaranty and of the existence, creation or incurrence of new or additional indebtedness, and any of the events described in Section 2 and of any other occurrence or matter with respect to any of the Obligations, this Guaranty or any of the other Loan Papers; (b) any requirement that the Administrative Agent or any Lender protect, secure, perfect, or insure any Lien or security interest or any property subject thereto or exhaust any right or take any action against the Company or any other Person or any collateral or pursue any other remedy in the Administrative Agent's or any Lender's power whatsoever; (c) any right to assert against the Administrative Agent or any Lender as a counterclaim, set-off or cross-claim, any counterclaim, set-off or claim which it may now or hereafter have against the Company or other Person liable on the Obligations; (d) any right to seek or enforce any remedy or right that the Administrative Agent or any Lender now has or may hereafter have against the Company (to the extent permitted by Applicable Law); (e) any right to participate in any collateral or any right benefiting the Administrative Agent or the Lenders in respect of the Obligations; and (f) any right by which it might be entitled to require suit on an accrued right of action in respect of any of the Obligations or require suit against the Company or any other Person, whether arising pursuant to Section
34.02 of the Texas Business and Commerce Code, as amended, Section 17.001 of the Texas Civil Practice and Remedies Code, as amended, Rule 31 of the Texas Rules of Civil Procedure, as amended, or otherwise.

         4. Subrogation and Subordination. Notwithstanding any reference to subrogation contained herein to the contrary, each Guarantor hereby irrevocably waives any claim or other rights which it may have or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of any Lender against the Company or any collateral which any Lender now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statutes or common law, including without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Obligations shall not have been paid in full, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Lenders, and shall forthwith be paid to the Administrative Agent to be credited and applied upon the Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that the waiver set forth in this Paragraph 4 is knowingly made in contemplation of such benefits.

         5. Representations and Warranties. Each Guarantor hereby represents and warrants that all representations and warranties as they apply to such Guarantor only set forth in Article IV of the Credit Agreement (each of which is hereby incorporated by reference) is true and correct.

         6. Covenants. Each Guarantor hereby expressly assumes, confirms, and agrees to perform, observe, and be bound by all conditions and covenants set forth in the Credit Agreement, to the extent applicable to it, as if it were a signatory thereto. Each Guarantor further covenants and agrees (a) punctually and properly to perform all of such Guarantor's covenants and duties under any other Loan Papers; (b) from time to time promptly to furnish the Administrative Agent with any information or writings which the Administrative Agent may reasonably request concerning this Guaranty; and (c) promptly to notify the Administrative Agent of any claim, action, or proceeding affecting this Guaranty.

         7. Amendments, Etc. No amendment or waiver of any provision of this Guaranty nor consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Lenders as required pursuant to Section 9.1 of the Credit Agreement, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         8. Addresses for Notices. Unless otherwise provided herein, all notices, requests, consents and demands shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopy to the respective addresses specified herein and to the attention of the individuals listed thereunder, or, as to any party, to such other addresses as may be designated by it in written notice to all other parties. All notices, requests, consents and demands hereunder shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy, or if mailed, effective on the earlier of actual receipt or three (3) days after being mailed by certified mail, return receipt requested, postage prepaid, addressed as aforesaid.

         9. No Waiver; Remedies. No failure on the part of the Administrative Agent or any Lender to exercise, and no delay in exercising, any right hereunder or under any of the other Loan Papers shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder or under any of the other Loan Papers preclude any other or further exercise thereof or the exercise of any other right. Neither the Administrative Agent nor any Lender shall be required to (a) prosecute collection or seek to enforce or resort to any remedies against the Company or any other Person liable on any of the Obligations, (b) join the Company or any other Person liable on any of the Obligations in any action in which Lender prosecutes collection or seeks to enforce or resort to any remedies against the Company or other Person liable on any of the Obligations, or (c) seek to enforce or resort to any remedies with respect to any Liens granted to (or benefiting, directly or indirectly) the Administrative Agent or any Lender by the Company or any other Person liable on any of the Obligations. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure or insure any of the Liens or the properties or interests in properties subject thereto. The remedies herein provided are cumulative and not exclusive of any remedies provided by Applicable Law.

         10. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Guarantor against any and all of the obligations of any Guarantor now or hereafter existing under this Guaranty, irrespective of whether or not such Lender shall have made any demand under this Guaranty. Each Lender agrees promptly to notify such Guarantor after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this
Section 10 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.

         11. Continuing Guaranty; Transfer of Notes. This Guaranty is an irrevocable continuing guaranty of payment and shall (a) remain in full force and effect until termination of the Commitment and final payment in full (after the Maturity Date) of the Obligations and all other amounts payable under this Guaranty, (b) be binding upon each Guarantor, its successors and assigns, and
(c) inure to the benefit of and be enforceable by each Lender and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), to the extent permitted by Section 9.4 of the Credit Agreement, each Lender may assign or otherwise transfer its rights under the Credit Agreement, the Notes or any of the other Loan Papers or any interest therein to any other Person, and such other Person shall thereupon become vested with all the rights or any interest therein, as appropriate, in respect thereof granted to the Lender herein or otherwise.

         12. Information. Each Guarantor acknowledges and agrees that it shall have the sole responsibility for obtaining from the Company such information concerning the Company's financial condition or business operations as such Guarantor may require, and that neither the Administrative Agent nor any Lender has any duty at any time to disclose to any Guarantor any information relating to the business operations or financial conditions of the Company.

         13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA. WITHOUT EXCLUDING ANY OTHER JURISDICTION, EACH GUARANTOR AGREES THAT THE STATE AND FEDERAL COURTS OF TEXAS LOCATED IN DALLAS, TEXAS, SHALL HAVE JURISDICTION OVER PROCEEDINGS IN CONNECTION HEREWITH.

         14. WAIVER OF JURY TRIAL. EACH GUARANTOR, THE ADMINISTRATIVE AGENT, AND THE LENDERS HEREBY KNOWINGLY, VOLUNTARILY, IRREVOCABLY AND INTENTIONALLY WAIVE, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE LOAN PAPERS OR THE TRANSACTIONS CONTEMPLATED THEREBY. THIS PROVISION IS A MATERIAL INDUCEMENT TO EACH LENDER ENTERING INTO THE CREDIT AGREEMENT.

         15. Ratable Benefit. This Guaranty is for the ratable benefit of the Lenders, each of which shall share any proceeds of this Guaranty pursuant to the terms of the Credit Agreement.

         16. Guarantor Insolvency. Should any Guarantor become insolvent, fail to pay its debts generally as they become due, voluntarily seek, consent to, or acquiesce in the benefits of any Debtor Relief Law or become a party to or be made the subject of any proceeding provided for by any Debtor Relief Law (other than as a creditor or claimant) that could suspend or otherwise adversely affect the rights of any Lender granted hereunder, then, the obligations of such Guarantor under this Guaranty shall be, as between such Guarantor and such Lender, a fully-matured, due, and payable obligation of such Guarantor to such Lender (without regard to whether there is a Default or Event of Default under the Credit Agreement or whether any part of the Obligations is then due and owing by the Company to such Lender), payable in full by such Guarantor to such Lender upon demand, which shall be the estimated amount owing in respect of the contingent claim created hereunder.

         17. ENTIRE AGREEMENT. THIS GUARANTY, TOGETHER WITH THE OTHER LOAN PAPERS, REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES REGARDING THE SUBJECT MATTER HEREIN AND THEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.



================================================================================
                   REMAINDER OF PAGE LEFT INTENTIONALLY BLANK
================================================================================

         IN WITNESS WHEREOF, the Guarantors have caused this Guaranty to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                             FFCA ACQUISITION CORPORATION
Address for each Guarantor:

c/o Franchise Finance Corporation
  of America
The Perimeter Center
17207 North Perimeter Drive                  By:________________________________
Scottsdale, Arizona 85255                    John R. Barravecchia
Telephone No.:    (602) 585-4500             Executive Vice President and
Facsimile No.:    (602) 585-2225             Chief Financial Officer

Attention: John R. Barravecchia
           Executive Vice President and
           Chief Financial Officer
                                             FFCA INSTITUTIONAL ADVISORS, INC.
with a copy to:

Franchise Finance Corporation of America
The Perimeter Center                         By:________________________________
17207 North Perimeter Drive                  John R. Barravecchia
Scottsdale, Arizona 85255                    Executive Vice President and
Telephone No.:    (602) 585-4500             Chief Financial Officer
Facsimile No.     (602) 585-2225

Attention: Dennis L. Ruben, Esq.
           Executive Vice President
           and General Counsel
                                             FFCA MORTGAGE CORPORATION

Address for Administrative Agent:

NationsBank of Texas, N.A.                   By:________________________________
901 Main Street, 67th Floor                  John R. Barravecchia
Dallas, Texas  75202                         Executive Vice President and
Telephone No.:    (214) 508-3091             Chief Financial Officer
Facsimile No.:    (214) 508-0980

Attention: Frank M. Johnson
           Senior Vice President

                                    EXHIBIT C

                        QUARTERLY COMPLIANCE CERTIFICATE


     The undersigned hereby certifies that he/she is a duly elected Authorized Officer of Franchise Finance Corporation of America, a Delaware corporation ("Borrower"), and that he/she is authorized to execute this Certificate on behalf of Borrower in connection with that certain Second Amended and Restated Credit Agreement dated as of December ___, 1997 ("Credit Agreement"), among Borrower, NationsBank of Texas, N.A., individually and as Administrative Agent, Bank of Montreal, Chicago Branch, Commerzbank Aktiengesellschaft, Los Angeles Branch, The Long-Term Credit Bank of Japan, Ltd. and Union Bank of Switzerland (New York Branch), as Co-Agents, and each Lender a party thereto. All terms used but not defined herein shall have the meanings set forth in the Credit Agreement. This Certificate is submitted concurrently with quarterly financial statements of Borrower for the period ended ____________, ____. The undersigned hereby further certifies to the following as of the date set forth below:

     1. The representations and warranties of Borrower under the Credit Agreement are true and complete in all material respects, before and after giving effect to any Advances.

     2. No event has occurred which constitutes a Default or Event of Default.

     3. Company continues to qualify as a Real Estate Investment Trust under the Code.

     4. The following calculations are true, accurate and complete, and are made in accordance with the terms and provisions of the Credit Agreement:

1.   Applicable Margin.
     -----------------

     The Index Debt Rating is ______________. The Applicable Margin with respect to Base Rate Advances is _____%. The Applicable Margin with respect to LIBOR Advances is _____%.

2.   Section 6.1(a).  Minimum Net Worth.
                      -----------------

     (a) Minimum Net Worth

          (i) $425,000,000                             $425,000,000

          (ii) 75% of  aggregate  Net Cash  Proceeds   $___________
     received  by  Borrower  and  its   Consolidated
     Subsidiaries after April 15, 1997, disposition of Capital Stock

          (iii)  amount  equal  to Net  Worth of any   $___________
     Person acquired (via asset or stock purchase) by Borrower or any Subsidiary to the extent purchase price is paid for in Capital Stock of Borrower or such Subsidiary

          (iv)  Minimum  Net  Worth  [(i)  +  (ii) +                 $__________
     (iii)]

     (b) Actual Net Worth  (determined in accordance                 $__________
with GAAP)

3.    Section  6.1(b).  Total  Indebtedness to Adjusted
                        -------------------------------
      Net Worth Ratio.
      ---------------

     (a) Maximum Ratio                                               0.90 to 1

     (b) Actual Ratio

          (i)    Indebtedness    of   Company    and
     Consolidated Subsidiaries

               a. Debt for Borrowed Money              $___________

               b. Capital Lease obligations            $___________

               c. Reimbursement obligations relating   $___________
          to letters of credit

               d. Contingent Liabilities relating to   $___________
          (a), (b) and (c) above

               e. Withdrawal Liability                 $___________

               f.   indebtedness   associated   with   $___________
          Interest Hedge Agreements

               g.  payments  due  for  the  deferred   $___________
          purchase  price of property  and  services
          (excluding trade payables less than 90 days old)

               h.    obligations    (contingent   or   $___________
          otherwise to purchase, retire or redeem any Capital Stock)

               i.  [a. + b. + c. + d. + e. + f. + g.                 $__________
          + h.]

          (ii)     Indebtedness     evidenced     by                 $__________
     Intercompany Notes and which is subject to a Subordination Agreement

          (iii) Total Indebtedness [(i) - (ii)]                      $__________

          (iv) Adjusted Net Worth

               a.  Actual Net Worth  (determined  in   $___________
          accordance with GAAP)

               b.      Accumulated      Depreciation   $___________
          (determined in accordance with GAAP)

               c. Adjusted Net Worth [a. + b.]                       $__________

          (v) Total  Indebtedness  to  Adjusted  Net                 ______ to 1
     Worth [(iii)/(iv)]

4.   Section 6.1(c). Fixed Charge Coverage Ratio.
                     ---------------------------

     (a) Minimum Ratio                                               2.0 to 1

     (b) Actual Ratio

          (i) Cash Flow From  Operations for twelve-   $___________
     calendar   month  period   ending  on  or  most
     recently ended prior to date of determination

          (ii)   cash   interest   payable   on  all   $___________
     Indebtedness (including interest on Capitalized
     Leases)

          (iii) [(i) + (ii)]                                         $__________

          (iv)   cash   interest   payable   on  all   $___________
     Indebtedness (including interest on Capitalized
     Leases)

          (v) regularly  scheduled principal amounts   $___________
     on Indebtedness  (including rentals under Lease
     Obligations  but  excluding  any payment  which
     pays  Indebtedness  in full to the extent  such
     payment  exceeds  the   immediately   preceding
     scheduled principal payment)

          (vi) principal amounts of all Indebtedness   $___________
     (including under Lease Obligations) required to be prepaid or purchased during such period

          (vii) [(iv) + (v) + (vi)]                                  $__________

          (viii)   Fixed   Charge   Coverage   Ratio                 ______ to 1
     [(iii)/(vii)]

5.   Section 6.1(d). Maximum Total Secured Indebtedness.
                     ----------------------------------

     (a) Maximum Total Secured  Indebtedness (10% of                 $__________
Total Assets)

     (b)   Actual   Total    Secured    Indebtedness

          Indebtedness    of   Borrower    and   its                 $__________
     Consolidated Subsidiaries (from Section 3(b)(i) above that is secured by a Consensual Lien)

6.   Section 6.1(e). Ratio of Total Unencumbered Assets to Total
                     -------------------------------------------
     Unsecured Indebtedness.
     ----------------------

     (a) Minimum Ratio                                               1.75 to 1

     (b) Actual Ratio

          (i) Total  Assets  not  subject  to a Lien   $___________
     other than Liens of the type described in clause (a) through (f) of the definition of Permitted Liens

          (ii) Aggregate  amount of  Indebtedness of   $___________
     Company and its Consolidated  Subsidiaries that
     is not  secured  by a Lien  other than Liens of
     the type described in clause (a) through (f) of
     the   definition   of  Permitted   Liens  (iii)
     [(i)/(ii)]

7.   Section 6.3. Contingent Liabilities.
                  ----------------------

     (a) Maximum                                                     $5,000,000

     (b) Actual                                                      $__________

8.   Section 6.6. Disposition of Assets.
                  ---------------------

     (a) Maximum during any four consecutive fiscal quarters

          (i)  Total  Assets  as of the first day of   $___________
     preceding  four  consecutive   fiscal  quarters
     divided by four

          (ii) 25% times 8(a)(i) above                 $___________

     (b) Actual                                                      $__________

9.   Section 6.7. Permitted Distributions.
                  -----------------------

     (a) Maximum

          (i)  Cash  Flow  From   Operations   (from   $___________
     Section 4(b)(i) above)

          (ii) 95% times 9(a)(i) above                 $___________

     (b) Actual                                                      $__________

         IN WITNESS WHEREOF, I have executed this Certificate as of the _____ day of _____________, 19___.

                                               FRANCHISE FINANCE CORPORATION
                                               OF AMERICA



                                               By: _____________________________
                                                   Name:________________________
                                                   Title:_______________________

                                    EXHIBIT D

                          CONVERSION/CONTINUANCE NOTICE


                                     [Date]



NationsBank of Texas, N.A.
Administrative Agent
NationsBank Plaza
901 Main Street, 13th Floor
Dallas, Texas  75202

Attention:   Marie Lancaster

Ladies and Gentlemen:

         The undersigned refers to the Second Amended and Restated Credit Agreement dated as of December ___, 1997 (the "Credit Agreement", the terms defined therein being used herein as therein defined) among Franchise Finance Corporation of America, NationsBank of Texas, N.A., as Administrative Agent, and Bank of Montreal, Chicago Branch, Commerzbank Aktiengesellschaft, Los Angeles Branch, The Long-Term Credit Bank of Japan, Ltd. and Union Bank of Switzerland (New York Branch), as Co-Agents, and each Lender party thereto, and hereby gives you notice pursuant to Section 2.9 of the Credit Agreement that the undersigned hereby requests Borrowing[s] [a continuation/conversion of an existing Advance] [continuations/conversions of existing Advances] under the Credit Agreement, and in that connection sets forth below the information relating to [each] such Advance as required by Section 2.9 of the Credit Agreement:


                  (i) The principal amount of existing [LIBOR Advances] [Base Rate Advances] to be [converted] [continued] is $__________.

                  (ii) The Business Day of such [continuation] [conversion] is _____________, 199_.

                  (iii) The Type of Advance[s] comprising such [continuation] [conversion] of Revolving Loans is [are] [Base Rate Advance [to the extent of an aggregate amount of $ ]] [LIBOR Advance [to the extent of an aggregate amount of $________________]].

                  (iv) The Type of Advance[s] comprising such [continuation] [conversion] of Term Loans is [are] [Base Rate Advance [to the extent of an aggregate amount of $_______]] [LIBOR Advance [to the extent of an aggregate amount of $__________________]].

                  (v) The initial Interest Period for each LIBOR Advance made as part of such [continuation] [conversion] is months.


                  The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the [continuation] [conversion], before and after giving effect thereto and to the application of the proceeds therefrom:

                  (A) the conditions precedent specified in Article III of the Credit Agreement have been satisfied with respect to the [continuation] [conversion] and will remain satisfied on the date of such [continuation] [conversion];

                  (B) the representations and warranties specified in Article IV of the Credit Agreement are true and correct in all material respects as though made on and as of such date; and

                  (C) no event has occurred and is continuing or would result from such [continuation] [conversion], which constitutes a Default or Event of Default.


                                             Very truly yours,

                                             FRANCHISE FINANCE CORPORATION
                                             OF AMERICA, a Delaware corporation



                                             By:  ______________________________
                                                  Name:_________________________
                                                  Title:________________________

                                    EXHIBIT E

                                BORROWING NOTICE


                                     [Date]



NationsBank of Texas, N.A.,
Administrative Agent
NationsBank Plaza
901 Main Street, 13th Floor
Dallas, Texas  75202

Attention:    Marie Lancaster

Ladies and Gentlemen:

         The undersigned refers to the Second Amended and Restated Credit Agreement dated as of December ___, 1997 (the "Credit Agreement", the terms defined therein being used herein as therein defined) among Franchise Finance Corporation of America, NationsBank of Texas, N.A., as Administrative Agent, Bank of Montreal, Chicago Branch, Commerzbank Aktiengesellschaft, Los Angeles Branch, The Long-Term Credit Bank of Japan, Ltd. and Union Bank of Switzerland (New York Branch), as Co-Agents, and each Lender, and hereby gives you notice pursuant to Section 2.2 of the Credit Agreement that the undersigned hereby requests Borrowing[s] under the Credit Agreement, and in that connection sets forth below the information relating to [each] such Advance (a "Proposed Borrowing") as required by Section 2.2 of the Credit Agreement:

                  Proposed Borrowing:

                  (i)  The   Business   Day  of  such   Proposed   Borrowing  is
         ______________, 19___.

                  (ii) The Type of Advance[s] comprising such Proposed Borrowing of Revolving Loans is [are] [Base Advance [to the extent of an aggregate amount of $ ]] [LIBOR Advance [to the extent of an aggregate amount of $________________]].

                  (iii) The Type of Advance[s] comprising such Proposed Borrowing of Term Loans is [are] [Base Advance [to the extent of an aggregate amount of $_______]] [LIBOR Advance [to the extent of an aggregate amount of $__________________]].

                  (iv) The aggregate amount of such Proposed Borrowing is $_______ .

                  [(v) The initial Interest Period for each LIBOR Advance made as part of such Proposed Borrowing is months.]

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

                  (A) the conditions precedent specified in Article III of the Credit Agreement have been satisfied with respect to the Proposed
         Borrowing and will remain satisfied on the date of such Proposed Borrowing;

                  (B) the representations and warranties specified in Article IV of the Credit Agreement are true and correct in all material respects as though made on and as of such date; and

                  (C) no event has occurred and is continuing or would result from such Proposed Borrowing, which constitutes a Default or Event of Default.

                                            Very truly yours,

                                            FRANCHISE FINANCE CORPORATION
                                            OF AMERICA, a Delaware corporation



                                            By:  _______________________________
                                                 Name:__________________________
                                                 Title:_________________________

                                    EXHIBIT F

                       ASSIGNMENT AND ACCEPTANCE AGREEMENT


         THIS ASSIGNMENT AND ACCEPTANCE AGREEMENT ("Assignment and Acceptance") is dated ________________, _____, among ________________________ ("Assignor")
and _____________________ ("Assignee") and NationsBank of Texas, N.A., as Administrative Agent ("Administrative Agent").


                                   BACKGROUND.

         A. Reference is made to the Second Amended and Restated Credit Agreement dated as of December ___, 1997 (as it may hereafter be amended or otherwise modified from time to time, being referred to as the "Credit Agreement") among Franchise Finance Corporation of America (the "Company"), the financial institutions parties thereto as Lenders thereunder, Bank of Montreal, Chicago Branch, Commerzbank Aktiengesellschaft, Los Angeles Branch, The Long-Term Credit Bank of Japan, Ltd. and Union Bank of Switzerland (New York Branch), as Co-Agents, and Administrative Agent for Lenders under the Credit Agreement. Unless otherwise defined, terms are used herein as defined in the Credit Agreement.

         B. This Assignment and Acceptance is made with reference to the following facts:

                  (i) Assignor is a Lender under and as defined in the Credit Agreement and, as such, presently holds a percentage of the rights and obligations of Lenders under the Credit Agreement.

                  (ii) As of the date hereof, the Commitment is $ , and Assignor's Specified Percentage is ___%.

                  (iii) On the terms and conditions set forth below, Assignor desires to sell and assign to Assignee, and Assignee desires to purchase and assume from Assignor, as of the Transfer Date (as defined below), a portion of Assignor's Specified Percentage of the Commitment equal to ______% [express as a percentage of Commitment] (the "Assigned Percentage").


                                   AGREEMENT.

         NOW, THEREFORE, Assignor and Assignee hereby agree as follows:

         1. Assignor hereby sells and assigns to Assignee, without recourse and, except as provided in paragraph 2 of this Assignment and Acceptance, without representation and warranty, and Assignee hereby purchases and assumes from Assignor, Assignor's rights and obligations under the Credit Agreement, to the extent of the Assigned Percentage (including without limitation, (a) the Assigned Percentage of the Commitment as in effect as of the Transfer Date and (b) _____% of each of the Advances owing to Assignor on the Transfer Date).

         2. Assignor (a) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties  or  representations  made  in  or  in  connection  with  the  Credit
Agreement, any other Loan Paper or any other instrument or document furnished pursuant thereto, or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Loan Paper or any other instrument or document furnished pursuant thereto or any collateral; and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or any Person the performance or observance by the Company or any Person of any of its obligations under the Loan Papers or any other instrument or document furnished pursuant thereto.

         3.  Assignee  (a)  confirms  that it has  received a copy of the Credit
Agreement, together with copies of the most recent financial statements delivered to Assignor pursuant to Section 5.5 of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (b) agrees that it will, independently and without reliance upon the Administrative Agent, Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Loan Papers; (c) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Papers as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (d) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Loan Papers are required to be performed by it as a Lender; (e) specifies, as its address for notice and Lending Office, the office set forth beneath its name on the signature pages hereof; (f) confirms that it is an Eligible Assignee[; and
(g) attaches the forms prescribed by the IRS certifying as to Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to Assignee under the Credit Agreement, the other Loan Papers and this Assignment or Acceptance or such other documents as are necessary to indicate that all such payments are subject to taxes at a rate reduced by applicable treaty].

         4. The effective date for this Assignment and Acceptance (the "Transfer Date") shall be the date following execution by the parties hereto on which Assignor receives from Assignee an amount in same day funds equal to _____% of the aggregate principal amount of Advances owing to Assignor on such date, together with the $3,500 processing fee required under Section 9.4 of the Credit Agreement, and Administrative Agent and the Company receive notice thereof and an executed copy of this Assignment and Acceptance. The Company acknowledges its obligations under the Credit Agreement, and agrees, within five Business Days after receiving an executed copy of this Assignment and Acceptance to execute and deliver to Administrative Agent, in exchange for the Note originally delivered to Assignor, new Notes to the order of Assignor and Assignee in amounts equal to their respective Specified Percentages of the Commitment.

         5. As of the Transfer Date, (a) Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder, (b) Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement and other Loan Papers, and (c) Assignor's Specified Percentage shall be %, and Assignee's Specified Percentage shall be ________%.

         6. From and after the Transfer Date, Administrative Agent shall make all payments under the Credit Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and fees with respect thereto) to Assignee. Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Transfer Date directly between themselves.

         7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the state of Texas, without reference to principles of conflict of laws.

                                     ASSIGNOR:


                                     ___________________________________________


                                     By:  ______________________________________
                                          Name:_________________________________
                                          Title:________________________________

Address:                                ASSIGNEE:

_________________________               ________________________________________
_________________________
_________________________
Attn:_________________________          By:   __________________________________
                                              Name:_____________________________
Telephone No.:   (   ) ___-____               Title:____________________________
Telecopier No.:  (   ) ___-____

LIBOR Lending Office:

_________________________
_________________________
_________________________
Attn:_________________________
Telephone No.:   (   ) ___-____
Telecopier No.:  (   ) ___-____


                                        ADMINISTRATIVE AGENT

                                        NATIONSBANK OF TEXAS, N.A.,
                                        Administrative Agent



                                        By:  ___________________________________
                                             Name:______________________________
                                             Title:_____________________________


Accepted and approved this _____
day of ___________, 199___:

FRANCHISE FINANCE CORPORATION OF AMERICA



By:   ___________________________________
      Name:______________________________
      Title:_____________________________

                                    EXHIBIT G

                             SUBORDINATION AGREEMENT
                             -----------------------


         SUBORDINATION AGREEMENT, dated as of ____________________, _____ (as amended, supplemented, or otherwise modified from time to time, this "Agreement") made by , a (the "Company") and Franchise Finance Corporation of America, a Delaware corporation (the "Subordinated Creditor") for the benefit of the Lenders (each a "Lender") party to the Credit Agreement (as defined below), the Co-Agents as described in the Credit Agreement, and NationsBank of Texas, N.A., as the Administrative Agent (the "Administrative Agent") for itself and the Lenders.


                                   BACKGROUND:
                                   -----------

         (1) The Lenders, the Co-Agents, and the Administrative Agent have entered into a Second Amended and Restated Credit Agreement dated as of December ____, 1997, with the Subordinated Creditor (as amended, supplemented, or otherwise modified from time to time, the "Credit Agreement"). Unless otherwise defined herein, defined terms used herein shall have the meanings ascribed to them in the Credit Agreement.

         (2) The Company is or may be indebted to the Subordinated Creditor in the principal amount of $350,000,000 or such lesser amount as shall equal the aggregate unpaid principal amount of Intercompany Loans made by Subordinated Creditor to the Company evidenced by the promissory note of even date herewith in such principal amount (as the same may hereafter be amended, supplemented, or otherwise modified from time to time, the "Debt Agreement"). All such obligations of the Company now or hereafter existing under the Debt Agreement, whether for principal, interest (including, without limitation, interest accruing after the filing of a petition initiating any Proceeding (as defined below), whether or not such interest accrues after the filing of such petition for purposes of the Bankruptcy Code of 1978, 11 U.S.C. '101 et seq. (the "Bankruptcy Code") or is an allowed claim in such Proceeding), fees, expenses or otherwise are hereinafter referred to as "Subordinated Debt". For purposes of this Agreement, "Proceeding" means any bankruptcy, insolvency, arrangement, reorganization, receivership, relief or other similar case or proceeding under any federal or state bankruptcy or similar law or an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of a Person.

         (3) It is a condition precedent to the making of Advances by the Lenders under the Credit Agreement that the Subordinated Creditor shall have executed and delivered this Agreement.

         NOW, THEREFORE, in consideration of the premises, the Company and the Subordinated Creditor hereby agree as follows:

         SECTION 1. Agreement to Subordinate. Each of the Subordinated Creditor and the

Company agrees that the Subordinated Debt is and shall be subordinate, to the extent and in the manner hereinafter set forth, to the prior payment in full of all obligations of the Company now or hereafter existing under the Credit Agreement and the other Loan Papers, whether for principal, interest (including, without limitation, interest, as provided in the Notes, accruing after the filing of a petition initiating any Proceeding, whether or not such interest accrues after the filing of such petition for purposes of the Bankruptcy Code or is an allowed claim in such Proceeding), fees, expenses or otherwise (such obligations and all Obligations, as defined in the Credit Agreement, being herein collectively called the "Obligations"). For the purposes of this Agreement, the Obligations shall not be deemed to have been paid in full until
(a) all maturity dates therefor shall have elapsed, (b) the Commitment shall have been terminated, and (c) the Lenders shall have received indefeasible payment of the Obligations in full in cash (such date that the conditions described in (a), (b), and (c) herein are satisfied shall be the "Credit Agreement Termination Date").

         SECTION 2. Events of Subordination. (a) In the event of any dissolution, winding up, liquidation, arrangement, reorganization, adjustment, protection, relief or composition of the Company or any Subsidiary of the Company or any of their respective debts, whether voluntary or involuntary, in any Proceeding of the Company or any Subsidiary of the Company or otherwise, the Lenders shall be entitled to receive indefeasible payment in full in cash of the Obligations before the Subordinated Creditor is entitled to receive any payment of all or any of the Subordinated Debt, and any payment or distribution of any kind (whether in cash, property or securities) that otherwise would be payable or deliverable upon or with respect to the Subordinated Debt in any such Proceeding (including any payment that may be payable by reason of any other indebtedness of the Company being subordinated to payment of the Subordinated
Debt) shall, subject to the following sentence, be paid or delivered directly to the Administrative Agent for the account of the Lenders for application (in the case of cash) to, or as collateral (in the case of non-cash property or securities) for, the payment or prepayment of the Obligations until the Obligations shall have been paid indefeasibly in full in cash and the Credit Agreement Termination Date to have occurred.

         (b) Upon the occurrence of a Default or Event of Default and during the continuance thereof, no payment (including any payment that may be payable by reason of any other indebtedness of the Company being subordinated to payment of the Subordinated Debt) shall be made by the Company for or on account of any Subordinated Debt, and the Subordinated Creditor shall not take or receive from the Company or any Subsidiary of the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, including, without limitation, from or by way of collateral, any payment of all or any of the Subordinated Debt, unless and until the Obligations shall have been paid indefeasibly in full in cash and the Credit Agreement Termination Date has occurred.

         (c) During the continuance of a Default or Event of Default, the Lenders shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Obligations before the Subordinated Creditor is entitled to receive any payment (including any payment which may be payable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Subordinated Debt) by the Company on account of the Subordinated Debt.

         SECTION 3. In Furtherance of Subordination. The Subordinated Creditor agrees as follows:

         (a) All payments or distributions upon or with respect to the Subordinated Debt which are received by the Subordinated Creditor contrary to the provisions of this Agreement shall be received in trust for the benefit of the Lenders, shall be segregated from other funds and property held by the Subordinated Creditor and shall be forthwith paid over to the Administrative Agent for the account of the Lenders in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to, or held as collateral (in the case of non-cash property or securities) for, the payment or prepayment of the Obligations in accordance with the terms of the Credit Agreement.

         (b) The Subordinated Creditor hereby waives and agrees not to assert against Administrative Agent or any Lender any rights which a guarantor or surety with respect to any indebtedness of the Company or any obligor could exercise. The Subordinated Creditor shall not assert, enforce, or otherwise exercise (a) any right of subrogation to any of the rights or Liens of Administrative Agent or any Lender or any other Person against the Company or any of its Subsidiaries or any other obligor on all or any part of the Obligations or any collateral or other security, or (b) any right of recourse, reimbursement, contribution, indemnification, or similar right against the Company or any of its Subsidiaries or any other obligor on all or any part of the Obligations or any collateral or any security, and the Subordinated Creditor hereby waives any and all of the foregoing rights and the benefit of, and any right to participate in, any collateral or other security given to Administrative Agent or any Lender or any other Person to secure payment of the Obligations, however any such Rights arise, whether hereunder or any other Loan Paper or by operation of Law until after the Credit Agreement Termination Date has occurred.

         (c) The Subordinated Creditor hereby irrevocably appoints Administrative Agent, the Subordinated Creditor's attorney-in-fact, with full authority in the place and stead of the Subordinated Creditor and in the name of the Subordinated Creditor or otherwise to, after the occurrence of a Default or Event of Default and during the continuance thereof, (a) file any claims, proofs of claim, or other instruments of similar character necessary to enforce the obligations of the Company and its Subsidiaries with respect to the Subordinated Debt and (b) collect and receive any and all payments or distributions which may be payable or deliverable upon or with respect to the Subordinated Debt. Such power of attorney is coupled with an interest and is irrevocable prior to final indefeasible payment in full of the Obligations.

         (d) The Administrative Agent is hereby authorized to demand specific performance of this Agreement, whether or not the Company shall have complied with any of the provisions hereof applicable to it, at any time when the Subordinated Creditor shall have failed to comply with any of the provisions of this Agreement applicable to it. The Subordinated Creditor hereby irrevocably waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

         (e) No assets or Properties of the Company or its Subsidiaries shall secure the Subordinated Debt, except to the extent of Liens which are assigned to the Administrative Agent on behalf of the Lenders.

         SECTION 4. Remedies of the Subordinated Creditor. The Subordinated Creditor agrees that, so long as the Obligations shall not have been paid indefeasibly in full in cash and the Credit Agreement Termination Date has occurred, the Subordinated Creditor will not take, sue for, ask or demand from the Company or its Subsidiaries, payment of all or any of the Subordinated Debt, or exercise any remedy against the Company or its Subsidiaries available contractually, by law or otherwise, or commence in its capacity as a creditor, or join with any creditor in commencing, or directly or indirectly cause in its capacity as creditor to the Company or its Subsidiaries to commence, or assist the Company or its Subsidiaries in commencing, any Proceeding or any other remedy against the Company or its Subsidiaries.

         SECTION 5. Agreements in Respect of Subordinated Debt.

         (a) The Subordinated Creditor will not:

                  (i) Sell, assign, pledge, encumber or otherwise dispose of any of the Subordinated Debt; or

                  (ii) Permit any of the terms of any of the Subordinated Debt to be changed or amended (or issue any consent, waiver or approval which has the effect of resulting in any change or amendment) in any manner which could reasonably be expected to be materially adverse to the interests of the Lenders.

         (b)  The   Subordinated   Creditor   shall   immediately   notify   the
Administrative Agent of the occurrence of any breach or default under the Subordinated Debt beyond any grace period provided with respect thereto.

         SECTION 6. Agreement by the Company. The Company agrees that it will not make any payment of any of the Subordinated Debt (or take any other action) in contravention of the provisions of this Agreement.

         SECTION 7. Obligations Hereunder Not Affected. All rights and interests of the Administrative Agent and the Lenders hereunder, and all agreements and obligations of the Subordinated Creditor and the Company under this Agreement, shall remain in full force and effect irrespective of:

                  (i) any lack of validity or enforceability of the Credit Agreement, the Notes, the Loan Papers or any other agreement or instrument relating thereto;

                  (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, the Loan Papers or the Notes, including, without limitation, any increase in the Obligations resulting from the extension of additional credit to the Company or otherwise;

                  (iii) any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations; or

                  (iv) any change, restructuring or termination of the corporate structure or existence of the Company or its Subsidiaries.

This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

         SECTION 8. Waiver. Each of the Subordinated Creditor and the Company hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Agreement and any requirement that the Administrative Agent or any Lender or exhaust any right or take any action against the Company, its Subsidiaries or any other Person or entity.

         SECTION 9. Representations and Warranties. The Subordinated Creditor and the Company each hereby represent and warrant as follows:

         (a) The Subordinated Debt now outstanding, true and complete copies of instruments evidencing which have been furnished to the Administrative Agent, has been duly authorized, issued and delivered by the Company, and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. There exists no default in respect of the Subordinated Debt.

         (b) The Subordinated Creditor has, independently and without reliance upon the Administrative Agent or any Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

         SECTION 10. Amendments to this Agreement. No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Subordinated Creditor or the Company herefrom, shall in any event be effective unless the same shall be in writing and signed as provided in the Credit Agreement, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 11. Expenses. Each of the Subordinated Creditor and the Company agrees, jointly and severally, upon demand to pay to the Administrative Agent the amount of any and all reasonable out-of-pocket expenses, including the reasonable fees and expenses of its counsel and of any experts or agents, which the Administrative Agent or any Lender may incur in connection with the (a) the administration of this Agreement, (b) the exercise or enforcement of any of the rights of the Administrative Agent or the Lenders hereunder or (c) the failure by the Subordinated Creditor to perform or observe any of the provisions hereof.

         SECTION 12. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered to it, if to the Subordinated Creditor, at its address specified in the Credit Agreement, and if to the Administrative Agent or any Lender, at its address specified in the Credit Agreement, or as to each party, at such other address as shall be designated by such party in a written notice to each other party. All such notices and other communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective as provided in the Credit Agreement.

         SECTION 13. No Waiver; Remedies. No failure on the part of the Administrative Agent or any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by Law.

         SECTION 14. Continuing Agreement; Assignments Under the Credit Agreement. This Agreement is a continuing agreement and shall (a) remain in full force and effect until the indefeasible payment in full in cash of the Obligations and until the Commitment has terminated, (b) be binding upon the Subordinated Creditor and its successors and assigns, and (c) inure to the benefit of, and be enforceable by, the Administrative Agent, the Lenders and their respective permitted successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may assign or otherwise transfer all or any portion of its rights and obligations under, and in accordance with the terms of, the Credit Agreement to any other Person, and such other Person shall thereupon become vested with all the rights in respect thereof granted to such Lender herein or otherwise. Notwithstanding any other provision of this Agreement, this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the
Obligations is rescinded or must otherwise be returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy or reorganization of the Company or its Subsidiaries or otherwise, all as though such payment had not been made. In any such event, all payments and distributions upon or with respect to the Subordinated Debt which have been theretofore received by the Subordinated Creditor shall be deemed to have been received in trust for the benefit of the Lenders, shall be segregated from other funds and property held by the Subordinated Creditor and shall be forthwith paid over to the Administrative Agent for the account of the Lenders in the same form as so received (with any necessary indorsement) to be applied (in the case of cash) to, or held as collateral (in the case of non-cash property or securities) for, the payment or prepayment of the Obligations in accordance with the terms of the Credit Agreement.

         SECTION 15. GOVERNING LAW. (a) THIS AGREEMENT AND ALL OTHER LOAN PAPERS RELATED HERETO SHALL BE DEEMED CONTRACTS MADE UNDER THE LAWS OF TEXAS AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF TEXAS, EXCEPT TO THE EXTENT FEDERAL LAWS GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF ALL OR ANY PART OF THIS AGREEMENT AND ALL LOAN PAPERS. WITHOUT EXCLUDING ANY OTHER JURISDICTION, THE SUBORDINATED CREDITOR AGREES THAT THE COURTS OF TEXAS WILL HAVE JURISDICTION OVER PROCEEDINGS IN CONNECTION HEREWITH.

         (b) THE COMPANY HEREBY WAIVES PERSONAL SERVICE OF ANY LEGAL PROCESS UPON IT. IN ADDITION, THE COMPANY AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE COMPANY AT ITS ADDRESS DESIGNATED FOR NOTICE UNDER THIS AGREEMENT AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON RECEIPT BY THE COMPANY. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

         SECTION 16. WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE PARTIES HERETO HEREBY WAIVE ANY RIGHT THAT THEY MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE (WHETHER A CLAIM IN TORT, CONTRACT, EQUITY, OR OTHERWISE) ARISING UNDER OR RELATING TO THIS AGREEMENT, THE OTHER LOAN PAPERS, OR ANY RELATED MATTERS, AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

         SECTION 17. ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN PAPERS RELATED HERETO REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         SECTION 18. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. In making proof of any such agreement, it shall not be necessary to produce or account for any counterpart other than one signed by the party against which enforcement is sought.


================================================================================
                   REMAINDER OF PAGE LEFT INTENTIONALLY BLANK
================================================================================

         IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                        FRANCHISE FINANCE CORPORATION
                                        OF AMERICA



                                        By:  ___________________________________
                                             John R. Barravecchia
                                             Executive Vice President and
                                             Chief Financial Officer


                                        (THE COMPANY)



                                        By:  ___________________________________
                                             Name:______________________________
                                             Title:_____________________________

__________, 199__
Page 1
                                    EXHIBIT H

                       [Form of Confidentiality Agreement]

                            CONFIDENTIALITY AGREEMENT

                                                                          [Date]


[Insert Name and Address
of Prospective Participant
or Assignee]

         Re: Second Amended and Restated Credit Agreement dated as of December ___, 1997, among Franchise Finance Corporation of America ("FFCA"), the lenders named therein (the "Lenders"), NationsBank of Texas, N.A., as Administrative Agent, and Bank of Montreal, Chicago Branch, Commerzbank Aktiengesellschaft, Los Angeles Branch, The Long-Term Credit Bank of Japan, Ltd., and Union Bank of Switzerland (New York Branch), as Co-Agents.

Dear ______________:

         As a Lender under the above-referenced Credit Agreement (the "Credit Agreement"), we have agreed with FFCA pursuant to Section 9.9 of the Credit Agreement to use reasonable precautions to keep confidential, except as otherwise provided therein, all non-public information identified by FFCA as being confidential at the time the same is delivered to us pursuant to the
Credit Agreement, including, without limitation, written information and information transferred visually or electronically, together with all notes, analyses, compilations, studies or other documents that contain all or a portion of such information (collectively, "Confidential Information").

         As provided in said Section 9.9, we are permitted to provide you, as a prospective [participant] [assignee Lender], with certain Confidential Information subject to the execution and delivery by you, prior to receiving Confidential Information, of a Confidentiality Agreement in this form. No Confidential Information will be made available to you until your execution and return to us of this Confidentiality Agreement.

         Accordingly, in consideration of the foregoing, you agree (on behalf of yourself and each of your affiliates, directors, officers, employees, agents and representatives) that (A) the Confidential Information will not be used by you except in connection with the proposed [participation] [assignment] mentioned above and (B) you shall keep all Confidential Information confidential,

__________, 199__
Page 2

provided that nothing herein shall limit the disclosure of any Confidential Information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to your counsel or to counsel for any of the other Lenders or the Administrative Agent, (iii) to your bank examiners, auditors or accountants,
(iv) to the Administrative Agent or any other Lender, (v) in connection with any litigation to which you or any one or more of the Lenders are a party; provided, further, that, unless specifically prohibited by applicable law or court order, you agree, prior to disclosure thereof, to give prompt notification to FFCA of any request for disclosure of any Confidential Information (x) by any governmental agency or representative thereof (other than any such request in connection with an examination of your financial condition by such governmental agency) or (y) pursuant to legal process. With respect to any disclosure of any Confidential Information set forth in subclause (x) or (y) of clause (v) above, you agree, to the extent not prohibited by applicable law or court order, to (i) cooperate with FFCA so that FFCA may seek a protective order or other appropriate remedy and (ii) use its best efforts to obtain an order or reasonable assurance that confidential treatment will be afforded such information.

         At the earlier of such time as (i) you are no longer a Lender, an assignee or participant under the Credit Agreement, or (ii) all Advances (as defined in the Credit Agreement) under the Credit Agreement are paid in full and the Commitment (as defined in the Credit Agreement) is terminated, upon written request by FFCA and subject to any restrictions or regulations of any Tribunal having supervisory authority over you, you shall return to FFCA the Confidential Information which is in tangible form, including any copies which you or any persons to whom you transmitted the Confidential Information may have made, and you and they will destroy all abstracts, summaries thereof or references thereto in your and their documents, and after written request by FFCA, shall promptly provide FFCA reasonable assurance in writing that you have destroyed such documents.

         It is acknowledged that FFCA is in the business of financing commercial real estate, equipment and enterprises and from time to time you and FFCA may be in direct competition with each other for business. This Confidentiality Agreement does not constitute a license for you to use, employ or exploit the Confidential Information to gain any advantage in the marketplace against FFCA; it being expressly understood and agreed that any use, employment or exploitation of the Confidential Information for a purpose not expressly permitted herein is strictly prohibited.

         This Confidentiality Agreement contains the entire understanding of the parties to this Confidentiality Agreement with respect to the matters addressed in this Confidentiality Agreement and may be amended, modified, supplemented or altered only by a writing duly executed by you and us which is consented in writing to by FFCA and any prior agreements or understandings, whether oral or written, are entirely superseded by this Confidentiality Agreement.

         The covenants, conditions and agreements contained in this Confidentiality Agreement shall bind you and use and inure to the benefit of you, us and FFCA and their respective parent corporations, affiliated companies, subsidiaries, officers, employees, partners, agents and successors and assigns.

______________, 199__
Page 3

         Would you please indicate your agreement to the foregoing by signing at the place provided below the enclosed copy of this Confidentiality Agreement.


                                         Very truly yours,



                                         _______________________________________
                                         By:____________________________________
                                         Title:_________________________________


THE FOREGOING IS AGREED TO AS
OF THE DATE OF THIS LETTER.

_____________________________



By:__________________________
Title:_______________________

                                    EXHIBIT I

                                  BID RATE NOTE

$175,000,000                      Dallas, Texas               December ___, 1997


         FOR VALUE RECEIVED, the undersigned, FRANCHISE FINANCE CORPORATION OF AMERICA, a Delaware corporation ("Borrower"), HEREBY PROMISES TO PAY to the order of ___________________________________ ("Lender") the lesser of ONE
HUNDRED SEVENTY-FIVE MILLION AND NO/100 DOLLARS ($175,000,000.00) and the unpaid principal amount of the Bid Rate Loans (as defined in the Credit Agreement hereinafter defined) made by Lender to Borrower, pursuant to the Credit Agreement, payable at such times, and in such amounts, as are agreed to by Lender and Borrower pursuant to Section 2.2(h) of the Credit Agreement. The books and records of Administrative Agent shall be prima facie evidence of all sums due Lender.

         Borrower promises to pay interest on the unpaid principal amount of the Bid Rate Loans from the date made until such principal amount is paid in full, at such interest rates, and payable at such times, as are agreed to by Lender and Borrower pursuant to Section 2.2(h) of the Credit Agreement.

         Both principal and interest are payable in lawful money of the United States of America to Administrative Agent (as defined in the Credit Agreement) (for the account of Lender) at its principal banking house at NationsBank Plaza, 901 Main Street, Dallas, Texas 75202, or such other place as Administrative Agent may direct, in immediately available funds.

         This Bid Rate Note is one of the Bid Rate Notes evidencing Bid Rate Loans referred to in, and is entitled to the benefits of, the Second Amended and Restated Credit Agreement dated as of December ___, 1997, among Borrower, NationsBank of Texas, N.A., as Administrative Agent, Lender and certain other lenders (as from time to time amended, modified or supplemented, the "Credit Agreement"). The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of an Event of Default (as defined in the Credit Agreement) and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

         Borrower and each guarantor, surety and endorser waives demand, presentment, notice of dishonor, protest and diligence in collecting sums due hereunder; agrees to application of any debt of Lender to the payment hereof; agrees that extensions and renewals without limit as to number, acceptance of any number of partial payments, releases of any party liable hereon, and releases or substitutions of collateral, before or after maturity, shall not release or discharge its obligation under this Bid Rate Note; and agrees to pay in addition to all other sums due hereunder reasonable attorney's fees if this Bid Rate Note is placed in the hands of an attorney for collection or if it is collected through bankruptcy or other judicial proceeding. Borrower agrees that during the full term hereof the maximum lawful interest rate for this Bid Rate Note determined under Texas law shall be the weekly ceiling as specified in
Article 5069-1D of V.A.T.S. Further, to the extent that any other lawful rate ceiling exceeds the rate ceiling so determined, then the higher rate ceiling shall apply. Chapter 15 of the Texas Credit Code does not apply to this Bid Rate Note.

         This Bid Rate Note shall be governed by and construed in accordance with the laws of the State of Texas.

                                       FRANCHISE FINANCE CORPORATION
                                       OF AMERICA, a Delaware corporation



                                       By:   ___________________________________
                                             John R. Barravecchia
                                             Executive Vice President and
                                             Chief Financial Officer

                                  Schedule 4.1
                         ORGANIZATION AND QUALIFICATION

Franchise Finance Corporation of America (FFCA)
A Delaware Corporation
17207 N. Perimeter Drive
Scottsdale, AZ 85255

The Corporation has authorized 200,000,000 shares of common stock, par value $.01 per share issued and outstanding 41,787,542* shares as of December 26, 1997


FFCA Acquisition Corporation
A Delaware Corporation and wholly-owned subsidiary of FFCA
17207 N. Perimeter Drive
Scottsdale, AZ 85255

The Corporation has authorized 100 shares of common stock, par value $.01 per share issued and outstanding 100 shares


FFCA Institutional Advisors, Inc.
A Delaware Corporation and wholly-owned subsidiary of FFCA
17207 N. Perimeter Drive
Scottsdale, AZ 85255

The Corporation has authorized 100 shares of common stock, par value $.01 per share issued and outstanding 100 shares


FFCA Secured Assets Corporation
A Delaware Corporation and wholly-owned subsidiary of FFCA
17207 N. Perimeter Drive
Scottsdale, AZ 85255

The Corporation has authorized 100 shares of common stock, par value $.01 per share issued and outstanding 100 shares



*As of the date of the latest available 13F filings, the following shareholders held 1% or more of the outstanding common stock of FFCA:

European Investors Inc.                     1,377,100
Morton H. Fleischer                         1,208,469
Travelers Group Inc.                        1,115,746
Mellon Bank Corporation                     1,048,942
Smith Barney Inc.                             956,160
Vanguard Group                                690,800
Robert W. Halliday                            429,600

FFCA Secured Lending Corporation
A Delaware Corporation and wholly-owned subsidiary of FFCA
17207 N. Perimeter Drive
Scottsdale, AZ 85255

The Corporation has authorized 100 shares of common stock, par value $.01 per share issued and outstanding 100 shares


FFCA Residual Interest Corporation
A Delaware Corporation and wholly-owned subsidiary of FFCA
17207 N. Perimeter Drive
Scottsdale, AZ 85255

The Corporation has authorized 100 shares of common stock, par value $.01 per share issued and outstanding 100 shares


FFCA Mortgage Corporation
A Delaware Corporation; all of the common stock (representing 5% of the equity securities of the corporation) is owned by Morton H. Fleischer and all of the non-voting preferred stock (representing 95% of the equity securities of the corporation) is owned by FFCA. It is anticipated that FFCA Mortgage Corporation will file for dissolution effective December 31, 1997.
17207 N. Perimeter Drive
Scottsdale, AZ 85255

The Corporation has authorized 100 shares of common stock, par value $10 per share, issued and outstanding 100 shares; and also has authorized 100 shares of preferred stock, par value $10 per share, issued and outstanding 100 shares.

                                  SCHEDULE 4.5


         1. On September 28, 1989, a complaint was filed in the United States District Court for the Eastern District of New York, captioned C.D.S. Diversified, Inc. ("CDS"), Claude Shipman and Roland Davis v. Franchise Finance Corporation of America, Ticor Title Insurance Company and United Guaranty Insurance Company, Civil Action No. CV-89 2887 (the "CDS Complaint"). The CDS
Complaint alleges, among other things, that FFCA misrepresented to the Plaintiffs the purpose of both a rent guaranty insurance policy with United Guaranty Commercial Insurance Company and an $80,000 letter of credit. The Plaintiffs further allege that FFCA breached a lease agreement between FFCA (in reality, FFCA's predecessor in interest, FFCA/IIP 1985 Property Company) and CDS, and that FFCA fraudulently presented the letter of credit for payment. Finally, the Plaintiffs allege that FFCA wrongfully converted $36,000 which had been placed in escrow with Ticor Title Insurance Company. The Plaintiffs seek compensatory damages from FFCA on their various causes of action in the amounts of $1,500,000, $36,000, $80,000 and $35,000, respectively, and punitive damages in the amount of $1,000,000. Both parties filed motions for summary judgment, which were denied by the Court. All pretrial discovery has been completed and the parties are awaiting the setting of a trial date by the Court.

         2. On December 12, 1991, a complaint was filed in the Circuit Court of Knox County, Tennessee, captioned Interstate Franchise Management Corporation, Tennessee Valley Investments, Inc., and John W. Pirkle v. FFCA/IIP 1986 Property Company and William E. Fort. The complaint alleges that a former employee of FFCA's predecessor in interest, FFCA/IIP 1986 Property Company ("IIP 86"), William E. Fort and other officers of IIP 86 misrepresented to the Plaintiffs that C. Randy Lance ("Lance") and his related entities were extremely trustworthy, creditworthy and had sufficient net worth to acquire the restaurant business owned by the Plaintiffs. Plaintiffs contend that, as a result of those misrepresentations, they entered into an agreement with Lance and an affiliated entity for the management and acquisition of Plaintiffs' businesses. The complaint alleges that Lance and his affiliated entity mismanaged Plaintiffs' businesses and were financially unable to consummate the acquisition thereof, causing Plaintiffs to lose their businesses and sustain compensatory damages in the amount of $3,000,000. Based upon its inquiry, IIP 86 believes that the allegations contained in the complaint are without merit. Plaintiffs have not actively prosecuted this case since the filing date. However, FFCA intends to vigorously defend this action and assert counterclaims against the Plaintiffs resulting from breach of two lease agreements and guaranties.

                                  Schedule 4.8
                DEBT, CONTINGENT LIABILITIES AND LIENS OF COMPANY
          AND EACH SUBSIDIARY ENTITY IN EXISTENCE ON DECEMBER 26, 1997

         FRANCHISE FINANCE CORPORATION OF AMERICA
         Capital Leases Payable                            $         28,469
         Acquisition Loan Facility                         $    266,000,000
         Senior Notes Payable ($200,000,000 less
                  unamortized discount of $811,276)        $    199,188,724
         Medium Term Notes                                 $    110,150,000
         Mortgage Payable to Affiliate                     $      8,500,000

         FFCA also executed on December 31, 1996 an unconditional guaranty whereby FFCA guarantees to NationsBank the payment of all obligations and liabilities of FFCA Mortgage Corporation arising from transactions under its derivative agreements with NationsBank

         FFCA INSTITUTIONAL ADVISORS, INC.
         None

         FFCA ACQUISITION CORPORATION
         Intercompany note payable to parent company FFCA
         (eliminates in consolidation)                     $    417,587,420

         FFCA RESIDUAL INTEREST CORPORATION
         None

         FFCA SECURED ASSETS CORPORATION
         None

         FFCA SECURED LENDING CORPORATION
         None

         FFCA MORTGAGE CORPORATION
         Secured note payable to FFCA                      $     46,062,580

                                  Schedule 4.11


                            Environmental Liabilities



                                      NONE

                                  Schedule 4.13
                                   INVESTMENTS


FRANCHISE FINANCE CORPORATION OF AMERICA
Investment in FFCA Institutional Advisors, Inc.                      $3,237,655
         (100 shares of common stock, par value $.01 per share)
Investment in FFCA Acquisition Corporation                           $100
         (100 shares of common stock, par value $.01 per share)
Investment in FFCA Residual Interest Corporation                     $100
         (100 shares of common stock, par value $.01 per share)
Investment in FFCA Secured Assets Corporation                        $100
         (100 shares of common stock, par value $.01 per share)
Investment in FFCA Secured Lending Corporation                       $100
         (100 shares of common stock, par value $.01 per share)
Investment in FFCA Mortgage Corporation                              $311,964
         (100 shares of nonvoting preferred stock, par value $10 per share)

FFCA INSTITUTIONAL ADVISORS, INC.
Investment in FFCA Co-Investment Limited Partnership                 $250,782
         (.98% general partnership interest)

FFCA ACQUISITION CORPORATION
None

FFCA RESIDUAL INTEREST CORPORATION
Secured Franchise Loan Pass-Through Certificates, Series 1996-C1     $28,703,761
Secured Franchise Loan Pass-Through Certificates, Series 1997-1      $26,688,327

FFCA SECURED ASSETS CORPORATION
None

FFCA SECURED LENDING CORPORATION
None

FFCA MORTGAGE CORPORATION
None